EFFECTIVE JANUARY 1, 2016








                           CODE OF ETHICS AND CONDUCT




                           T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                           CODE OF ETHICS AND CONDUCT
                                       OF
                           T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                               TABLE OF CONTENTS

GENERAL POLICY STATEMENT ..................................................  1-1
   Purpose of Code of Ethics and Conduct ..................................  1-1
   Persons and Entities Subject to the Code ...............................  1-2
   Definition of Supervised Persons .......................................  1-2
   Status as a Fiduciary ..................................................  1-2
   Adviser Act Requirements for Supervised Persons ........................  1-3
   NASDAQ Requirements ....................................................  1-4
   What the Code Does Not Cover ...........................................  1-4
   Sarbanes-Oxley Codes ...................................................  1-4
   Compliance Procedures for Funds and Federal Advisers ...................  1-4
   Compliance with the Code ...............................................  1-4
   Questions Regarding the Code ...........................................  1-5
STANDARDS OF CONDUCT OF PRICE GROUP AND ITS PERSONNEL .....................  2-1
   Allocation of Brokerage Policy .........................................  2-1
   Annual Compliance Certification ........................................  2-1
   Anti-Bribery Laws and Prohibitions Against Illegal Payments ............  2-1
   Antitrust ..............................................................  2-2
   Anti-Money Laundering ............................................... 2-2,7-1
   Appropriate Conduct ....................................................  2-2
   Charitable Contributions ...............................................  2-2
   Computer Security ................................................... 2-4,6-1
   Conflicts of Interest ..................................................  2-4
      Relationships with Profitmaking Enterprises .........................  2-4
      Service with Nonprofitmaking Organizations ..........................  2-5
      Relationships with Financial Service Firms ..........................  2-6
      Existing Relationships with Potential Vendors .......................  2-6
      Investment in Client/Vendor Company Stock ...........................  2-6



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Confidentiality ...........................................................  2-7
   Internal Operating Procedures and Planning .............................  2-7
   Clients, Fund Shareholders, and TRP Brokerage Customers ................  2-7
   Third Parties ..........................................................  2-8
   Investment Advice ......................................................  2-8
   Investment Research ....................................................  2-8
   Employee Information ...................................................  2-8
   Information About the Price Funds ......................................  2-9
Understanding as to Clients' Accounts and Company Records at Time of
  Termination of Association ..............................................  2-9
   Health Insurance Portability and Accountability Act of 1996 (HIPAA) ....  2-9
Expense Payments and Reimbursements. ......................................  2-9
Financial Reporting .......................................................  2-9
Gifts and Entertainment ................................................... 2-10
Human Resources ........................................................... 2-10
   Equal Opportunity ...................................................... 2-10
   Drug and Alcohol Policy ................................................ 2-10
   Policy Against Harassment and Discrimination ........................... 2-10
   Health and Safety in the Workplace ..................................... 2-11
   Use of Employee Likenesses and Information ............................. 2-11
   Employment of Former Government and Self-Regulatory Organization
     Employees ............................................................ 2-11
Inside Information .................................................... 2-11,4-1
Investment Clubs .......................................................... 2-11
Marketing and Sales Activities ............................................ 2-12
Outside Business Activities ............................................... 2-12
Past and Current Litigation ............................................... 2-12
Political Activities ...................................................... 2-13
   Lobbying ............................................................... 2-14
Professional Designations ................................................. 2-15


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   Protection of Corporate Assets ......................................... 2-15
   Quality of Services .................................................... 2-15
   Record Retention and Destruction ....................................... 2-15
   Referral Fees .......................................................... 2-16
   Release of Information to the Press .................................... 2-16
   Responsibility to Report Violations .................................... 2-16
      General Obligation .................................................. 2-16
      Sarbanes-Oxley Whistleblower Procedures ............................. 2-16
      Sarbanes-Oxley Attorney Reporting Requirements ...................... 2-17
   Circulation of Rumors .................................................. 2-17
   Service as Trustee, Executor or Personal Representative ................ 2-17
   Speaking Engagements and Publications .................................. 2-17
   Social Media ........................................................... 2-18
APPENDIX A ................................................................  2-A
STATEMENT OF POLICY ON GIFTS AND BUSINESS ENTERTAINMENT ...................  3-1
STATEMENT OF POLICY ON MATERIAL, INSIDE (NON-PUBLIC) INFORMATION ..........  4-1
STATEMENT OF POLICY ON SECURITIES TRANSACTIONS ............................  5-1
STATEMENT OF POLICY WITH RESPECT TO COMPUTER SECURITY AND RELATED
  ISSUES ..................................................................  6-1
STATEMENT OF POLICY ON COMPLIANCE WITH ANTITRUST LAWS .....................  7-1
STATEMENT OF POLICY ON PRIVACY ............................................  8-1














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                           CODE OF ETHICS AND CONDUCT
                                       OF
                           T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                            GENERAL POLICY STATEMENT

PURPOSE OF CODE OF ETHICS AND CONDUCT. As a global investment management firm, we are considered a fiduciary to many of our clients and owe them a duty of undivided loyalty. Our clients entrust us with their financial well-being and expect us to always act in their best interests. Over the course of our Company's history, we have earned a reputation for fair dealing, honesty, candor, objectivity and unbending integrity. This has been possible by conducting our business on a set of shared values and principles of trust.

In order to educate our personnel, protect our reputation, and ensure that our tradition of integrity remains as a principle by which we conduct business, T. Rowe Price Group, Inc. ("T. ROWE PRICE," "TRP", "PRICE GROUP" or "GROUP") has adopted this Code of Ethics and Conduct ("Code"). Our Code establishes standards of conduct that we expect each associate to fully understand and agree to adopt. As we are in a highly regulated industry, we are governed by an ever-increasing body of federal, state, and international laws as well as countless rules and regulations which, if not observed, can subject the firm and its employees to regulatory sanctions. All associates are expected to comply with all laws and regulations applicable to T. Rowe Price business. In total, our Code contains 29 separate Standards of Conduct as well as the following separate Statements of
Policy:

     1. Statement of Policy on Gifts, Entertainment, Expense Reimbursement and Charitable Contributions

     2.   Statement of Policy on Material, Inside (Non-Public) Information

     3.   Statement of Policy on Securities Transactions

     4.   Statement of Policy with Respect to Computer Security and Related
          Issues

     5.   Statement of Policy on Compliance with Antitrust Laws

     6.   Statement of Policies and Procedures on Privacy

A copy of this Code will be retained by the Code Administration and Regulatory Reporting Section of Group Compliance in Baltimore ("CODE COMPLIANCE SECTION") for five years from the date it is last in effect. While the Code is intended to provide you with guidance and certainty as to whether or not certain actions or practices are permissible, it does not cover every issue that you may face. The firm maintains other compliance-oriented manuals and handbooks that may be directly applicable to your specific responsibilities and duties. Nevertheless, the Code should be viewed as a guide for you and the firm as to how we jointly must conduct our business to live up to our guiding tenet that the interests of our clients and customers must always come first.

Each new employee will be provided with a copy of the current Code and all employees have access to the current Code, which is posted on the intranet. Each employee will be required to provide Price Group with a written acknowledgement of his or her understanding of the Code


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

and its amendments on at least an annual basis. All written acknowledgements will be retained as required by the Investment Advisers Act of 1940 (the "ADVISERS ACT").

Please read the Code carefully and observe and adhere to its guidance.

PERSONS AND ENTITIES SUBJECT TO THE CODE. Unless otherwise determined by the Chairperson of the Ethics Committee, the following entities and individuals are subject to the Code:

o    Price Group

o    The subsidiaries and affiliates of Price Group

o The officers, directors and employees of Group and its affiliates and subsidiaries

Unless the context otherwise requires, the terms "T. Rowe Price, "Price Group" and "Group" refer to Price Group and all its affiliates and subsidiaries.

In addition, the following persons are subject to the Code:

1.   All temporary workers hired on the Price Group payroll ("TRP
     TEMPORARIES");

2. All agency temporaries whose assignments at Price Group exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

3. All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period and whose work is closely related to the ongoing work of Price Group employees (versus project work that stands apart from ongoing work); and

4. Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matter covered in the Code.

The independent directors of Price Group and the Price Funds are subject to the principles of the Code generally and to specific provisions of the Code as noted.

DEFINITION OF SUPERVISED PERSONS. Under the Advisers Act, the officers, directors (or other persons occupying a similar status or performing similar functions) and employees of the Price Advisers, as well as any other persons who provide advice on behalf of a Price Adviser and are subject to the Price Adviser's supervision and control are "SUPERVISED PERSONS."

STATUS AS A FIDUCIARY. Several of Price Group's subsidiaries are investment advisers registered with the United States Securities and Exchange Commission ("SEC"). These include T. Rowe Price Associates, Inc. ("TRPA"), T. Rowe Price International Ltd. ("TRPIL"), T. Rowe Price Advisory Services, Inc. ("TRPAS"),
T. Rowe Price (Canada), Inc. ("TRP CANADA"), T. Rowe Price Singapore Private Ltd. ("TRPSING") and T. Rowe Price Hong Kong Limited ("TRPHK").


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TRPIL is also registered with the United Kingdom's Financial Conduct Authority
("FCA").

TRPIL is also subject to regulation by the Financial Services Association/Kanto Local Finance Bureau ("KLFB") (Japan) as well as the Dubai Financial Services Authority (in respect of its DFIC Representative Office.

TRPHK is also registered with the Securities and Futures Commission ("SFC") (Hong Kong).

TRPSING is also registered with the Monetary Authority of Singapore ("MAS") (Singapore).

TRP Canada is also registered with the Ontario Securities Commission, the Manitoba Securities Commission, the British Columbia Securities Commission, the Saskatchewan Financial Services Commission, the Nova Scotia Securities Commission, the New Brunswick Securities Commission, the Financial Markets Authority (Quebec) and the Alberta Securities Commission.

All advisers affiliated with Group will be referred to collectively as the "Price Advisers" unless the context otherwise requires. The Price Advisers will register with additional securities regulators as required by their respective businesses. The primary responsibility of the Price Advisers is to render to their advisory clients on a professional basis unbiased advice regarding their clients' investments. As investment advisers, the Price Advisers have a fiduciary relationship with all of their clients, which means that they have an absolute duty of undivided loyalty, fairness and good faith toward their clients and mutual fund shareholders and a corresponding obligation to refrain from taking any action or seeking any benefit for themselves which would, or which would appear to, prejudice the rights of any client or shareholder or conflict with his or her best interests.

ADVISER ACT REQUIREMENTS FOR SUPERVISED PERSONS. The Advisers Act requires investment advisers to adopt codes that:

     o establish a standard of business conduct, applicable to Supervised Persons, reflecting the fiduciary obligations of the adviser and its Supervised Persons;

     o require Supervised Persons to comply with all applicable securities laws, including:

          o    Securities Act of 1933

          o    Securities Exchange Act of 1934

          o    Sarbanes Oxley Act of 2002

          o    Investment Company Act of 1940

          o    Investment Advisers Act of 1940

          o    Gramm-Leach-Bliley Privacy Act

          o    Any rules adopted by the SEC under any of the foregoing Acts; and

          o Bank Secrecy Act as it applies to mutual funds and investment advisers and any rules adopted under that Act by the SEC or the United States Department of the Treasury;

     o require Supervised Persons to report violations of the code promptly to the adviser's Chief Compliance Officer or his or her designee if the Chief Compliance Officer also receives reports of all violations; and


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     o    require the adviser to provide each Supervised Person with a copy of the code and any amendments and requiring Supervised Persons to provide the adviser with written acknowledgement of receipt of the code and any amendments.

Price Group applies these requirements to ALL persons subject to the Code, including all Supervised Persons.

NASDAQ REQUIREMENTS. Nasdaq Stock Market, Inc. ("NASDAQ") rules require listed companies to adopt a Code of Conduct for all directors, officers, and employees. Price Group is listed on NASDAQ. This Code is designed to fulfill this NASDAQ requirement. A waiver of this Code for an executive officer or director of T. Rowe Price Group, Inc. must be granted by Group's Board of Directors and reported as required by the pertinent NASDAQ rule.

WHAT THE CODE DOES NOT COVER. The Code was not written for the purpose of covering all policies, rules and regulations to which personnel may be subject. For example, T. Rowe Price Investment Services, Inc. ("INVESTMENT SERVICES") is regulated by the Financial Industry Regulatory Authority ("FINRA") and, as such, is required to maintain written supervisory procedures to enable it to supervise the activities of its registered representatives and associated persons to ensure compliance with applicable securities laws and regulations and with the applicable rules of FINRA. In addition, TRPIL and TRP Canada are subject to several non-U.S. regulatory authorities as described on page 1-3 and 1-3 of this Code.

SARBANES-OXLEY CODES. The principal Executive and Senior Financial Officers of Price Group and the Price Funds are also subject to codes (collectively the "S-O CODES") adopted to bring these entities into compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002 ("SARBANES-OXLEY ACT"). These S-O Codes, which are available along with this Code on the firm's intranet site under Departments/Corporate/Legal, are supplementary to this Code, but administered separately from it and each other.

COMPLIANCE PROCEDURES FOR FUNDS AND FEDERAL ADVISERS. Under rule 38a-1 of the Investment Company Act of 1940, each fund board is required to adopt written policies and procedures reasonably designed to prevent the fund from violating federal securities laws. These procedures must provide for the oversight of compliance by the fund's advisers, principal underwriters, administrators and transfer agents. Under Rule 206(4)-7 of the Investment Advisers Act of 1940, it is unlawful for an investment adviser to provide investment advice unless it has adopted and implemented policies and procedures reasonably designed to prevent violations of federal securities laws by the adviser and its supervised persons.

COMPLIANCE WITH THE CODE. Strict compliance with the provisions of this Code is considered a basic condition of employment or association with the firm. An employee may be subject to disciplinary action, up to and including termination, for refusing to cooperate with an internal or external investigation. An employee may be required to surrender any profit realized from a transaction that is deemed to be in violation of the Code. In addition, a breach of the Code may constitute grounds for disciplinary action, including fines and dismissal from employment. Employees may appeal to the Management Committee any ruling or decision rendered with respect to the Code. The names of the members of the Management Committee are included in Appendix A to this Code.


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QUESTIONS REGARDING THE CODE. Questions regarding the Code should be referred as follows:

1. Standards of Conduct of Price Group and Its Personnel: the Chairperson of the Ethics Committee, the Director of Human Resources, or the TRP International Compliance Team.

2. Statement of Policy on Gifts and Business Entertainment: the Legal Department ("LEGAL DEPARTMENT") or the TRP International Compliance Team.

3. Statement of Policy on Material, Inside (Non-Public) Information: the Legal Department or the TRP International Compliance Team.

4. Statement of Policy on Securities Transactions: For U.S. personnel: the Chairperson of the Ethics Committee or his or her designee; for International personnel: the TRP International Compliance Team.

5.   Statement of Policy with Respect to Computer Security and Related Issues:
     Enterprise Security, the Legal Department or the TRP International Compliance Team.

6.   Statement of Policy on Compliance with Antitrust Laws: Legal Department.

7. Statement of Policies and Procedures on Privacy: Legal Department or the TRP International Compliance Team.

For additional information, consult Appendix A following the Standards of Conduct section of the Code.























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

             STANDARDS OF CONDUCT OF PRICE GROUP AND ITS PERSONNEL

ALLOCATION OF BROKERAGE POLICY. The policies of each of the Price Advisers with respect to the allocation of client brokerage are set forth in Part 2A of Form ADV of each of the Price Advisers. The Form ADV is each Price Adviser's registration statement filed with the SEC. It is imperative that all employees, especially those who are in a position to make recommendations regarding brokerage allocation or who are authorized to select brokers that will execute securities transactions on behalf of our clients, read and become fully knowledgeable concerning our policies in this regard. Any questions regarding any of the Price Advisers' allocation policies for client brokerage should be addressed to the designated contact person(s) of the U.S. Equity or Fixed Income or the International Committee, as appropriate (sEE APPENDIX A).

ANNUAL COMPLIANCE CERTIFICATION. Each year, each person subject to the Code (SEE page 1-2) is required to complete an Annual Compliance Certification (ACC) regarding his or her compliance with various provisions of this Code, including its policies on personal securities transactions and material, inside information. In addition, the ACC asks a variety of questions regarding potential conflicts of interests relating to relationships of each person and their family members with various entities, including but not limited to, clients, broker-dealers, non-profit organizations, and vendors. Please notify Code Compliance (via the Code of Ethics mailbox) should any responses to these questions change during the subsequent calendar year. Each Access Person (defined on page 5-3), except the independent directors of the Price Funds, must file an Initial Holdings Report (SEE page 5-30) as well as complete the ACC which will include a reporting and certification of securities accounts and holdings.

ANTI-BRIBERY LAWS AND PROHIBITIONS AGAINST ILLEGAL PAYMENTS. State, United States, and international laws prohibit the payment of bribes, kickbacks, inducements or other illegal gratuities or payments by or on behalf of Price Group. Price Group, through its policies and practices, is committed to comply fully with these laws. T. Rowe Price prohibits its employees as well as anyone acting on its behalf from making any type of illegal payment. The U.S FOREIGN CORRUPT PRACTICES ACT ("FCPA") makes it a crime to directly or indirectly pay, promise to pay, offer to pay or authorize the payment of any money or anything of value to any government official in connection with obtaining or retaining business or influencing such official in order to secure an improper advantage.
 The term "government official" is broadly defined to include any officer or employee of a government or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality thereof, or for or on behalf of any such public international organization, and any political party, party official or candidate for public office.

Additionally, the U.K BRIBERY ACT 2010 (THE "BRIBERY ACT") came into force in July, 2011. The Bribery Act contains wide prohibitions on illegal payments and specifically prohibits bribery between private parties. Also, the Bribery Act provides for severe civil and criminal penalties against individuals and corporations.

Under these Anti-bribery laws, actions constituting a bribe or illegal payment are interpreted broadly and could include excessive, repeated or lavish entertainment and/or gifts. Associates must adhere to the guidelines of gift and business entertainment policies and, if required by the applicable policy, indicate in the reporting process whether a recipient of a gift or business entertainment is a government official.


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If you are solicited to make or receive an illegal payment or have any questions about this section of the Code, you should contact the Legal Department. Also, an anonymous Hotline (888-651-6223) has been established for employees to report any concerns they have regarding illegal payments, including potential violations of the FCPA and the Bribery Act.

ANTITRUST. The United States antitrust laws are designed to ensure fair competition and preserve the free enterprise system. The United Kingdom and the European Union have requirements based on similar principals. Some of the most common antitrust issues with which an employee may be confronted are in the areas of pricing (adviser fees) and trade association activity. To ensure its employees' understanding of these laws, Price Group has adopted a Statement of Policy on Compliance with Antitrust Laws. All employees should read and understand this Statement (SEE page 7-1).

ANTI-MONEY LAUNDERING. Certain subsidiaries of Price Group are subject to the laws and regulations of the United States, United Kingdom and the other jurisdictions in which they do business regarding the prevention and detection of money laundering. For example, under the U.S. Patriot Act, the affected subsidiaries must develop internal policies, procedures and controls to combat money laundering, designate a Compliance Officer for the anti-money laundering program, implement employee training in this area, and ensure that an independent review of the adequacy of controls and procedures in this area occurs annually. In addition, the anti-money laundering program must include a Customer Identification Program ("CIP"). Each of these entities has specific procedures in this area, by which its employees must abide.

APPROPRIATE CONDUCT. Associates are expected to conduct themselves in an appropriate and responsible manner in the workplace, when on company business outside the office, and at company-sponsored events. Inappropriate behavior reflects poorly on the associate and may impact TRP. Supervisors should be especially mindful that they should set the standard for appropriate behavior.


CHARITABLE CONTRIBUTIONS. Employees should be sensitive to a possible perception of undue influence before making or requesting charitable contributions to or from a client, prospect, vendor, or other business contact.
 Under certain Anti-bribery laws, regulators may consider charitable contributions to be improper payments, even when the person who has requested that the contribution be made receives no direct monetary benefit.
Accordingly, when making charitable contributions in response to requests from business contacts, associates must be mindful of how Anti-bribery laws could be implicated. In no case should charitable contributions be made on a QUID PRO QUO basis.

     SUPERVISION OF CHARITABLE CONTRIBUTION REQUESTS. Supervisors, managers and, as appropriate, Division Heads are responsible for ensuring that responses to requests from clients, vendors, and other business contact and our requests to clients, vendors, and other business contacts for charitable contributions comply with these guidelines as well as respective departmental policies. Charitable contributions should be considered as separate and distinct from marketing and advertising expenditures. If you have any questions about a proposed charitable contribution, you should contact the Chairperson of the Ethics Committee before proceeding.


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     REQUESTS RECEIVED FROM CLIENTS, VENDORS OR OTHER BUSINESS CONTACTS FOR
     CORPORATE CHARITABLE CONTRIBUTIONS. On occasion, a T. Rowe Price entity may be asked by an employee of a client, vendor, or other business contact to make a charitable donation. In those instances where the T. Rowe Price Foundation does not make the contribution, the decision about the charitable contribution is made by the T. Rowe Price entity, subject to the following conditions:

          o the amount of charitable contribution may not be linked to the actual or anticipated level of business with the client, vendor or other business contact whose employee is soliciting the charitable contribution;

          o there is no reason to believe that the employee requesting the contribution will derive an improper economic or pecuniary benefit as a result of the proposed contribution;

          o if the T. Rowe Price entity considering the contribution is unfamiliar with the charity, its personnel should confirm with the Central Control Group that the charity does not appear on the Office of Foreign Assets Control's Specially Designated Nationals List;

          o    the contribution should be made payable directly to the charity;
               and

          o the personnel of the T. Rowe Price entity considering the contribution should check with Finance to determine the appropriate T. Rowe Price entity to make the contribution.

     In addition, if the requested amount exceeds $1,000 the request must be referred to the Chairperson of the Ethics Committee for prior approval.

     Some broker/dealers sponsor days, often referred to as "miracle" days, where they pledge that proceeds received on that day will be donated to a specific charity. Because of fiduciary and best execution obligations, the Price Advisers cannot agree to direct trades to a broker/dealer in support of such an event at either a client's or the broker/dealer's request. The Price Advisers are not prohibited, however, from placing trades for best execution that happen to occur on a "miracle" day or similar time and thus benefit a charity.

     REQUESTS RECEIVED FROM CLIENTS, VENDORS OR OTHER BUSINESS CONTACTS FOR PERSONAL CHARITABLE CONTRIBUTIONS. On occasion, a T. Rowe Price employee may be asked by an employee of a client, vendor or other business contact to make a charitable contribution. If the employee makes a contribution directly to the charity and the contribution is not made in the name of or for the benefit of the business contact, no Code of Ethics and Conduct or FINRA issues arise. For example, a plan fiduciary might mention that her husband has recently recovered from a heart problem and that she is raising funds for a charity that supports cardiac research. The T. Rowe Price employee can make a personal contribution to that charity and if the contribution is not tied to the name of the business contact and does not create a benefit for her, the employee does not need to request prior clearance of or notify T. Rowe Price about the contribution.


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     However, personal charitable contributions, made in the name of and for the benefit of a business contact should be treated as "gifts" to the business contact. For example, if the business contact raises a certain amount of money, he or she gets a tangible award or opportunity like the chance to participate in a marathon. For business contacts related to T. Rowe Price fund business or other broker/dealer-related business, contributions of the latter type are subject to FINRA's $100 limit. For other business activities not regulated by FINRA, contributions in excess of $100 must be approved by the Chairperson of the Ethics Committee before they are given.

     REQUESTS TO CLIENTS, VENDORS, OR OTHER BUSINESS CONTACTS FOR CHARITABLE CONTRIBUTIONS. Employees should be sensitive to a possible perception of undue influence before requesting a client, vendor, or other business contact or an employee of such an entity to make a charitable contribution. In no case should such a request be made on a QUID PRO QUO basis. If you have any questions about requesting a charitable contribution, you should contact the Chairperson of the Ethics Committee before proceeding.

     NASDAQ LISTING RULES. Under the NASDAQ listing rules, specific restrictions may apply to contributions to a charitable organization for which an independent director of T. Rowe Price Group, Inc. serves as an officer. Specifically, contributions to such organizations during a fiscal year may not exceed the higher of five percent of the organizations revenues or $200,000. Contributions in excess of these thresholds may invalidate a director's "independent" classification.

COMPUTER SECURITY. Computer systems and programs play a central role in Price Group's operations. To establish appropriate computer security to minimize potential for loss or disruptions to our computer operations, Price Group has adopted a Statement of Policy with Respect to Computer Security and Related Issues. You should read and understand this Statement (SEE page 6-1).

CONFLICTS OF INTEREST. All employees must avoid placing themselves in a "compromising position" where their interests may be in conflict with those of Price Group or its clients.

     RELATIONSHIPS WITH PROFITMAKING ENTERPRISES. Depending upon the circumstances, an employee may be prohibited from creating or maintaining a relationship with a profitmaking enterprise. In all cases, written approval must be obtained as described below.

          GENERAL PROHIBITIONS. Employees are generally prohibited from serving as officers or directors of any issuer (company) that is approved or likely to be approved for purchase in our firm's client accounts. In addition, an employee may not accept or continue outside employment that will require him or her to become registered (or duly registered) as a representative of an unaffiliated broker/dealer, investment adviser or insurance broker or company unless approval to do so is first obtained in writing from the Chief Compliance Officer (CCO) of the broker/dealer. Refer to APPENDIX A for the name of the Chief Compliance Officer of the broker/dealer. An employee also may not become independently registered as an investment adviser.


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          APPROVAL PROCESS. Any outside business activity, which may include a second job, appointment as an officer or director of or a member of an advisory board to a for-profit enterprise, or self-employment, must be approved in writing by the employee's supervisor. If the employee is a registered representative of T. Rowe Price Investment Services (TRPIS), he or she must provide the Legal Registration Group with written notice. Any reported outside business activity of a registered representative is reviewed by the TRPIS Chief Compliance Officer, or designee, in order to determine if disclosure to FINRA is required.

          REVIEW BY ETHICS COMMITTEE. If an employee contemplates obtaining an interest or relationship that might conflict or appear to conflict with the interest of Price Group, he or she must ALSO receive the prior written approval of the Chairperson of the Ethics Committee or his or her designee and, as appropriate, the Ethics Committee itself. Examples of relationships that might create a conflict or appear to create a conflict of interest may include appointment as a director, officer or partner of or member of an advisory board to an outside profitmaking enterprise, employment by another firm in the securities industry, or self-employment in an investment capacity. Decisions by the Ethics Committee regarding such positions in outside profitmaking enterprises may be reviewed by the Management Committee before becoming final. See below for a discussion of relationships with financial services firms.

          APPROVED SERVICE AS DIRECTOR OR SIMILAR POSITION. Certain employees may serve as directors or as members of creditor committees or in similar positions for non-public, for-profit entities in connection with their professional activities at the firm. An employee must receive the written permission of the Management Committee before accepting such a position and must relinquish the position if the entity becomes publicly held, unless otherwise determined by the Management Committee.

     SERVICE WITH NONPROFITMAKING ORGANIZATIONS. Price Group encourages its employees to become involved in community programs and civic affairs. However, employees should not permit such activities to affect the performance of their job responsibilities.

          APPROVAL PROCESS. The approval process for service with a non-profitmaking organization varies depending upon the activity undertaken.

          BY SUPERVISOR. An employee must receive the approval of his or her supervisor in writing before accepting a position as an officer, trustee, or member of the Board of Directors of any non-profit organization.

          BY ETHICS COMMITTEE CHAIRPERSON. If there is any possibility that the organization will issue and/or sell securities, the employee must also receive the written approval of the Chairperson of the Ethics Committee or his or her designee and, as appropriate, the Chief Compliance Officer of the broker/dealer before accepting the position.


                                      2-5

          Although individuals serving as officers, Board members or trustees for non- profitmaking entities that will not issue or sell securities do not need to receive this additional approval, they must be sensitive to potential conflict of interest situations (E.G., the entity is considering entering a business relationship with a T. Rowe Price entity) and must contact the Chairperson of the Ethics Committee for guidance if such a situation arises.

     RELATIONSHIPS WITH FINANCIAL SERVICE FIRMS. In order to avoid any actual or apparent conflicts of interest, employees are prohibited from investing in or entering into any relationship, either directly or indirectly, with corporations, partnerships, or other entities that are engaged in business as a broker, a dealer, an underwriter, and/or an investment adviser. As described above, this prohibition generally extends to registration and/or licensure with an unaffiliated firm. This prohibition, however, is not meant to prevent employees from purchasing publicly traded securities of broker/dealers, investment advisers or other companies engaged in the mutual fund industry. Of course, all such purchases are subject to prior transaction clearance and reporting procedures, as applicable. This policy also does not preclude an employee from engaging an outside investment adviser to manage his or her assets.

     If any member of employee's immediate family is employed by, or has a partnership interest in a broker/dealer, investment adviser, or other entity engaged in the mutual fund industry, the relationship must be reported to the Ethics Committee.

     An ownership interest of 0.5% or more in any entity, including a broker/dealer, investment adviser or other company engaged in the mutual fund industry, must be reported to the Code Compliance Section (SEE page 5-29).

     EXISTING RELATIONSHIPS WITH POTENTIAL VENDORS. If an employee is going to be involved in the selection of a vendor to supply goods or services to the firm, he or she must disclose the existence of any on-going personal or family relationship with any principal of the vendor to the Chairperson of the Ethics Committee in writing before becoming involved in the selection process.

     INVESTMENT IN CLIENT/VENDOR COMPANY STOCK. In some instances, existing or prospective clients (E.G., clients with full-service relationships with T. Rowe Price Retirement Plan Services, Inc.) or vendors ask to speak to our portfolio managers and/or analysts who have responsibility for a Price Fund or other managed account in an effort to promote investment in their securities. While these meetings present an opportunity to learn more about the client/vendor and may therefore be helpful to Price, employees must be aware of the potential conflicts presented by such meetings. In order to avoid any actual or apparent conflicts of interest:

          o employees are prohibited from providing any internal information (E.G, internal ratings or plans for future Price fund or other client account purchases) to the client or vendor regarding the securities, except to the extent specifically authorized by the Legal Department or otherwise allowed by the Code under the sections entitled "INVESTMENT RESEARCH" and "INFORMATION ABOUT THE PRICE FUNDS" (SEE page 2-8), and


                                      2-6

          o investment decisions of employees regarding a client's or vendor's securities must be made independently of the client or vendor relationship and cannot be based on any express or implied quid pro quo. If a situation arises where a client has suggested that it is considering either expanding or eliminating its relationship with Price (or, in the case of a vendor, offering a more or less favorable pricing structure) based upon whether Price increases purchases of the client's or vendor's securities, the Chairperson of the Ethics Committee should be consulted immediately for guidance.

          In addition, the use of information derived from such meetings with existing or prospective clients or vendors must conform to the STATEMENT OF POLICY ON MATERIAL, INSIDE (NON-PUBLIC) INFORMATION, which is part of this Code (SEE page 4-1).

          CONFLICTS IN CONNECTION WITH PROXY VOTING. If a portfolio manager or analyst with the authority to vote a proxy or recommend a proxy vote for a security owned by a Price Fund or a client of a Price Adviser has an immediate family member who is an officer or director or has a material business relationship with the issuer of the security, the portfolio manager or analyst should inform the Proxy Committee of the relationship so that the Proxy Committee can assess any conflict of interest that may affect whether the proxy should or should not be voted in accordance with the firm's proxy voting policies.

     CONFIDENTIALITY. The exercise of confidentiality extends to the major areas of our operations, including internal operating procedures and planning; clients, fund shareholders and TRP Brokerage customers; investment advice; investment research; employee information and contractual obligations to protect third party confidential information. The duty to exercise confidentiality applies not only while an individual is associated with the firm, but also after he or she terminates that association.

          INTERNAL OPERATING PROCEDURES AND PLANNING. During the years we have been in business, a great deal of creative talent has been used to develop specialized and unique methods of operations and portfolio management. In many cases, we feel these methods give us an advantage over our competitors and we do not want these ideas disseminated outside our firm. Accordingly, you should be guarded in discussing our business practices with outsiders. Any requests from outsiders for specific information of this type should be cleared with the appropriate supervisor before it is released.

          Also, from time to time management holds meetings in which material, non-public information concerning the firm's future plans is disclosed. You should never discuss confidential information with, or provide copies of written material concerning the firm's internal operating procedures or projections for the future to, unauthorized persons outside the firm.

          CLIENTS, FUND SHAREHOLDERS, AND TRP BROKERAGE CUSTOMERS. In many instances, when clients subscribe to our services, we ask them to fully disclose their financial status and needs. This is done only after we have assured them that every member of our organization will hold this information in strict confidence. It is essential that we respect their trust. A simple rule for you to follow is that the names of our clients, fund shareholders, or TRP Brokerage customers or any information pertaining to their investments must never be divulged to anyone outside the firm, not even to members of their immediate families, without appropriate authorization, and must never be used as a basis for personal trades over which you have beneficial interest or control.

                                      2-7

     THIRD PARTIES. In contracts with vendors and other third parties with which we have business dealings, the firm may enter into obligations to protect the confidentiality of information received from third parties. Such information may include software, business information concerning the third party or the terms and pricing of the contractual arrangement. This information must be protected in the same manner that the firm's own confidential information is protected.

     In addition, the firm has adopted a specific STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY, which is part of this Code (SEE page 8-1).

     INVESTMENT ADVICE. Because of the fine reputation our firm enjoys, there is a great deal of public interest in what we are doing in the market. There are two major considerations that dictate why we must not provide investment "tips":

     o From the point of view of our clients, it is not fair to give other people information which clients must purchase.

     o From the point of view of the firm, it is not desirable to create an outside demand for a stock when we are trying to buy it for our clients, as this will only serve to push the price up. The reverse is true if we are selling. Therefore, disclosure of our trading interests could have a negative impact on the firm's ability to execute trades at the best price.

     In light of these considerations, you must never disclose to outsiders our buy and sell recommendations, current orders or recent transactions, securities we are considering for future investment, or the portfolio holdings of our clients or mutual funds without specific firm authorization.

     The practice of giving investment advice informally to members of your immediate family should be restricted to very close relatives. Any transactions resulting from such advice are subject to the prior transaction clearance (Access persons only except for Price Group stock transactions, which require prior transaction clearance by all personnel) and reporting requirements (Access Persons and Non-Access Persons) of the Statement of Policy on Securities Transactions. Under no circumstances should you receive compensation directly or indirectly (other than from a Price Adviser or an affiliate) for rendering advice to either clients or non-clients.

     INVESTMENT RESEARCH. Any report circulated by a research analyst is confidential in its entirety and should not be reproduced or shown to anyone outside of our organization, except our clients where appropriate. If a circumstance arises where it may be appropriate to share this information otherwise, the Chairperson of the Ethics Committee should be consulted first.

     EMPLOYEE INFORMATION. For business and regulatory purposes, the firm collects and maintains information (E.G., social security number, date of birth, home address) about its employees, temporaries and consultants. You may not use such information for any non-business or non-regulatory purpose or disclose it to anyone outside the firm without specific authorization from the Legal Department or the TRP International Compliance Team.

                                      2-8

     INFORMATION ABOUT THE PRICE FUNDS. The Price Funds have adopted policies and procedures with respect to the selective disclosure of information about the Price Funds and their portfolio holdings. These are set forth on the firm's intranet under "Departments/Corporate/Legal/TRP Policy and Procedures Documents/Legal/Mutual Funds/Portfolio Information Release Policy" and "Matrix of Supplementary Fund Data". All Associates are charged with informing themselves of, and adhering to, these Policies and Procedures and may not release any information about the Price Funds that would be harmful to the Price Funds or their shareholders.

     UNDERSTANDING AS TO CLIENTS' ACCOUNTS AND COMPANY RECORDS AT TIME OF TERMINATION OF ASSOCIATION. The accounts of clients, mutual fund shareholders, and TRP Brokerage customers are not the property of any employee; they are accounts of one of Price Group's affiliates. This includes the accounts of clients for which one or more of the Price Advisers acts as investment adviser, regardless of how or through whom the client relationship originated and regardless of who may be the counselor for a particular client. At the time of termination of association with Price Group, you must: (1) surrender to Price Group in good condition all materials, reports or records (including all copies in your possession or subject to your control) developed by you or any other person that are considered confidential information of Price Group; and (2) refrain from communicating, transmitting or making known to any person or firm any information relating to any materials or matters whatsoever that are considered by Price Group to be confidential.

     HIPAA. The firm's Flexible Benefits Plan has adopted a specific Privacy Notice regarding the personal health information of participants in compliance with the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). A copy of the HIPAA Privacy Notice can be found on the firm's intranet under Departments/Corporate/Human Resources/Benefits/HIPAA Privacy Notice.

EXPENSE PAYMENTS AND REIMBURSEMENTS. As a general rule, T. Rowe Price will not pay or reimburse expenses, such as travel, accommodation and meals, to a business contact and will not accept payment or reimbursement from a business contact for those types of expenses. Exceptions may only be granted with approval of the employee's supervisor and Division Head and the Chairperson of the Ethics Committee. Business units may adopt policies and procedures that permit T. Rowe Price to pay or reimburse expenses incurred by business contacts for attendance at certain T. Rowe Price sponsored events. Such policies and procedures must contain provisions that describe the circumstances in which such payments are allowed and the controls and conditions that will apply. Additionally, the policies and procedures must be approved by the Division Head and the Chairperson of the Ethics Committee. This general rule does not apply to "business entertainment" which is covered in the Statement of Policy on Gifts and Business Entertainment beginning on page 3-1.

FINANCIAL REPORTING. Price Group's records are maintained in a manner that provides for an accurate record of all financial transactions in conformity with generally accepted accounting principles. No false or deceptive entries may be made and all entries must contain an appropriate


                                      2-9
description of the underlying transaction. All reports, vouchers, bills, invoices, payroll and service records and other essential data must be accurate, honest and timely and should provide an accurate and complete representation of the facts. The Audit Committee of Price Group has adopted specific procedures regarding the receipt, retention and treatment of certain auditing and accounting complaints. Refer to Responsibility to Report Violations on page 2-16.

GIFTS AND ENTERTAINMENT. The firm has adopted a comprehensive policy on providing and receiving gifts and business entertainment, which is found in the Code in the Statement of Policy on Gifts and Entertainment. All employees should read and understand this Statement (SEE page 3-1).

HUMAN RESOURCES. You should consult the appropriate Associate Handbook for more information on the policies discussed in this section and other Human Resources policies.

     EQUAL OPPORTUNITY. Price Group is committed to the principles of equal employment opportunity (EEO) and the maximum optimization of our associates' abilities. We believe our continued success depends on the equal treatment of all employees and applicants without regard to race, religion, creed, color, national origin, sex, gender, age, disability, marital status, sexual orientation, gender identity or expression, citizenship status, veteran status, or any other classification protected by federal, state or local laws.

     This commitment to Equal Opportunity covers all aspects of the employment relationship including recruitment, application and initial employment, promotion, transfer, training and development, compensation, and benefits.

     All associates of T. Rowe Price are expected to comply with the spirit and intent of our Equal Employment Opportunity Policy.

     If you feel you have not been treated in accordance with this policy, contact your immediate supervisor, the appropriate Price Group manager or a Human Resources representative. No retaliation will be taken against you if you report an incident of alleged discrimination in good faith.

     DRUG AND ALCOHOL POLICY. Price Group is committed to providing a drug-free workplace and preventing alcohol abuse in the workplace. Drug and alcohol misuse and abuse affect the health, safety, and well-being of all Price Group employees and customers and restrict the firm's ability to carry out its mission. Personnel must perform job duties unimpaired by illegal drugs or the improper use of legal drugs or alcohol.

     POLICY AGAINST HARASSMENT AND DISCRIMINATION. Price Group is committed to providing a safe working environment in which all individuals are treated with respect and dignity. Associates have the right to enjoy a workplace that is conducive to high performance, promotes equal opportunity, and prohibits discrimination including harassment.

     Price Group will not tolerate harassment, discrimination, or other types of inappropriate behavior directed by or toward an associate, supervisor/manager, contractor, vendor, customer, visitor, or other business partner. Accordingly, the firm will not tolerate harassment or intimidation of any associate based on race, color, national origin, religion,


                                      2-10
     creed, sex, gender, sexual orientation, gender identity or expression, age, disability, veteran, marital or any other status protected by federal, state, or local law. In addition, Price Group does not tolerate slurs, threats, intimidation, or any similar written, verbal, physical, or computer-related conduct that denigrates or shows hostility or aversion toward any individual based on race, color, national origin, religion, creed, sex, gender, sexual orientation, age disability, veteran, marital, or any other status protected by federal, state or local law. Harassment will not be tolerated on our property or in any other work-related setting such as business-sponsored social events or business trips. In addition, the firm will not tolerate harassment, discrimination, or other types of inappropriate behavior directed by or toward any associate from our customers and clients and vice versa.

     If you are found to have engaged in conduct inconsistent with this policy, you will be subject to appropriate disciplinary action, up to and including, termination of employment.

     HEALTH AND SAFETY IN THE WORKPLACE. Price Group recognizes its responsibility to provide personnel a safe and healthful workplace and proper facilities to help them perform their jobs effectively.

     USE OF EMPLOYEE LIKENESSES AND INFORMATION. Employees consent to the use of their names, biographical information, images, job descriptions and other relevant business data for any work-related purpose. A "work-related purpose" includes any T. Rowe Price sponsored community or charitable event.

     EMPLOYMENT OF FORMER GOVERNMENT AND SELF-REGULATORY ORGANIZATION EMPLOYEES. United States laws and regulations govern the employment of former employees of the U.S. Government and its agencies, including the SEC. In addition, certain states have adopted similar statutory restrictions. Finally, certain states and municipalities that are clients of the Price Advisers have imposed contractual restrictions in this regard. Before any action is taken to discuss employment by Price Group of a former government or regulatory or self-regulatory organization employee, whether in the United States or internationally, guidance must be obtained from the Legal Department.

INSIDE INFORMATION. The purchase or sale of securities while in possession of material, inside information is prohibited by U.S., U.K., and other international, state and other governmental laws and regulations. Information is considered inside and material if it has not been publicly disclosed and is sufficiently important that it would affect the decision of a reasonable person to buy, sell or hold securities in an issuer, including Price Group. Under no circumstances may you transmit such information to any other person, except to Price Group personnel who are required to be kept informed on the subject. You should read and understand the Statement of Policy on Material, Inside (Non-Public) Information (SEE page 4-1).

INVESTMENT CLUBS. The following discussion of obligations of Access Persons does not apply to the independent directors of the Price Funds. Access Persons must receive the prior clearance of the Chairperson of the Ethics Committee or his or her designee before forming or participating in a stock or investment club. Transactions in which Access Persons have beneficial ownership or control (SEE page 5-4) through investment clubs are subject to the firm's Statement of Policy on


                                      2-11

Securities Transactions. As described on page 5-3, approval to form or participate in a stock or investment club may permit the execution of securities transactions without prior transaction clearance by the Access Person, except transactions in Price Group stock, if the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions. Non-Access Persons (defined on page 5-4) do not have to receive prior clearance to form or participate in a stock or investment club and need only obtain prior clearance of transactions in Price Group stock.

MARKETING AND SALES ACTIVITIES. All written and oral marketing materials and presentations (including performance data) (e.g., advertisements; sales literature) must be in compliance with applicable SEC, FINRA, Global Investment Performance Standards ("GIPS"), FCA, and other applicable international requirements. All such materials (whether for the Price Funds, non-Price funds, or various advisory or Brokerage services) must be reviewed and approved by the Legal Department or the TRP International compliance Team, as appropriate, prior to use. All performance data distributed outside the firm, including total return and yield information, must be obtained from databases sponsored by the Performance Group.

OUTSIDE BUSINESS ACTIVITIES. Please refer to the CONFLICTS OF INTEREST section (SEE page 2-4) cited earlier in this Standards of Conduct section of the Code.

PAST AND CURRENT LITIGATION AND INQUIRIES FROM REGULATORS OR GOVERNMENTAL ORGANIZATIONS. As a condition of employment, each new employee is required to answer a questionnaire regarding past and current civil (including arbitrations) and criminal actions and certain regulatory matters. Price Group uses the information obtained through these questionnaires to answer questions asked on governmental and self-regulatory organization registration forms and for insurance and bonding purposes.

Each employee is responsible for keeping questionnaire responses pertaining to past and current civil (including arbitrations) and criminal actions and certain regulatory matters updated (notify Legal Compliance). An employee should notify Human Resources and either the Legal Department or the TRP International Compliance Team promptly if he or she:

     o Becomes the subject of any proceeding or is convicted of or pleads guilty or no contest to or agrees to enter a pretrial diversion program relating to any felony or misdemeanor or similar criminal charge in a United States (federal, state, or local), foreign or military court, or

     o Becomes the subject of a Regulatory Action, which includes any action by the SEC, the FCA, the SFC, the MAS, the KLFB, The Netherland Authority for the Financial Markets, the Danish Financial Supervisory Authority, the Swedish Financial Supervisory Authority, the CSSF, and the Ontario, Manitoba, British Columbia and Alberta Securities Commissions, a state, a foreign government, a federal, state or foreign regulatory agency or any domestic or foreign self-regulatory organization relating to securities or investment activities, dishonesty, breach of trust, or money laundering as well as any court proceeding that has or could result in a judicial finding of a violation of statutes or regulations related to such activities or in an injunction in connection with any such activities,

     o    Receives an inquiry from any regulator or governmental authority.


                                      2-12

POLITICAL ACTIVITIES AND CONTRIBUTIONS. Price Group and its subsidiaries as well as their employees are subject to various federal, state and local laws regarding political contributions. These regulations can restrict the ability of the firm and its employees to make political contributions. In particular, the SEC has adopted Rule 206(4)-5 of the Advisers Act, known as the "Pay to Play" rule. The rule was adopted to address pay-to-play practices under which direct or indirect payments by investment advisers, and certain of their executive or employees, to state and local government officials in the United States may be perceived to improperly influence the award of government investment business. Generally, the Rule prohibit an investment adviser from providing advisory services for compensation to a government entity client for two years after the adviser or certain of its executives or employees make a contribution over a DE MINIMIS amount to certain elected officials or candidates. The Rule affects T. Rowe Price and its employees because government entities use the firm's advisory services and also invest in T. Rowe Price mutual funds.

The firm has adopted a "Statement of Policy Regarding Political Contributions" (the "POLITICAL CONTRIBUTIONS POLICY" OR "POLICY") to comply with the SEC rule and other applicable laws and requirements. Under the Policy, all T. Rowe Price associates globally are required to prior clear proposed political contributions, as defined in the Policy, to any candidate, officeholder, political party, Political Action Committee ("PAC"), political organization, or bond ballot campaign in the United States. Additionally, associates are generally prohibited from coordinating, or soliciting third parties to make, a contribution or payment to any candidate, officeholder, political party, PAC, political organization, or bond ballot campaign in the United States. Additionally, associates are prohibited from doing anything indirectly that, if done directly, would violate this Policy.

Any questions about the Political Contributions Policy should be directed to the "Political Contribution Requests" mailbox.

In addition to the requirements imposed by the SEC rule, all U.S.-based officers and directors of Price Group and its subsidiaries are required to disclose certain Maryland local and state political contributions on a semi-annual basis and certain Pennsylvania political contributions on an annual basis. Certain employees associated with Investment Services are subject to limitations on and additional reporting requirements about their political contributions under Rule G-37 of the United States Municipal Securities Rulemaking Board ("MSRB"). Furthermore, the firm and/or some employees are subject to additional restrictions because of client contractual stipulations.

United States law prohibits corporate contributions to campaign elections for federal office (E.G., U.S. Senate and House of Representatives). The SEC rule effectively prohibits corporate ontributions by the firm to state and local elections.

No political contribution of corporate funds, direct or indirect, to any political candidate or party, or to any other program that might use the contribution for a political candidate or party, or use of corporate property, services or other assets may be made without the written prior approval of the Legal Department. These prohibitions cover not only direct contributions, but also indirect assistance or support of candidates or political parties through purchase of tickets to special dinners or other fundraising events, or the furnishing of any other goods, services or equipment


                                      2-13
to political parties or committees. Neither Price Group nor its employees or independent directors may make a political contribution for the purpose of obtaining or retaining business with government entities.

T. Rowe Price does not reimburse employees for making contributions to individual candidates or committees. Additionally, the firm cannot provide paid leave time to employees for political campaign activity. However, employees may use personal time or paid vacation or may request unpaid leave to participate in political campaigning.

T. Rowe Price does NOT have a PAC. However, T. Rowe Price has granted permission to the Investment Company Institute's PAC ("ICI PAC"), which serves the interests of the Investment company industry, to solicit T. Rowe Price's senior management on an annual basis to make contributions to ICI PAC or candidates designated by ICI PAC. Contributions to ICI PAC are entirely voluntary. Additionally, proposed contributions to the ICI PAC must go through the prior clearance process.

As noted above, the SEC rule prohibits most solicitation activities. To the extent the Legal Department approves solicitation activities in accordance with applicable rules or other requirements employees, officers, and directors of T. Rowe Price MAY NOT solicit campaign contributions from employees without adhering to T. Rowe Price's policies regarding solicitation. These include the following:

     o It must be clear that the solicitation is personal and IS NOT being made on behalf of T. Rowe Price.

     o    It must be clear that any contribution is ENTIRELY VOLUNTARY.

     o    T. Rowe Price's stationery and email system MAY NOT be used.

An employee who wants to participate in political campaigns or run for political office should consult with his or her immediate supervisor to make sure that this activity does not conflict with his or her job responsibilities.
 Also, the employee should contact the Legal Department to discuss any activities which may be prohibited.

     LOBBYING. It is important to realize that under some state laws, even limited contact, either in person or by other means, with public officials in that state may trigger that state's lobbying laws. For example, in Maryland, if $2,500 of a person's compensation can be attributed to face-to-face contact with legislative or executive officials in a six-month reporting period, he or she may be required to register as a Maryland lobbyist subject to a variety of restrictions and requirements. Therefore, it is imperative that you avoid any lobbying on behalf of the firm, whether in-person or by other means (e.g., telephone, letter) unless the activity is cleared first by the Legal Department, so that you do not inadvertently become subject to regulation as a lobbyist. If you have any question whether your contact with a state's officials may trigger lobbying laws in that state, please contact the Legal Department before proceeding.


                                      2-14

PROFESSIONAL DESIGNATIONS. It is the supervisor's responsibility to confirm that any designation (CFA, CFP, etc.) used by his or her direct reports in connection with T. Rowe Price business, including its use on a business card or letterhead, is a valid designation issued by a reputable credentialing organization. In addition, the supervisor must take reasonable steps to confirm that the associate has earned the designation, it is relevant to his or her job and is authorized to use it. Any questions should be directed to the Legal Department.

PROTECTION OF CORPORATE ASSETS. All personnel are responsible for taking measures to ensure that Price Group's assets are properly protected. This responsibility not only applies to our business facilities, equipment and supplies, but also to intangible assets such as proprietary research or marketing information, corporate trademarks and service marks, copyrights, client relationships, and business opportunities. Accordingly, you may not solicit for your personal benefit clients or utilize client relationships to the detriment of the firm. Similarly, you may not solicit co-workers to act in any manner detrimental to the firm's interests.

QUALITY OF SERVICES. It is a continuing policy of Price Group to provide investment products and services that: (1) meet applicable laws, regulations and industry standards; (2) are offered to the public in a manner that ensures that each client/shareholder understands the objectives of each investment product selected; and (3) are properly advertised and sold in accordance with all applicable SEC, FCA, FINRA, and other international, state and self-regulatory rules and regulations.

The quality of Price Group's investment products and services and operations affects our reputation, productivity, profitability, and market position. Price Group's goal is to be a quality leader and to create conditions that allow and encourage all employees to perform their duties in an efficient, effective manner.

RECORD RETENTION AND DESTRUCTION. Under various U.S., U.K., other international state, and other governmental laws and regulations, certain of Price Group's subsidiaries are required to produce, maintain and retain various records, documents and other written (including electronic) communications. For example, U.S. law generally requires an investment adviser to retain required records in a readily accessible location for not less than five years from the end of the fiscal year during which the record was made (the current year and the two immediately preceding years in an appropriate office of the adviser), although some records may be required to be retained longer depending on their nature. Any questions regarding retention requirements should be addressed to the Legal Department or the TRP International Compliance Team.

You must use care in disposing of any confidential records or correspondence. Confidential material that is to be discarded should be placed in designated bins or should be torn up or shredded, as your department requires. If a quantity of material is involved, you should contact Document Management for instructions regarding proper disposal. Documents stored off-site are destroyed on a regular basis if the destruction is approved by the appropriate business contact.

The firm is legally prohibited from destroying any existing records that may be relevant to any current, pending or threatened litigation, or regulatory investigation or audit. These records would include emails, calendars, memoranda, board agendas, recorded conversations, studies, work papers, computer notes, handwritten notes, telephone records, expense reports, or similar material. If your business area is affected by litigation or an investigation or audit, you can

                                      2-15
expect to receive instructions from the Legal Department on how to proceed. Regardless of whether you receive such instructions, you should be prepared to secure relevant records once you become aware that they are subject to litigation or regulatory investigations or audits.

All personnel are responsible for adhering to the firm's record maintenance, retention, and destruction policies.

In addition, the firm has adopted a specific STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY, which is part of this Code (SEE page 8-1).

REFERRAL FEES. United States securities laws strictly prohibit the payment of any type of referral fee unless certain conditions are met. This would include any compensation to persons who refer clients or shareholders to us (E.G., brokers, registered representatives, consultants, or any other persons) either directly in cash, by fee splitting, or indirectly by the providing of gifts or services (including the allocation of brokerage). FCA also prohibits the offering of any inducement likely to conflict with the duties of the recipient.
 No arrangements should be entered into obligating Price Group or any employee to pay a referral fee unless approved first by the Legal Department.

RELEASE OF INFORMATION TO THE PRESS. All requests for information from the media concerning T. Rowe Price Group's corporate affairs, mutual funds, investment services, investment philosophy and policies, and related subjects should be referred to the appropriate Public Relations contact for reply. Investment professionals who are contacted directly by the press concerning a particular fund's investment strategy or market outlook may use their own discretion, but are advised to check with the appropriate Public Relations contact if they do not know the reporter or feel it may be inappropriate to comment on a particular matter. Public Relations contact persons are listed in Appendix A.

RESPONSIBILITY TO REPORT VIOLATIONS. The following is a description of reporting requirements and procedures that may or do arise if an officer or employee becomes aware of material violations of the Code or applicable laws or regulations.

     GENERAL OBLIGATION. If an officer or employee becomes aware of a material violation of the Code or any applicable law or regulation, he or she must report it to the Chief Compliance Officer of the applicable Price Adviser ("CHIEF COMPLIANCE OFFICER") or his or her designee, provided the designee provides a copy of all reports of violations to the Chief Compliance Officer. Reports submitted in paper form should be sent in a confidential envelope. Any report may be submitted anonymously; anonymous complaints must be in writing and sent in a confidential envelope to the Chief Compliance Officer. Officers and employees may also contact any governmental and/or regulatory authority (e.g. SEC and FINRA in the U.S., FCA in the U.K., SFC in Hong Kong, etc.). Refer to Appendix A regarding the Chief Compliance Officer to whom reports should be made.

     It is Price Group's policy that no adverse action will be taken against any person as a result of that person becoming aware of a violation of the Code and reporting the violation in good faith.


                                      2-16

     SARBANES-OXLEY WHISTLEBLOWER PROCEDURES. Pursuant to the Sarbanes-Oxley Act, the Audit Committee of Price Group has adopted procedures ("PROCEDURES") regarding the receipt, retention and treatment of complaints received by Price Group regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of Price Group or any of its affiliates of concerns regarding questionable accounting or auditing matters. All employees should familiarize themselves with these Procedures, which are posted in the repository of the firm's policies and procedures ("REPOSITORY") on the intranet.

     Under the Procedures, complaints regarding certain auditing and accounting matters should be sent to Chief Legal Counsel, T. Rowe Price Group, Inc., The Legal Department either through interoffice mail in a confidential envelope or by mail marked confidential to P.O. Box 37283, Baltimore, Maryland 21297-3283, or a report may be made by calling the toll-free hotline at 888-651-6223.

     SARBANES-OXLEY ATTORNEY REPORTING REQUIREMENTS. Attorneys employed or retained by Price Group or any of the Price Funds are also subject to certain reporting requirements under the Sarbanes-Oxley Act. The relevant procedures are posted in the firm's Repository.

CIRCULATION OF RUMORS. Individuals subject to the Code shall not originate or circulate in any manner a rumor concerning any security which the individual knows or has reasonable grounds for believing is false or misleading or would improperly influence the market price of that security. You must promptly report to the Legal Department any circumstance which would reasonably lead you to believe that such a rumor might have been originated or circulated.

SERVICE AS TRUSTEE, EXECUTOR OR PERSONAL REPRESENTATIVE. You may serve as the trustee, co-trustee, executor or personal representative for the estate of or a trust created by close family members. You may also serve in such capacities for estates or trusts created by nonfamily members. However, if an Access Person expects to be actively involved in an investment capacity in connection with an estate or trust created by a nonfamily member, he or she must first be granted permission by the Ethics Committee. If you serve in any of these capacities, securities transactions affected in such accounts will be subject to the prior transaction clearance (Access Persons only, except for Price Group stock transactions, which require prior transaction clearance by all personnel) and reporting requirements (Access Persons AND Non-Access Persons) of our Statement of Policy on Securities Transactions. If you presently serve in any of these capacities for nonfamily members, you should report the relationship in writing to the Ethics Committee.

SPEAKING ENGAGEMENTS AND PUBLICATIONS. Employees are often asked to accept speaking engagements on the subject of investments, finance, or their own particular specialty with our organization. This is encouraged by the firm, as it enhances our public relations, but you should obtain approval from your supervisor and the head of your Division, if different, before you accept such requests. You may also accept an offer to teach a course or seminar on investments or related topics (for example, at a local college) in your individual capacity with the approval of your supervisor and the head of your Division, if different, and provided the course is in compliance with the Guidelines found in Investment Services' Compliance Manual.

Before making any commitment to write or publish any article or book on a subject related to investments or your work at Price Group, approval should be obtained from your supervisor and the head of your Division, if different.


                                      2-17

SOCIAL MEDIA. Social media sites such as Facebook, Twitter, YouTube, and LinkedIn have experienced significant growth during the past few years. While
T. Rowe Price does not discourage its associates from using social media for personal use on their personal time, it is important to understand what is expected and required when associates use social media, especially in regards to topics relating to the firm.

Associates may not discuss the business of T. Rowe Price, including our products and services, on social networking channels unless authorized to do so. If a social media site is used for business purposes, by designated T. Rowe Price associates, communications posted through it are subject to the same regulatory and other restrictions as communications sent by more traditional methods, such as email, printed letters, or advertisements. Therefore, such sites may only be used for business-related purposes with approval from the Legal Department. T. Rowe Price regularly monitors online discussions and entries that might involve or mention T. Rowe Price.

Associates are directed to the Social Media Policy located on the T. Rowe Price Exchange to understand their responsibilities with respect to social media. The policy applies whenever using social media, whether in a personally identifiable way or anonymously.























                                      2-18

                  APPENDIX A TO THE T. ROWE PRICE GROUP, INC.
                           CODE OF ETHICS AND CONDUCT

o BROKERAGE AND TRADING CONTROL COMMITTEES. There are two Brokerage and Trading Control Committees which set the policy regarding the allocation of client brokerage. For more information contact Thea Williams of the Fixed Income Committee or Clive Williams of the Equity Committee.

o CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer of the U.S. Price Advisers (i.e., TRPA, TRPAS, TRP (Canada)) is John Gilner. The Chief Compliance Officer of the International Price Advisers (i.e., TRPIL, TRPHK, TRPSING) is Jeremy Fisher. The Chief Compliance Officer of the broker/dealer, T. Rowe Price Investment Services, Inc., is Stephanie Mumford.

o ETHICS COMMITTEE. Justin Thomson, David Oestreicher, Andy Brooks, Greg McCrickard, Justin Gerbereux, John Gilner, and Deanna Fidler.

o CHAIRPERSON OF THE ETHICS COMMITTEE. The Chairperson of the Ethics Committee is John Gilner. Requests regarding IPO's and private placement investments should be directed to Gary Greb.

o    CODE COMPLIANCE TEAM. Gary Greb and Cody Potter.

o TRP INTERNATIONAL COMPLIANCE TEAM. Jeremy Fisher, Carol Bambrough, Lucy Harding, Andrea Osborne, Mark Donnelly, Matthew Coppin and Louise Johnson in London; Kitty Chau, Dolby Chan in Hong Kong; and Tateomi Fujino in Tokyo.

o DESIGNATED PERSON, TRP INTERNATIONAL COMPLIANCE TEAM. Kitty Chau, Matt Coppin, Louise Johnson, Larry Siu, and Jeremy Fisher.

o    DESIGNATED PERSON, REGULATORY REPORTING SECTION. Gary Greb and Mike
     Noppinger.

o MANAGEMENT COMMITTEE. Christopher Alderson, Edward Bernard, Scott David, Deanna Fidler, Robert Higginbotham, Brian Rogers, William Stromberg, Eric Veiel, and Ted Wiese.

o PUBLIC RELATIONS CONTACTS. Edward Giltenan and Brian Lewbart in Baltimore and Anne Read in London.

o SOCIAL MEDIA CONTACTS. Danielle Nicholson Smith for legal and advertising regulatory matters. Daniel Phelps for policy and/or permissible activity matters.



                                      2-A

            STATEMENT OF POLICY ON GIFTS AND BUSINESS ENTERTAINMENT

T. Rowe Price adopted this policy to govern the receipt and giving of gifts and business entertainment by all employees of T. Rowe Price globally ("Associates"). The giving and receiving of gifts and business entertainment must be carefully considered by Associates to avoid even the appearance of conflicts of interest.

Associates are encouraged to ask for guidance about how to apply this policy in advance of giving or receiving a gift or business entertainment. Questions can be directed to your manager or to the Legal Department.

The Code and laws in numerous jurisdictions regulate gifts and entertainment to ensure that such practices do not constitute the direct or indirect provision or receipt of bribes, kickbacks, quid pro quos, or other corrupt practices. Please refer to the "Foreign Corrupt Practices Act and Other Illegal Payments" section of the Code and the firm's "Compliance Policy and Program Statement Relating To Anti-Bribery Laws and Prohibitions Against Illegal Payments."

Specific controls are applicable to ERISA plans and certain other regulatory regimes -- see "Jurisdictions and Specific Requirements" section.

GIFTS

The term "gift" has a broad meaning, including merchandise, gratuities and the use of property or facilities for weekends, vacations, and trips, including transportation and lodging costs, but does not include items of nominal value (defined later in this policy).

General rules for all Associates:

     o You may not give or receive gifts in excess of US$100 (aggregate annual limit per business contact). Please note that gifts given to a business contact's family member (e.g., spouse or children) will count towards the US$100 annual gift limit for that business contact.

     o    You may not accept gifts from broker-dealers.

     o You may not give gifts to or receive gifts from a vendor, client, prospect, or a lead manager of a consultant who has active negotiations or Requests For Proposals ("RFPs") for services or products.

     o    Any gift, given or received, must be reported.

     o Gifts may never be given or received in consideration of any business or transaction, or in connection with the purchase or sale of client securities or other investments.

     o    Gifts of cash or cash equivalents may not be given or received.


                                      3-1

ITEMS OF NOMINAL VALUE
Other than as noted in the Jurisdictions and Specific Requirements section of this policy, the term "gift" as described in this policy does not include an item of nominal value. Items with a value of US$50 or less are regarded as nominal items. For example, items such as pens, notepads, modest desk ornaments, or items that display the giving firm's logo, which are typically given out at conferences or elsewhere, would generally fall within this exclusion. If an item is to be GIVEN in connection with the broker/dealer's business, its value must not exceed US$50 AND the item must have the TRP corporate logo permanently affixed to be exempt from the definition of "gift."

PERSONAL GIFT EXCLUSION
A personal gift given or received in recognition of a "life event," such as a baby or wedding gift, does not fall within this policy provided the gift is not "in relation to the business of the employer of the recipient." There should be a pre-existing personal or family relationship between the giver and the recipient. The giver, not the firm, should pay for the gift. In addition, if an Associate is giving a gift in recognition of a life event, the giver must obtain prior approval from his/her supervisor, Business Unit Head if different, and the Chairperson of the Ethics Committee. If these conditions are met, the recordkeeping requirements and the US$100 limit do not apply.

GIFTS RECEIVED BY ATTENDEES AT AN EVENT
Any gift or gifts received by Associates at an event (e.g., industry conference, vendor user conference, investor relations event, etc.), other than nominal gifts (see above), must be reported and the total value cannot exceed the US$100 gift limit. If an event provides a gift or gifts with a value greater than US$100, Associates may decline to accept the gift, donate it to charity or, with the approval of the Chairperson of the Ethics Committee, present the gift to the Associate's Business Unit for a random draw of an identified group of associates of an appropriate size.

GROUP GIFTS
When a group gift valued at up to US$100 (e.g., chocolate assortment) is sent to a client and the number of recipients is such that there would not be a reasonable expectation to be able to identify each person (e.g., large sales desk), the expense should be recorded at the client level. If an Associate or a
T. Rowe Price department receives a gift that is valued in excess of the US$100 limit, it can be shared amongst Associates provided no single Associate's share of the gift exceeds the US$100 limit. Alternatively, with the approval of the Chairperson of the Ethics Committee, the gift can be awarded to the winner of a random draw of an identified group of associates of an appropriate size or donate it to charity.

RECURRING GIFTS
Tickets or other gifts (including nominal value gifts) may not be given nor accepted from a business contact or firm on a standing, recurring, or ongoing basis. Supervisors are responsible for monitoring how frequently their Associates receive and give gifts to/from specific business contacts to avoid potential conflicts of interest.

CALCULATION OF VALUE
Gifts should be valued at the cost paid by the giver.



                                      3-2

BUSINESS ENTERTAINMENT

Entertainment must serve a legitimate and appropriate business purpose ("Business Entertainment"). Generally, business entertainment includes meals and sporting events with business contacts (e.g., clients or vendors). Associates should be mindful that business entertainment should generally not be solicited and only accepted after an invitation from your host. Both the Associate and the business contact must be in attendance for an event to be classified as business entertainment. Business entertainment should not be so frequent or so lavish with the same business contact or client, that when viewed in its entirety, it could be viewed as a potential conflict of interest. See "Jurisdictions and Specific Requirements" for additional restrictions on Business Entertainment.

REPORTING AND PRIOR CLEARANCE

1.   Business entertainment valued above US$100 per person must be reported.

2. Business entertainment that exceeds US$250 per person requires prior approval by the Associate's Manager and either the Business Unit Head or Region/Segment Head (as determined by the Business Unit).

3. BROKER-DEALER PROVISION: All MEAL business entertainment RECEIVED from broker-dealers above US$100 per person requires prior approval by the Associate's Manager and must be reported. All NON-MEAL business entertainment RECEIVED from broker-dealers, regardless of value, requires prior approval by the Associate's Manager and must be reported. T. Rowe Price (or in some cases, the Associate) will pay or reimburse the broker-dealer for such reported business entertainment.

4. Business entertainment that includes a guest (e.g., spouse or child) requires prior approval by the Associate's Manager and either the Business Unit Head or Region/Segment Head (as determined by the Business Unit). Keep in mind that the Associate may need to pay for the cost of the guest.

5. Business entertainment that does not occur in the normal course of business or is an event of national prominence requires prior approval by the Associate's Manager and either the Business Unit Head or Region/Segment Head (as determined by the Business Unit).

6. Business entertainment may never be given or received in consideration of any business or transaction, or in connection with the purchase or sale of client securities or other investments.

Each Business Unit will implement procedures to assess and consider relevant factors when determining if approval should be granted in the circumstances requiring prior approval. For example, factors may include the purpose of the meeting, the nature of the event being conducive to conversation, the exclusivity of the event, the frequency of interaction with the business contact and whether T. Rowe Price or the Associate should be bearing some portion or all of the associated cost.


                                      3-3

POST-EVENT APPROVAL
In certain situations, an Associate may not be able to ascertain the cost of an event until after its conclusion, such as business dinners. In the event the business entertainment was expected to be within these reporting thresholds (e.g., less than US$250 per person) but unexpectedly exceeds them, the Associate must promptly report such entertainment to his/her Manager for further discussion. In these limited circumstances and after review by the Associate's Manager, "post-event" approval by a Region/Segment Head or Business Unit Head (as determined by the Business Unit) will be considered to be in compliance with this policy.

TRANSPORTATION AND LODGING
Generally, the cost of transportation and lodging expenses associated with business entertainment should be borne by the party using the transportation or lodging. Ordinary ground transportation such as a taxi ride or a courtesy shuttle is not subject to this restriction.

ACTIVE RFPS/BUSINESS TRANSACTIONS
Associates may not entertain key decision makers of a vendor, prospect or current client (or their lead manager consultant) with an active RFP or where material negotiations of specific business or transactions are taking place. Key decision makers are those individuals who have significant influence on the decision related to the RFP or transaction which would include an ERISA plan fiduciary representative. However, meals closely associated with substantive business meetings (i.e., plan reviews, due diligence visits, investment reviews, educational sessions) are permitted.

LARGE-SCALE EVENTS
The cost-per-individual at an event (e.g., industry conference, vendor user conference, investor relations event) is not counted towards US$250 prior approval threshold provided that the conference has a reasonable relationship to the duties of the attending Associate(s) and the expenses for attendance are reasonable in light of the benefits afforded to the firm by such attendance. Associates should keep in mind that if there are separate excursions or other entertainment connected with the large-scale event (e.g., golf outings, boating trips etc.) then the reporting and prior clearance requirements will apply to these separate events.

CALCULATION OF VALUE
Business entertainment should be valued at the cost paid by the giver. Associates and Managers should be mindful that if the market value of an event is materially greater than the cost, consultation with the Legal Department may be appropriate to determine if another value should be used.

JURISDICTIONS AND SPECIFIC REQUIREMENTS

In addition to the general gift and entertainment rules in this policy, certain jurisdictions or regulators may impose restrictions that are more stringent than the general provisions of this policy. The following sets forth a summary of those restrictions.


                                      3-4

U.S. - ERISA COVERED PLANS: US$250 ANNUAL LIMIT

In accordance with guidance from the U.S. Department of Labor, the annual limit on gifts and business entertainment PROVIDED TO an ERISA plan fiduciary representative (including plan advisers serving in a fiduciary capacity) is US$250. All gifts and business entertainment provided to a business contact count towards this US$250 limit except as provided below, and must be prior approved by the Associate's Manager or Region/Segment Head (as determined by the Business Unit).

1.   Meals provided to business contacts at educational conferences, including
     T. Rowe Price hosted conferences; do not count towards the US$250 annual limit.

2. Meals provided to business contacts and closely associated with substantive business meetings (e.g., plan reviews, due diligence visits, investment reviews, educational sessions) do not count towards the US$250 annual limit, but are subject to this policy's reporting and prior clearance rules.

3. Items of nominal value are not subject to this policy's reporting requirements and do not count towards the US$250 annual limit. Generally, items that are less than US$10 are deemed to have nominal value. For the avoidance of doubt, any item that has a value greater than US$10, including items with a corporate logo permanently affixed, count towards the US$250 annual limit and must be reported.

Note that all gifts, business entertainment, and meals given to or attended by guests of the business contact(s) (including in the context of an educational conference) count towards the
US$250 annual limit and are subject to this policy's reporting and prior clearance rules.

In certain circumstances, the Legal Department may grant an exception to the T. Rowe Price annual limit subject to compliance with the U.S. Department of Labor limits.

COUNTRY AND U.S. STATE SPECIFIC REQUIREMENTS

Countries and U.S. states may adopt rules that govern the provision of gifts and business entertainment. Such rules may impose strict dollar limits or prohibitions on providing gifts and business entertainment which may be more restrictive than this policy. Additionally, these rules may impose increased reporting requirements on Associates. The Legal Department will work with business units to inform them of these jurisdictions' specific rules.

REPORTING

It is ultimately the Associate's responsibility to properly report gifts and business entertainment, whether given or received, in accordance with each business unit's reporting procedures. All gifts must be reported within ten business days. All business entertainment must be reported promptly.

All gifts and business entertainment reports will be available for review by Legal/Compliance, including International Compliance, in conjunction with their responsibility to oversee our firm-wide compliance.


                                      3-5

The U.S. Department of Labor has established strict gift and entertainment reporting rules relative to ERISA clients. All gifts and business entertainment of US$10 or more accepted from, provided to, or in relation to ERISA clients should be reported under the Associate's business unit's procedures.

CHAIR OF THE ETHICS COMMITTEE

Special circumstances may arise that would require the review of the Chair of the Ethics Committee and may result in exceptions being granted to part or all of this policy.


























                                      3-6

                           T. ROWE PRICE GROUP, INC.
                              STATEMENT OF POLICY
                                       ON
                   MATERIAL, INSIDE (NON-PUBLIC) INFORMATION

POLICY OF PRICE GROUP ON INSIDER TRADING. It is the policy of Price Group and its affiliates to forbid any of their officers, directors, employees, or other personnel (E.G., consultants) while in possession of material, non-public information, from trading securities or recommending transactions, either personally or in their proprietary accounts or on behalf of others (including mutual funds and private accounts) or communicating material, non-public information to others in violation of securities laws of the United States, the United Kingdom, or any other country that has jurisdiction over its activities.
 Material, non-public information includes not only certain information about issuers, but also certain information about T. Rowe Price Group, Inc. and its operating subsidiaries as well as information pertaining to Price Funds and clients (SEE page 4-9).

PURPOSE OF STATEMENT OF POLICY. As a global firm, Price Group is subject to a wide array of laws and regulations that prohibit the misuse of inside information. The purpose of this Statement of Policy ("STATEMENT") is to describe and explain: (i) the general legal prohibitions and sanctions regarding insider trading under both U.S. and U.K. law and how they are applicable across the firm globally; (ii) the meaning of the key concepts underlying the prohibitions; (iii) your obligations in the event you come into possession of material, non-public information; and (iv) the firm's educational program regarding insider trading. Additionally, the United States Insider Trading and Securities Fraud Enforcement Act ("ACT") requires Price Group to establish, maintain, and enforce written procedures designed to prevent insider trading.

Many jurisdictions, including Honk Kong, Singapore, Japan, Australia and most European countries, have laws and regulations prohibiting the misuse of inside information. While this Statement does not make specific reference to these laws and regulations, the Statement provides general guidance regarding appropriate activities that is applicable to all employees globally. There is, however, no substitute for knowledge of local laws and regulations. Employees are expected to understand the relevant local requirements where they work and comply with them. Any questions regarding the laws or regulations of any jurisdiction should be directed to the Legal Department or the TRP International Compliance Team.

Price Group has also adopted a Statement of Policy on Securities Transactions (SEE page 5-1), which requires both Access Persons (see page 5-3) and Non-Access Persons (SEE page 5-4) to obtain prior transaction clearance with respect to their transactions in Price Group stock and requires Access Persons to obtain prior transaction clearance with respect to all pertinent securities transactions. In addition, both Access Persons and Non-Access Persons are required to report covered securities transactions on a timely basis to the firm. The independent directors of the Price Funds, although Access Persons, are not subject to prior transaction clearance requirements and are subject to modified reporting as described on pages 5-21 to 5-23.

THE BASIC INSIDER TRADING PROHIBITION. The "insider trading" doctrine under United States securities laws generally prohibits any person (including investment advisers) from:


                                      4-1

     o trading in a security while in possession of material, non-public information regarding the issuer of the security;

     o    tipping such information to others;

     o recommending the purchase or sale of securities while in possession of such information;

     o    assisting someone who is engaged in any of the above activities.

Thus, "insider trading" is not limited to insiders of the issuer whose securities are being traded. It can also apply to non-insiders, such as investment analysts, portfolio managers, consultants and stockbrokers. In addition, it is not limited to persons who trade. It also covers persons who tip material, non-public information or recommend transactions in securities while in possession of such information. A "security" includes not just equity securities, but any security (E.G., corporate and municipal debt securities, including securities issued by the federal government).

"NEED TO KNOW" POLICY. All information regarding planned, prospective or ongoing securities transactions must be treated as confidential. Such information must be confined, even within the firm, to only those individuals and departments that must have such information in order for the respective entity to carry out its engagement properly and effectively. Ordinarily, these prohibitions will restrict information to only those persons who are involved in the matter.

TRANSACTIONS INVOLVING PRICE GROUP STOCK. You are reminded that you are an "insider" with respect to Price Group since Price Group is a public company and its stock is traded on the NASDAQ Stock market. It is therefore important that you not discuss with family, friends or other persons any matter concerning Price Group that might involve material, non-public information, whether favorable or unfavorable. You are prohibited from trading Price Group stock
(TROW) if you are privy to material, non-public information.

SANCTIONS. Penalties for trading on material, non-public information are severe, both for the individuals involved in such unlawful conduct and for their firms. A person or entity that violates the insider trading laws can be subject to some or all of the penalties described below, even if he/she/it does not personally benefit from the violation:

     o    Injunctions;

     o    Treble damages;

     o    Disgorgement of profits;

     o    Criminal fines;

     o    Jail sentences;

     o Civil penalties for the person who committed the violation (which would, under normal circumstances, be the employee and not the firm); and

     o Civil penalties for the controlling entity (E.G., Price Associates) and other persons, such as managers and supervisors, who are deemed to be controlling persons.


                                      4-2

In addition, any violation of this Statement can be expected to result in serious sanctions being imposed by Price Group, including dismissal of the person(s) involved. The provisions of U.S. and U.K. law discussed below and the laws of other jurisdictions are complex and wide ranging. If you are in any doubt about how they affect you, you must consult the Legal Department or the TRP International Compliance Team, as appropriate.

U.S LAW AND REGULATION REGARDING INSIDER TRADING PROHIBITIONS

INTRODUCTION. "Insider trading" is a top enforcement priority of the United States Securities and Exchange Commission. The Insider Trading and Securities Fraud Enforcement Act has far-reaching impact on all public companies and especially those engaged in the securities brokerage or investment advisory industries, including directors, executive officers and other controlling persons of such companies. Specifically, the Insider Trading and Securities Fraud Enforcement Act:

     WRITTEN PROCEDURES. Requires SEC-registered brokers, dealers and investment advisers to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information by such persons.

     PENALTIES. Imposes severe civil penalties on brokerage firms, investment advisers, their management and advisory personnel, and other "controlling persons" who fail to take adequate steps to prevent insider trading and illegal tipping by employees and other "controlled persons." Additionally, the Act contains substantial criminal penalties, including monetary fines and jail sentences.

     PRIVATE RIGHT OF ACTION. Establishes a statutory private right of action on behalf of contemporaneous traders against insider traders and their controlling persons.

     BOUNTY PAYMENTS. Authorizes the SEC to award bounty payments to persons who provide information leading to the successful prosecution of insider trading violations. Bounty payments are at the discretion of the SEC, but may not exceed 10 -- 30% of the penalty imposed.

The Act has been supplemented by three SEC rules, 10b5-1, 10b5-2 and Fair Disclosure, which are discussed later in this Statement.

BASIC CONCEPTS OF INSIDER TRADING. The four critical concepts under United States law in insider trading cases are: (1) fiduciary duty/misappropriation,
(2) materiality, (3) non-public and (4) use/possession. Each concept is discussed below.

FIDUCIARY DUTY/MISAPPROPRIATION. In two decisions, the United States Supreme Court outlined when insider trading and tipping violate the federal securities law if the trading or tipping of the information results in a breach of duty of trust or confidence.

A typical breach of duty arises when an insider, such as a corporate officer, purchases securities of his or her corporation on the basis of material, non-public information. Such conduct breaches a duty owed to the corporation's shareholders. The duty breached, however, need not be to shareholders to support liability for insider trading; it could also involve a breach of duty to a client, an employer, employees, or even a personal acquaintance. For example, courts have


                                      4-3
held that if the insider receives a personal benefit (either direct or indirect) from the disclosure, such as a pecuniary gain or reputational benefit; that would be enough to find a fiduciary breach.

The concept of who constitutes an "insider" is broad. It includes officers, directors, and employees of an issuer. In addition, a person can be a "temporary insider" if he or she enters into a confidential relationship in the conduct of an issuer's affairs and, as a result, is given access to information solely for the issuer's purpose. A temporary insider can include, among others, an issuer's attorneys, accountants, consultants, and bank lending officers, as well as the employees of such organizations. In addition, any person may become a temporary insider of an issuer if he or she advises the issuer or provides other services, provided the issuer expects such person to keep any material, non-public information disclosed confidential.

Court decisions have held that under a "misappropriation" theory, an outsider (such as an investment analyst) may be liable if he or she breaches a duty to anyone by: (1) obtaining information improperly, or (2) using information that was obtained properly for an improper purpose. For example, if information is given to an analyst on a confidential basis and the analyst uses that information for trading purposes, liability could arise under the misappropriation theory. Similarly, an analyst who trades in breach of a duty owed either to his or her employer or client may be liable under the misappropriation theory. For example, the Supreme Court upheld the misappropriation theory when a lawyer received material, non-public information from a law partner who represented a client contemplating a tender offer, where that lawyer used the information to trade in the securities of the target company.

SEC Rule 10b5-2 provides a non-exclusive definition of circumstances in which a person has a duty of trust or confidence for purposes of the "misappropriation" theory of insider trading. It states that a "duty of trust or confidence" exists in the following circumstances, among others:

     (1)  Whenever a person agrees to maintain information in confidence;

     (2) Whenever the person communicating the material nonpublic information and the person to whom it is communicated have a history, pattern, or practice of sharing confidences, that resulted in a reasonable expectation of confidentiality; or

     (3) Whenever a person receives or obtains material non-public information from his or her spouse, parent, child, or sibling unless it is shown affirmatively, based on the facts and circumstances of that family relationship, that there was no reasonable expectation of confidentiality.

The situations in which a person can trade while in possession of material, non-public information without breaching a duty are so complex and uncertain that THE ONLY SAFE COURSE IS NOT TO TRADE, TIP OR RECOMMEND SECURITIES WHILE IN POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION.

MATERIALITY. Insider trading restrictions arise only when the information that is used for trading, tipping or recommendations is "material." The information need not be so important that it would have changed an investor's decision to buy or sell; rather, it is enough that it is the type of information on which reasonable investors rely in making purchase, sale, or hold decisions.


                                      4-4

     RESOLVING CLOSE CASES. The United States Supreme Court has held that, in close cases, doubts about whether or not information is material should be resolved in favor of a finding of materiality. You should also be aware that your judgment regarding materiality may be reviewed by a court or the SEC with the 20-20 vision of hindsight.

     EFFECT ON MARKET PRICE. Any information that, upon disclosure, is likely to have a significant impact on the market price of a security should be considered material.

     FUTURE EVENTS. The materiality of facts relating to the possible occurrence of future events depends on the likelihood that the event will occur and the significance of the event if it does occur.

     ILLUSTRATIONS. The following list, though not exhaustive, illustrates the types of matters that might be considered material: a joint venture, merger or acquisition; the declaration or omission of dividends; the acquisition or loss of a significant contract; a change in control or a significant change in management; a call of securities for redemption; the borrowing of a significant amount of funds; the purchase or sale of a significant asset; a significant change in capital investment plans; a significant labor dispute or disputes with subcontractors or suppliers; an event requiring an issuer to file a current report on Form 8-K with the SEC; establishment of a program to make purchases of the issuer's own shares; a tender offer for another issuer's securities; an event of technical default or default on interest and/or principal payments; advance knowledge of an upcoming publication that is expected to affect the market price of the stock.

NON-PUBLIC VS. PUBLIC INFORMATION. Any information that is not "public" is deemed to be "non-public." Just as an investor is permitted to trade on the basis of information that is not material, he or she may also trade on the basis of information that is public. Information is considered public if it has been disseminated in a manner making it available to investors generally. An example of non-public information would include material information provided to a select group of analysts but not made available to the investment community at large. Set forth below are a number of ways in which non-public information may be made public.

     DISCLOSURE TO NEWS SERVICES AND NATIONAL PAPERS. The U.S. stock exchanges require exchange-traded issuers to disseminate material, non-public information about their companies to: (1) the national business and financial newswire services (Dow Jones and Reuters); (2) the national service (Associated Press); and (3) The New York Times and The Wall Street Journal.

     LOCAL DISCLOSURE. An announcement by an issuer in a local newspaper might be sufficient for an issuer that is only locally traded, but might not be sufficient for an issuer that has a national market.

     INFORMATION IN SEC REPORTS. Information contained in reports filed with the SEC will be deemed to be public.

If Price Group is in possession of material, non-public information with respect to a security before such information is disseminated to the public (I.E., such as being disclosed in one of the public media described above), Price Group and its personnel must wait a sufficient period of time after the information is first publicly released before trading or initiating transactions to allow the information to be fully disseminated. Price Group may also follow Information Barrier procedures, as described on page 4-9 of this Statement.


                                      4-5

CONCEPT OF USE/POSSESSION. It is important to note that the SEC takes the position that the law regarding insider trading prohibits any person from trading in a security in violation of a duty of trust and confidence WHILE possession of material, non-public information regarding the security. This is in contrast to trading ON THE BASIS of the material, non-public information. To illustrate the problems created by the use of the "possession" standard, as opposed to the "caused" standard, the following three examples are provided:

     FIRST, if the investment committee to a Price mutual fund were to obtain material, non-public information about one of its portfolio companies from a Price equity research analyst, that fund would be prohibited from trading in the securities to which that information relates. The prohibition would last until the information is no longer material or non-public.

     SECOND, if the investment committee to a Price mutual fund obtained material, non-public information about a particular portfolio security but continued to trade in that security, then the committee members, the applicable Price Adviser, and possibly management personnel might be liable for insider trading violations.

     THIRD, even if the investment committee to the Fund does not come into possession of the material, non-public information known to the equity research analyst, if it trades in the security, it may have a difficult burden of proving to the SEC or to a court that it was not in possession of such information.

The SEC has expressed its view about the concept of trading "on the basis of" material, non-public information in Rule 10b5-1. Under Rule 10b5-1, and subject to the affirmative defenses contained in the rule, a purchase or sale of a security of an issuer is "on the basis" material non-public information about that security or issuer if the person making the purchase or sale was aware of the material, non-public information when the person made the purchase or sale.

A person's purchase or sale is not "on the basis of" material, non-public information if he or she demonstrates that:

     (A)  Before becoming aware of the information, the person had:

          (1)  Entered into a binding contract to purchase or sell the security;

          (2) Instructed another person to purchase or sell the security for the instructing person's account, or

          (3)  Adopted a written plan for trading securities.

When a contract, instruction or plan is relied upon under this rule, it must meet detailed criteria set forth in Rule 10b5-1(c)(1)(i)(B) and (C).

Under Rule 10b5-1, a person other than a natural person (E.G., one of the Price Advisers) may also demonstrate that a purchase or sale of securities is not "on the basis of" material, non-public information if it demonstrates that:


                                      4-6

     o The individual making the investment decision on behalf of the person to purchase or sell the securities was not aware of the information; and

     o The person had implemented reasonable policies and procedures, taking into consideration the nature of the person's business, to ensure that individuals making investment decisions would not violate the laws prohibiting trading on the basis of material, non-public information. These policies and procedures may include those that restrict any purchase, sale, and causing any purchase or sale of any security as to which the person has material, non-public information, or those that prevent such individuals from becoming aware of such information.

TENDER OFFERS. Tender offers are subject to particularly strict regulation under the securities laws. Specifically, trading in securities that are the subject of an actual or impending tender offer by a person who is in possession of material, non-public information relating to the offer is illegal, regardless of whether there was a breach of fiduciary duty. Under no circumstances should you trade in securities while in possession of material, non-public information regarding a potential tender offer.

SELECTIVE DISCLOSURE OF MATERIAL, NON-PUBLIC INFORMATION BY PUBLIC COMPANIES. The SEC has adopted Regulation FD to prohibit certain issuers from selectively disclosing material, nonpublic information to certain persons who would be expected to trade on it. The rule applies only to publicly-traded domestic (U.S.) companies, not to foreign government or foreign private issuers.

     Under this rule, whenever:

          o    An issuer, or person acting on its behalf,

          o    discloses material, non-public information,

          o to securities professionals, institutional investors, broker-dealers, and holders of the issuer's securities,

          o    the issuer must make public disclosure of that same information,

          o    simultaneously (for intentional disclosures), or

          o promptly within 24 hours after knowledge of the disclosure by a senior official (for non-intentional disclosures)

Regulation FD does not apply to all of the issuer's employees; rather only communication by an issuer's senior management (executive officers and directors), its investor relations professionals, and others who regularly communicate with market professionals and security holders are covered. Certain recipients of information are also excluded from the Rule's coverage, including persons who are subject to a confidentiality agreement, credit rating agencies, and "temporary insiders," such as the issuer's lawyers, investment bankers, or accountants.


                                      4-7

EXPERT NETWORK SERVICES. Expert networks may be used by approved investment staff to supplement the investment process. Expert networks provide investors with access to individuals having a particular expertise or specialization, such as industry consultants, vendors, doctors, attorneys, suppliers, or past executives of particular companies. Expert network services can be an important component of the investment research process, and Price Group has implemented various controls to govern these interactions. A strict approval process is in place for utilizing a new expert network service. Also, a reporting and oversight process exists in the Equity Division to ensure that the services are being used properly by only appropriate investment staff.

INFORMATION REGARDING PRICE GROUP.

The illustrations of material information found on page 4-5 of this Statement are equally applicable to Price Group as a public company and should serve as examples of the types of matters that you should not discuss with persons outside the firm. Remember, even though you may have not intent to violate any federal securities law, an offhand comment to a friend might be used unbeknownst to you by such friend to effect purchases or sales of Price Group stock. If such transactions were discovered and your friend was prosecuted, your status as an informant or "tipper" would directly involve you in the case. If you have concerns or questions about whether certain information constitutes material, non-public information pertaining to Price Group you should contact the Legal Department.

INFORMATION REGARDING T. ROWE PRICE FUNDS AND SUBADVISED FUNDS.

Employees who possess material, non-public information pertaining to a Price Fund or subadvised fund are prohibited from trading in the shares of the fund. Associates may obtain or possess information about significant portfolio activity of a fund, such as an unscheduled disbursement or receipt that is not reflected in the fund's NAV, which could be regarded as material. For example, an associate may learn of a significant tax refund or litigation recovery that a fund is entitled to but has not been entered as a receivable because the amount and timing are unknown. Such information could constitute material, non-public information. Information regarding future events that would not be expected to have a known impact on the fund's NAV, such as a large subscription by an institutional shareholder or a change in the fund's portfolio manager, while considered highly sensitive information (not to be shared with others outside of T. Rowe Price), would not typically constitute material, non-public information for these purposes. If you have concerns or questions about whether certain information constitutes material, non-public information pertaining to a Price Fund or subadvised fund you should contact the Legal Department.

LAWS AND REGULATIONS REGARDING INSIDER TRADING PROHIBITIONS OUTSIDE THE UNITED STATES

The jurisdictions outside the United States that regulate some T. Rowe Price entities (SEE pages 1-2 and 1-3 for a description of these entities and jurisdictions) have laws in this area that are based on principles similar to those of the United States described in this Statement. If you comply with the Code, then you will comply with the requirements of these jurisdictions. If you have any concerns about local requirements, please contact the TRP International Compliance Team or the Legal Department.


                                      4-8

PROCEDURES TO BE FOLLOWED WHEN RECEIVING MATERIAL, NON-PUBLIC INFORMATION

Whenever you believe that you have or may have come into possession of material, non-public information, you should immediately contact the appropriate person or group as described below and refrain from disclosing the information to anyone else, including persons within Price Group, unless specifically advised to the contrary.

Specifically, you may not:

     o Trade in securities to which the material, non-public information relates;

     o    Disclose the information to others;

     o Recommend purchases or sales of the securities to which the information relates.

If it is determined that the information is material and non-public, the issuer will be placed on either:

     o A Restricted List ("RESTRICTED LIST") in order to prohibit trading in the security by both clients and Access Persons; or

     o A Watch List ("WATCH LIST"), whic h restricts the flow of the information to others within Price Group in order to allow the Price Advisers investment personnel to continue their ordinary investment activities. This procedure is commonly referred to as an INFORMATION BARRIER.

The Watch List is highly confidential and should, under no circumstances, be disseminated to anyone except authorized personnel in the Legal Department and the Regulatory Reporting Section who are responsible for placing issuers on and monitoring trades in securities of issuers included on the Watch List. As described below, if a Designated Person on the TRP International Compliance Team believes that an issuer should be placed on the Watch List, he or she will contact the Regulatory Reporting Section. The Regulatory Reporting Section will coordinate review of trading in the securities of that issuer with the TRP International Compliance Team as appropriate.

The person whose possession of or access to inside information has caused the inclusion of an issuer on the Watch List may never trade or recommend the trade of the securities of that issuer without the specific prior approval of the Legal Department.

The Restricted List is also highly confidential and should, under no circumstances, be disseminated to anyone outside Price Group. Individuals with access to the Restricted List should not disclose its contents to anyone within Price Group who does not have a legitimate business need to know this information.


                                      4-9

PROCESS FOR ALL ASSOCIATES.

If an individual subject to the Code believes they may be in possession of material, non-public information (MNPI), Legal should be contacted immediately. The individual may not disclose the information or trade in the security until a determination is made by Legal. US-based personnel should contact the Legal Department in Baltimore and international personnel should contact the International Compliance Team. The respective Compliance personnel will make the determination if the information is material, non-public and if the issuer should be placed on either the Watch List or Restricted List.

If the issuer is to be placed on the Watch List, Compliance personnel should contact the Regulatory Reporting Team in Baltimore. The Regulatory Reporting Team is responsible for the administration of issuers to and from the Watch List. The Watch List is not distributed outside of the Regulatory Reporting Team.

If the issuer is to be placed on the Restricted List, Compliance personnel must determine if there are any open orders related to the security or issuer. If open orders are identified, the applicable trading desk will be contacted and instructed to cancel any open orders. Compliance personnel will then add all pertinent information to the Restricted List Recordkeeping and Workflow tool ("System"). All instruments of the issuer will be added to the Restricted List. Instruments include, but are not limited to, all equity lines, all debt securities, and any other instruments publicly listed by the company or its subsidiaries. Once the addition to the Restricted List has been processed by the Investment Compliance Team, email alerts will be distributed from the System to a distribution group of select T. Rowe Price associates.

When the information is no longer material or non-public, Compliance will remove the issuer from the Restricted List by updating the System. Once the update to the System is complete, email alerts will be distributed to a distribution group of select T. Rowe Price personnel.

SPECIFIC PROCEDURES RELATING TO THE SAFEGUARDING OF INSIDE INFORMATION.

To ensure the integrity of the Information Barrier, and the confidentiality of the Restricted List, it is important that you take the following steps to safeguard the confidentiality of material, non-public information:

     o Do not discuss confidential information in public places such as elevators, hallways or social gatherings;

     o To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to employees with a business need for being in the area;

     o Avoid using speaker phones in areas where unauthorized persons may overhear conversations;


                                      4-10

     o Where appropriate, maintain the confidentiality of client identities by using code names or numbers for confidential projects;

     o Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use; and

     o Destroy copies of confidential documents no longer needed for a project. However, Record Retention and Destruction guidelines (SEE page 2-15) should be reviewed before taking any action.

ADDITIONAL PROCEDURES

EDUCATION PROGRAM. While the probability of research analysts and portfolio managers being exposed to material, non-public information with respect to issuers considered for investment by clients is greater than that of other personnel, it is imperative that all personnel understand this Statement, particularly since the insider trading restrictions also apply to transactions in the stock of Price Group.

To ensure that all appropriate personnel are properly informed of and understand Price Group's policy with respect to insider trading, the following program has been adopted.

     INITIAL REVIEW AND TRAINING FOR NEW PERSONNEL. All new persons subject to the Code, which includes this Statement, will be given a copy of it at the time of their association and will be required to certify that they have read it. In addition, each new employee is required to take web-based training promptly after his or her start date.

     REVISION OF STATEMENT. All persons subject to the Code will be informed whenever this Statement is materially revised.

     ANNUAL REVIEW. All persons subject to the Code receive training on the Code annually. This training may be in person or through another medium such as web-based training.

     CONFIRMATION OF COMPLIANCE. All persons subject to the Code will be asked to confirm their understanding of an adherence to the Code, including this Statement, on at least an annual basis.

     QUESTIONS. If you have any questions with respect to the interpretation or application of this Statement, you are encouraged to discuss them with your immediate supervisor, the Legal Department, or the TRP International Compliance Team as appropriate.


                                      4-11

                           T. ROWE PRICE GROUP, INC.
                              STATEMENT OF POLICY
                                       ON
                            SECURITIES TRANSACTIONS

BACKGROUND INFORMATION.

     LEGAL REQUIREMENT. In accordance with the requirements of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Insider Trading and Securities Fraud Enforcement Act of 1988, and the various United Kingdom and other jurisdictions' laws and regulations, Price Group and the mutual funds ("PRICE FUNDS") which its affiliates manage have adopted this Statement of Policy on Securities Transactions ("STATEMENT").

     PRICE ADVISERS' FIDUCIARY POSITION. As investment advisers, the Price Advisers are in a fiduciary position which requires them to act with an eye only to the benefit of their clients, avoiding those situations which might place, or appear to place, the interests of the Price Advisers or their officers, directors and employees in conflict with the interests of clients.

     PURPOSE OF STATEMENT OF POLICY. The Statement was developed to help guide Price Group's employees and independent directors and the independent directors of the Price Funds in the conduct of their personal investments and to:

     o eliminate the possibility of a transaction occurring that the SEC or other regulatory bodies would view as illegal, such as FRONT RUNNING (SEE definition below);

     o avoid situations where it might appear that Price Group or the Price Funds or any of their officers, directors, employees, or other personnel had personally benefited at the expense of a client or fund shareholder or taken inappropriate advantage of their fiduciary positions; and

     o prevent, as well as detect, the misuse of material, non-public information.

     Those subject to the Code, including the independent directors of Price Group and the Price Funds, are urged to consider the reasons for the adoption of this Statement. Price Group's and the Price Funds' reputations could be adversely affected as the result of even a single transaction considered questionable in light of the fiduciary duties of the Price Advisers and the independent directors of the Price Funds.

     FRONT RUNNING. Front Running is illegal. It is generally defined as the purchase or sale of a security by an officer, director or employee of an investment adviser or mutual fund in anticipation of and prior to the adviser effecting similar transactions for its clients in order to take advantage of or avoid changes in market prices effected by client transactions.

QUESTIONS ABOUT THE STATEMENT. You are urged to seek the advice of the Chief Compliance Officer of TRPA, the Chairperson of the Ethics Committee (U.S.-based personnel), the TRP International Compliance Team (International personnel) or Code Compliance (all personnel regardless of office location) when you have questions as to the application of this Statement to individual circumstances.


                                      5-1

EXCESSIVE TRADING AND MARKET TIMING OF MUTUAL FUND SHARES. The issue of excessive trading and market timing by mutual fund shareholders is a serious one and is not unique to T. Rowe Price. Employees may not engage in trading of shares of a Price Fund that is inconsistent with the prospectus of that Fund.

Excessive or short-term trading in fund shares may disrupt management of a fund and raise its costs. The Board of Directors/Trustees of the Price Funds have adopted a policy to deter excessive and short-term trading (the "POLICY"), which applies to persons trading directly with T. Rowe Price and indirectly through intermediaries. Under this Policy, T. Rowe Price may bar excessive and short-term traders from purchasing shares.

This Policy is set forth in each Fund's prospectus, which governs all trading activity in the Fund regardless of whether you are holding T. Rowe Price Fund shares as a retail investor or through your T. Rowe Price U.S. Retirement Program account.

ALTHOUGH THE FUND MAY ISSUE A WARNING LETTER REGARDING EXCESSIVE TRADING OR MARKET TIMING, ANY TRADE ACTIVITY IN VIOLATION OF THE POLICY WILL ALSO BE REVIEWED BY THE CHIEF COMPLIANCE OFFICER, WHO WILL REFER INSTANCES TO THE ETHICS COMMITTEE AS HE OR SHE FEELS APPROPRIATE. THE ETHICS COMMITTEE, BASED ON ITS REVIEW, MAY TAKE DISCIPLINARY ACTION, INCLUDING SUSPENSION OF TRADING PRIVILEGES, FORFEITURE OF PROFITS OR THE AMOUNT OF LOSSES AVOIDED, AND TERMINATION OF EMPLOYMENT, AS IT DEEMS APPROPRIATE.

Employees are also expected to abide by trading restrictions imposed by other funds as described in their prospectuses. If you violate the trading restrictions of a non-Price Fund, the Ethics Committee may impose the same penalties available for violation of the Price Funds excessive trading Policy.

PERSONS SUBJECT TO STATEMENT. The provisions of this Statement apply as described below to the following persons and entities. Each person and entity (except the independent directors of Price Group) is classified as either an Access Person or a Non-Access Person as described below. The provisions of this Statement may also apply to an Access Person's or Non-Access Person's spouse, minor children, and certain other relatives, as further described on page
5-5 of this Statement. All Access Persons except the independent directors of the Price Funds are subject to all provisions of this Statement except certain restrictions on purchases in initial public offerings that apply only to Investment Personnel. The independent directors of the Price Funds are not subject to prior transaction clearance requirements and are subject to modified reporting as described on page 5-21. Non-Access Persons are subject to the general principles of the Statement and its reporting requirements, but are only required to receive prior transaction clearance for transactions in Price Group stock. The persons and entities covered by this Statement are:

     PRICE GROUP. Price Group, each of its subsidiaries and affiliates, and their retirement plans.

     EMPLOYEE PARTNERSHIPS. Partnerships such as Pratt Street Ventures.

     PERSONNEL. Each officer, inside director and employee of Price Group and its subsidiaries and affiliates, including T. Rowe Price Investment Services, Inc., the principal underwriter of the Price Funds.


                                      5-2

     CERTAIN CONTINGENT WORKERS/CONTRACTORS. These workers include:

     o    All temporary workers hired on the Price Group payroll ("TRP
          TEMPORARIES");

     o All agency temporaries whose assignments at Price Group exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

     o All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period AND whose work is closely related to the ongoing work of Price Group's employees (versus project work that stands apart from ongoing work); and

     o Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

     RETIRED EMPLOYEES. Retired employees of Price Group who receive investment research information from one or more of the Price Advisers will be subject to this Statement.

     INDEPENDENT DIRECTORS OF PRICE GROUP AND THE PRICE FUNDS. The independent directors of Price Group include those directors of Price Group who are neither officers nor employees of Price Group or any of its subsidiaries or affiliates. The independent directors of the Price Funds include those directors of the Price Funds who are not deemed to be "interested persons" of Price Group.

     Although subject to the general principles of this Statement, including the definition of "beneficial ownership," independent directors are subject only to modified reporting requirements (sEE pages 5-21 to 5-23). The trades of the independent directors of the Price Funds are not subject to prior transaction clearance requirements. The trades of the independent directors of Price Group are not subject to prior transaction clearance requirements except for transactions in Price Group stock.

ACCESS PERSONS. Certain persons and entities are classified as "Access Persons" under the Code. The term "ACCESS PERSONS" means:

     o    the Price Advisers;

     o any officer or director of any of the Price Advisers or the Price Funds (except the independent directors of the Price Funds are not subject to prior transaction clearance and have modified reporting requirements, as described below);

     o any person associated with any of the Price Advisers or the Price funds who, in connection with his or her regular functions or duties, makes, participates in, or obtains or has access to non-public information regarding the purchase or sale of securities by a Price Fund or other advisory client, or to non-public information regarding any securities holdings of any client of a Price Adviser, including the Price Funds, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or


                                      5-3

     o any person in a control relationship to any of the Price Advisers or a Price Fund who obtains or has access to information concerning recommendations made to a Price Fund or other advisory client with regard to the purchase or sale of securities by the Price Fund or advisory client.

     All Access Persons are notified of their status under the Code. Although a person can be an Access Person of one or more Price Advisers AND one or more of the Price Funds, the independent directors of the Price Funds are ONLY Access Persons of the applicable Price Funds; they are not Access Persons of any of the Price Advisers.

     INVESTMENT PERSONNEL. An Access Person is further identified as "INVESTMENT PERSONNEL" if, in connection with his or her regular functions or duties, he or she "makes or participates in making recommendations regarding the purchase or sale of securities" by a Price Fund or other advisory client.

     The term "Investment Personnel" includes, but is not limited to:

     o those employees who are authorized to make investment decisions or to recommend securities transactions on behalf of the firm's clients (investment counselors and members of the mutual fund advisory committees);

     o    research and credit analysts; and

     o    traders who assist in the investment process

     All Investment Personnel are deemed Access Persons under the Code. All Investment Personnel are notified of their status under the Code. Investment Personnel are generally prohibited from investing in initial public offerings (SEE page 5-15).

NON-ACCESS PERSONS. Persons who do not fall within the definition of Access Persons are deemed "NON-ACCESS PERSONS." If a Non-Access Person is married to an Access Person, then the non-Access Person is deemed to be an Access Person under the beneficial ownership provisions described below. However, the independent directors of Price Group are not included in this definition.

TRANSACTIONS SUBJECT TO STATEMENT. Except as provided below, the provisions of this Statement apply to transactions that fall under EITHER ONE of the following two conditions:

FIRST, you are a "BENEFICIAL OWNER" of the security under the Rule 16a-1 of the Exchange Act, defined as follows; OR

SECOND, if you CONTROL or direct securities trading for another person or entity, those trades are subject to this Statement even if you are not a beneficial owner of the securities. For example, if you have an exercisable trading authorization (E.G., a power of attorney to direct transactions in another person's account) of an unrelated person's or entity's brokerage account, or are directing


                                      5-4
another person's or entity's trades, those transactions will usually be subject to this Statement to the same extent your personal trades would be as described below.

DEFINITION OF BENEFICIAL OWNER. A "beneficial owner" is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

A person has beneficial ownership in:

     o securities held by members of the person's immediate family SHARING THE SAME HOUSEHOLD, although the presumption of beneficial ownership may be rebutted;

     o a person's interest in securities held by a trust, which may include both trustees with investment control and, in some instances, trust beneficiaries;

     o a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable;

     o a general partner's proportionate interest in the portfolio securities held by either a general or limited partnership;

     o certain performance-related fees other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; and

     o a person's right to dividends that is separated or separable from the underlying securities. Otherwise, right to dividends alone shall not represent beneficial ownership in the securities.

A shareholder shall not be deemed to have beneficial ownership in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

REQUESTS FOR CLARIFICATIONS OR INTERPRETATIONS REGARDING BENEFICIAL OWNERSHIP OR CONTROL. If you have beneficial ownership of a security, any transaction involving that security is presumed to be subject to the relevant requirements of this Statement, UNLESS you have no direct or indirect influence or control over the transaction. Such a situation MAY arise, for example, if you have delegated investment authority to an independent investment adviser or your spouse has an independent trading program in which you have no input. Similarly, if your spouse has investment control over, but not beneficial ownership in, an unrelated account, the Statement may not apply to those securities and you may wish to seek clarification or an interpretation.

If you are involved in an investment account for a family situation, trust, partnership, corporation, etc., which you feel should not be subject to the Statement's relevant prior transaction clearance and/or reporting requirements, you should submit a written request for clarification or interpretation to either the Code Compliance Section (via the Legal Compliance Employee Trading mailbox) or the TRP International Compliance Team. Any such request for


                                      5-5
clarification or interpretations should name the account, your interest in the account, the persons or firms responsible for its management, and the specific facts of the situation. DO NOT ASSUME THAT THE STATEMENT IS NOT APPLICABLE; YOU MUST RECEIVE A CLARIFICATION OR INTERPRETATION ABOUT THE APPLICABILITY OF THE STATEMENT. Clarifications and interpretations are not self-executing; you must receive a response to a request for clarification or interpretation directly from the Code Compliance Team or the TRP International Compliance Team before proceeding with the transaction or other action covered by this Statement.

PRIOR TRANSACTION CLEARANCE REQUIREMENTS GENERALLY. As described, certain transactions require prior clearance before execution. Receiving prior transaction clearance does not relieve you from conducting your personal securities transactions in full compliance with the Code, including its prohibition on trading while in possession of material, inside information, and the 60-Day Rule, and with applicable law, including the prohibition on Front Running (SEE page 5-1 for definition of Front Running).

TRANSACTIONS IN STOCK OF PRICE GROUP. Because Price Group is a public company, ownership of its stock subjects its officers, inside and independent directors, employees and all others subject to the Code to special legal requirements under the United States securities laws. YOU ARE RESPONSIBLE FOR YOUR OWN COMPLIANCE WITH THESE REQUIREMENTS. In connection with these legal requirements, Price Group has adopted the following rules and procedures:

     INDEPENDENT DIRECTORS OF PRICE FUNDS. The independent directors of the Price Funds are prohibited from owning the stock or other securities of Price Group.

     QUARTERLY EARNINGS REPORT. Generally, all Access Persons and Non-Access Persons and the independent directors of Price Group must refrain from initiating transactions in Price Group stock in which they have a beneficial interest from the second trading day after quarter end (or such other date as management shall from time to time determine) through the day after the filing of the firm's earnings release with the SEC on Form 10-Q or Form 8-K. You will be notified by the Management Committee from time to time as to the controlling dates.

     PRIOR TRANSACTION CLEARANCE OF PRICE GROUP STOCK TRANSACTIONS GENERALLY. Access Persons and Non-Access Persons and the independent directors of Price Group are required to obtain clearance prior to effecting any proposed transaction (including gifts and transfers of beneficial ownership) involving shares of Price Group stock owned beneficially, including any Price Group stock owned in the Employee Stock Purchase Plan ("ESPP"). Moving shares of Price Group stock (held outside of the ESPP) between securities firms or to/from street name accounts with the same registration does not have to receive prior clearance, but must be reported.

     PRIOR TRANSACTION CLEARANCE PROCEDURES FOR PRICE GROUP STOCK. Requests for prior transaction clearance must be processed by using the online request form. This online form can be accessed through the TROW Employee Stock Transactions tool located on the TRP Exchange. The Payroll and Stock Transaction Group is responsible for processing and maintaining the records of all such requests. This includes not only market transactions, but also sales of stock purchased either through the ESPP or through a securities account if shares of Price Group stock are transferred there from the ESPP.


                                      5-6

     Purchases effected through the ESPP are automatically reported to the Payroll and Stock Transaction Group.

     GIFTS. The giving of or receipt of Price Group stock (TROW) must be prior cleared. This includes donation transactions into donor-advised funds such as the T. Rowe Price Program for Charitable Giving, as well as any other charitable gifting.

     PROHIBITION REGARDING TRANSACTIONS IN PRICE GROUP OPTIONS. Transactions in options (other than stock options granted to T. Rowe Price associates) on Price Group stock are not permitted.

     PROHIBITION REGARDING SHORT SALES OF PRICE GROUP STOCK. Short sales of Price Group stock are not permitted.

     HEDGING TRANSACTIONS IN PRICE GROUP STOCK. Entering into any contract or purchasing any instrument designed to hedge or offset any decrease in the market value of Price Group stock is not permitted.

     APPLICABILITY OF 60-DAY RULE TO PRICE GROUP STOCK TRANSACTIONS. Transactions in Price Group stock are subject to the 60-Day Rule except for transactions effected THROUGH the ESPP, the exercise of employee stock options granted by Price Group and the subsequent sale of the derivative shares, and shares obtained through an established dividend reinvestment program. Refer to page 5-27 for a full description of the 60-Day Rule.

     Only Price Group stock that has been held for at least 60 days may be gifted. You must receive prior clearance before gifting shares of Price Group stock.

     Purchases of Price Group stock in the ESPP through payroll deduction are not considered in determining the applicability of the 60-Day Rule to market transactions in Price Group stock (SEE page 5-28).

     To avoid issues with the 60-day rule, shares may not be transferred out of or otherwise removed from the ESPP if the shares have been held for less than 60 days.

--------------------------------------------------------------------------------
     ACCESS PERSONS AND NON-ACCESS PERSONS AND THE INDEPENDENT DIRECTORS OF PRICE GROUP MUST OBTAIN PRIOR TRANSACTION CLEARANCE OF ANY TRANSACTION INVOLVING PRICE GROUP STOCK, (UNLESS SPECIFICALLY EXEMPTED, SUCH AS TRANSFERS OF FORM OF OWNERSHIP) FROM THE PAYROLL AND STOCK TRANSACTION GROUP.
--------------------------------------------------------------------------------

     INITIAL DISCLOSURE OF HOLDINGS OF PRICE GROUP STOCK. Each new employee must report to the Payroll and Stock Transaction Group any shares of Price Group stock of which he or she has beneficial ownership no later than ten business days after his or her starting date.

     DIVIDEND REINVESTMENT PLANS FOR PRICE GROUP STOCK. Purchases of Price Group stock owned outside of the ESPP and effected through a dividend reinvestment plan need not receive prior transaction clearance. Reporting of transactions effected through that plan need only be made quarterly through statements provided to the Code Compliance Team


                                      5-7
     or by the financial institution (E.G. broker/dealer) where the account is maintained, EXCEPT IN THE CASE OF EMPLOYEES WHO ARE SUBJECT TO SECTION 16 OF THE EXCHANGE ACT, WHO MUST REPORT SUCH TRANSACTIONS IMMEDIATELY.

     EFFECTIVENESS OF PRIOR CLEARANCE. Prior transaction clearance of transactions in Price Group stock is effective for three United States business days from and including the date the clearance is granted, unless
     (i) advised to the contrary by the Payroll and Stock Transaction Group prior to the proposed transaction, or (ii) the person receiving the clearance comes into possession of material, non-public information concerning the firm. If the proposed transaction in Price Group stock is not executed within this time period, a new clearance must be obtained before the individual can execute the proposed transaction.

     REPORTING OF DISPOSITION OF PROPOSED TRANSACTION. You must use the form returned to you by the Payroll and Stock Transaction Group to notify it of the disposition (whether the proposed transaction was effected or not) of each transaction involving shares of Price Group stock owned directly. The notice must be returned within two business days of the trade's execution or within five business days of the date of prior transaction clearance if the trade is not executed.

     INSIDER REPORTING AND LIABILITY. Under current SEC rules, certain officers directors and 10% stockholders of a publicly traded company ("INSIDERS") are subject to the requirements of Section 16. Insiders include the directors and certain executive officers of Price Group. The Payroll and Stock Transaction Group informs all those who are Insiders of their obligations under Section 16.

     SEC REPORTING. There are three reporting forms which Insiders are required to file with the SEC to report their purchase, sale and transfer transactions in, and holdings of, Price Group stock. Although the Payroll and Stock Transaction Group will provide assistance in complying with these requirements as an accommodation to Insiders, it remains the legal responsibility of each Insider to ensure that the applicable reports are filed in a timely manner.

          o FORM 3. The initial ownership report by an Insider is required to be filed on Form 3. This report must be filed within ten days after a person becomes an Insider (I.E., is elected as a director or appointed as an executive officer) to report all current holdings of Price Group stock. Following the election or appointment of an Insider, the Payroll and Stock Transaction Group will deliver to the Insider a Form 3 for appropriate signatures and will file the form electronically with the SEC.

          o FORM 4. Any change in the Insider's ownership of Price Group stock must be reported on a Form 4 unless eligible for deferred reporting on year-end Form 5. The Form 4 must be filed electronically before the end of the second business day following the day on which a transaction resulting in a change in beneficial ownership has been executed. Following receipt of the Notice of Disposition of the proposed transaction, the Payroll and Stock Transaction Group will deliver to the Insider a Form 4, as applicable, for appropriate signatures and will file the form electronically with the SEC.


                                      5-8

          o FORM 5. Any transaction or holding that is exempt from reporting on Form 4, such as small purchases of stock, gifts, etc. may be reported electronically on a deferred basis on Form 5 within 45 calendar days after the end of the calendar year in which the transaction occurred. No Form 5 is necessary if all transactions and holdings were previously reported on Form 4.

     LIABILITY FOR SHORT-SWING PROFITS. Under the United States securities laws, profit realized by certain officers, as well as directors and 10% stockholders of a company (including Price Group) as a result of a purchase and sale (or sale and purchase) of stock of the company within a period of less than six months must be returned to the firm or its designated payee upon request.

PRIOR TRANSACTION CLEARANCE REQUIREMENTS (OTHER THAN PRICE GROUP STOCK) FOR ACCESS PERSONS.

ACCESS PERSONS, other than the independent directors of the Price Funds must, unless otherwise provided for below, obtain prior transaction clearance before directly or indirectly initiating, recommending, or in any way participating in, the purchase or sale of a security in which the Access Person has, or by reason of such transaction may acquire, any beneficial interest or which he or she controls. This includes the writing of an option to purchase or sell a security and the acquisition of any shares in an Automatic Investment Plan through a non-systematic investment. NON-ACCESS PERSONS are NOT required to obtain prior clearance before engaging in any securities transactions, except for transaction in Price Group stock.

--------------------------------------------------------------------------------
ACCESS PERSONS AND NON-ACCESS PERSONS AND THE INDEPENDENT DIRECTORS OF PRICE GROUP MUST OBTAIN PRIOR TRANSACTION CLEARANCE OF ANY TRANSACTION INVOLVING
PRICE GROUP STOCK, (UNLESS SPECIFICALLY EXEMPTED, SUCH AS TRANSFERS OF FORM OF OWNERSHIP) FROM THE PAYROLL AND STOCK TRANSACTION GROUP.
--------------------------------------------------------------------------------

Where required, prior transaction clearance must be obtained regardless of whether the transaction is effected through TRP Brokerage (generally available only to U.S. residents) or through an unaffiliated broker/dealer or other entity. Please note that the prior clearance procedures do NOT check compliance with the 60-Day Rule (SEE page 5-27); you are responsible for ensuring your compliance with this rule.

THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS ARE NOT REQUIRED TO RECEIVE PRIOR TRANSACTION CLEARANCE IN ANY CASE.

TRANSACTIONS (OTHER THAN IN PRICE GROUP STOCK) THAT DO NOT REQUIRE EITHER PRIOR TRANSACTION CLEARANCE OR REPORTING UNLESS THEY OCCUR IN A "REPORTABLE FUND." The following transactions do not require either prior transaction clearance or reporting:

     MUTUAL FUNDS AND VARIABLE INSURANCE PRODUCTS. The purchase or redemption of shares of any open-end investment companies and variable insurance products, EXCEPT that Access Persons must report transactions in Reportable Funds (SEE page 5-12).


                                      5-9

     UNDERTAKINGS FOR COLLECTIVE INVESTMENTS IN TRANSFERRABLE SECURITIES (UCITS). The purchase or redemption of shares in an open-ended European investment fund established in accordance with the UCITS Directive provided that a Price Adviser does not serve as an adviser to the fund.

     AUTOMATIC INVESTMENT PLANS. Transactions through a program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation. However, the initial automatic investment DOES require prior clearance. An automatic investment plan includes a dividend reinvestment plan. An Access Person must report any securities owned as a result of transactions in an Automatic Investment Plan on his or her Annual Report. Any transaction that overrides the pre-set schedule or allocations of an automatic investment plan (a "NON-SYSTEMATIC TRANSACTION") must be reported by both Access Persons and non-Access Persons and Access Persons must also receive prior transaction clearance for such a transaction if the transaction would otherwise require prior transaction clearance.

     DONOR-ADVISED FUNDS. Transactions WITHIN donor-advised funds, such as the
     T. Rowe Price Program for Charitable Giving, do not require prior clearance or reporting. A gift of Price Group stock into a donor-advised fund is required to be prior cleared and reported.

     U.S GOVERNMENT OBLIGATIONS. Purchases or sales of direct obligations of the U.S Government.

     CERTAIN COMMODITY FUTURES CONTRACTS. Purchases or sales of commodity futures contracts for tangible goods (E.G., corn, soybeans, wheat) if the transaction is regulated solely by the United States Commodity Futures Trading Commission ("CFTC"). Futures contracts for financial instruments, however, MUST receive prior clearance and be reported.

     COMMERCIAL PAPER AND SIMILAR INSTRUMENTS. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

     CERTAIN UNIT INVESTMENT TRUSTS. Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, if none of the underlying funds is a Reportable Fund.

     CURRENCY. Direct foreign currency transactions (spot and forward trades) in the Japanese Yen or British Pound, for example. However, securitized or financial instruments used for currency exposure (E.G. ProShares Ultra Yen
     ETF), MUST receive prior clearance and be reported.


                                      5-10

TRANSACTIONS (OTHER THAN PRICE GROUP STOCK) THAT DO NOT REQUIRE PRIOR TRANSACTION CLEARANCE BUT MUST BE REPORTED BY BOTH ACCESS PERSONS AND NON-ACCESS PERSONS. The following transactions do not require prior transaction clearance but must be reported:

     EXCHANGE-TRADED FUNDS ("ETFS"). Purchases or sales of the following ETFs
     ONLY:

          o    SPDR Dow Jones Industrial Average ETF ("DIA")

          o    SPDR S&P 500 ETF Trust ("SPY")

          o    PowerShares QQQ Trust, Series 1 (ETF) ("QQQ")

          o    iShares MSCI EAFE ETF ("EFA")

          o    iShares Core S&P 500 ETF ("IVV")

          o    iShares Russell 2000 ETF ("IWM")

          o    iShares MSCI Emerging Market ETF ("EEM")

          o    iShares FTSE 100 UCITS ETF ("GB/ISF")

     TRANSACTIONS BY ACCESS PERSONS IN ALL OTHER ETFS, INCLUDING ETFS AUTHORIZED AS UCITS, MUST RECEIVE PRIOR CLEARANCE AND THESE TRANSACTIONS MUST BE REPORTED BY BOTH ACCESS PERSONS AND NON-ACCESS PERSONS.

     UNIT INVESTMENT TRUSTS. Purchases or sales of shares in unit investment trusts registered under the Investment Company Act of 1940, unless the unit investment trust is an ETF, in which case it must comply with the specific restrictions on ETFs described immediately above.

     NATIONAL GOVERNMENT OBLIGATIONS (OTHER THAN U.S.). Purchases or sales of direct obligations of national (non-U.S.) governments.

     VARIABLE RATE DEMAND NOTES. This financial instrument is an unsecured debt obligation of a corporate entity. These instruments generally pay a floating interest rate slightly above the prevailing money market rates and include check-writing capabilities. It is not a money market fund nor is it equivalent to a bank deposit or bank account therefore the instrument is not protected by the Securities Investor Protection Corporation or Federal Deposit Insurance Corporation.

     PRO RATA DISTRIBUTIONS. Purchases effected by the exercise of rights issued pro-rata to all holders of a class of securities or the sale of rights so received.

     TENDER OFFERS. Purchases and sales of securities pursuant to a mandatory (E.G., the holder has NO choice or elections regarding the offer) tender offer. Merger elections, however, that presents holders of acquired securities, with exchange options that typically include cash or securities of the acquiring company and/or a combination thereof, MUST be prior cleared.

     EXERCISE OF STOCK OPTION OF CORPORATE EMPLOYER BY SPOUSE. Transactions involving the exercise by an Access Person's spouse of a stock option issued by the corporation employing the spouse. However, a subsequent sale of the stock obtained by means of the exercise, including sales effected by a "cash-less" transactions, must receive prior transaction clearance.


                                      5-11

     RESTRICTED STOCK PLAN AUTOMATIC SALES FOR TAX PURPOSES BY SPOUSE. Transactions commonly called "net sales" whereby upon vesting of restricted shares, a portion of the shares are automatically sold in order to cover the tax obligation.

     INHERITANCES. The acquisition of securities through inheritance.

     GIFTS. The giving of or receipt of a security as a gift. However a gift of or receipt of Price Group stock must be prior cleared.

     STOCK SPLITS, REVERSE STOCK SPLITS, AND SIMILAR ACQUISITIONS AND DISPOSITIONS. The mandatory acquisition of additional shares or the disposition of existing corporate holdings through stock splits, reverse stock splits, stock dividends, exercise of rights, exchange or conversion. Reporting of such transactions must be made within 30 days of the end of the quarter in which they occurred. Reporting is deemed to have been made if the acquisition or disposition is reported on a confirmation, statement or similar document sent to Code Compliance.

     SPOUSAL EMPLOYEE-SPONSORED PAYROLL DEDUCTION PLANS. Purchases, but not sales, by an Access Person's spouse pursuant to an employee-sponsored payroll deduction plan (E.G., a 401(k) plan or employee stock purchase plan), provided the Code Compliance Section has been previously notified by the Access Person that the spouse will be participating in the payroll deduction plan. Reporting of such transactions must be made within 30 days of the end of the quarter in which they occurred. A sale or exchange of stock held in such a plan is subject to the prior transaction clearance requirements for Access Persons.

     PARTIAL SHARES SOLD. Partial shares held in an account that are sold when the account is transferred to another broker/dealer or to new owner or partial shares sold automatically by the broker/dealer.

TRANSACTIONS (OTHER THAN PRICE GROUP STOCK) THAT DO NOT REQUIRE PRIOR TRANSACTION CLEARANCE BUT MUST BE REPORTED BY ACCESS PERSONS ONLY.

     REPORTABLE FUNDS NOT HELD ON A T. ROWE PRICE PLATFORM. Access Persons must report the purchases and sales of shares of Reportable Funds. A REPORTABLE FUND IS ANY OPEN-END INVESTMENT COMPANY, INCLUDING MONEY MARKET FUNDS AND UCITS, FOR WHICH ANY OF THE PRICE ADVISERS SERVES AS AN INVESTMENT ADVISER. This includes not only the Price Funds, SICAVs, and any Price-advised investment products, but also any fund managed by any of the Price Advisers either through sub-advised relationships, including any fund holdings offered through retirement plans (E.G., 401(k) plans) other than the T. Rowe Price U.S. Retirement Plan, or as an investment option offered as part of a variable annuity. Code Compliance maintains a listing of sub-advised Reportable Funds on the TRP Exchange.


                                      5-12

     Access Persons must inform the Code Compliance Team about ownership of shares of Price Funds. Once this notification has been given, if the Price Fund is held on a T. Rowe Price platform, in a TRP Brokerage Account, or in the T. Rowe Price U.S. Retirement Plan, the Access Person need not report these transactions directly (SEE page 5-20).

     In instances where Price Funds are held through an intermediary, transactions in shares of those Price Funds must be reported as described on page 5-20.

     INTERESTS IN SECTION 529 COLLEGE SAVINGS PLANS NOT HELD ON THE T. ROWE PRICE PLATFORM. Access Persons must report the purchase and sale of interests in any Section 529 College Savings Plan for which any Price Adviser serves as an adviser or subadviser to the plan.

     Access Persons must inform the Code Compliance Team about ownership of interests in the Maryland College Investment Plan, the T. Rowe Price College Savings Plan and the University of Alaska College Savings Plan. For these specific plans only, once this notification has been given, an Access Person need not report transactions directly (SEE page 5-20).

     In instances where ownership interests in 529 College Savings Plans that are advised or subadvised by a Price Adviser are held through an intermediary, transactions must be reported as described on page 5-19.

The independent directors of the Price Funds are subject to modified reporting requirements.

The Chief Compliance Officer or his or her designee reviews at a minimum the transaction reports for all securities required to be reported under the Advisers Act or the Investment Company Act for all employees, officers, and inside directors of Price Group and its affiliates and for the independent directors of the Price Funds.

TRANSACTIONS (OTHER THAN PRICE GROUP STOCK) THAT REQUIRE PRIOR TRANSATION CLEARANCE BY ACCESS PERSONS. If the transaction or security is not subject to prior transaction clearance, you should assume that it IS subject to this requirement unless specifically informed otherwise by the Code Compliance Team or the TRP International Compliance Team. The only Access Persons not subject to the prior transaction clearance requirements are the independent directors of the Price Funds.

Among the transactions for which you must receive prior transaction clearance are:

     o Non-systematic transactions in a security that is not exempt from prior transaction clearance;

     o Close-end fund transactions, including U.K, Canadian, and other non-U.S. investment trusts, and ETFs not specifically exempted from prior clearance (SEE page 5-11); and

     o Transactions in sector index funds that are closed-end or exchange-traded funds.


                                      5-13

OTHER TRANSACTION REPORTING REQUIREMENTS. Any transaction that is subject to the prior transaction clearance requirements on behalf of an Access Person (except the independent directors of the Price Funds), including purchases in initial public offerings and private placement transactions, must be reported. Although Non-Access Persons are not required to receive prior transaction clearance for securities transactions (other than Price Group stock), they MUST report any transaction that would require prior transaction clearance by an Access Person. The independent directors of Price Group and the Price Funds are subject to modified reporting requirements.

PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE (OTHER THAN PRICE GROUP STOCK) FOR ACCESS PERSONS. Unless prior transaction clearance is not required as described above or the Chairperson of the Ethics Committee or his or her designee has otherwise determined that prior transaction clearance is not required, Access Persons, other than the independent directors of the Price Funds, must receive prior transaction clearance for all securities transactions.

Access Persons should follow the procedures set forth below before engaging in the transactions described. If an Access Person is not certain whether a proposed transaction is subject to the prior transaction clearance requirements, he or she should contact the Code Compliance Team BEFORE proceeding.

     PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR INITIAL PUBLIC OFFERINGS ("IPOS"):

          NON-INVESTMENT PERSONNEL. Access Persons who are NOT Investment Personnel ("NON-INVESTMENT PERSONNEL") may purchase securities that are the subject of an IPO ONLY after receiving prior transaction clearance in writing from the Chairperson of the Ethics Committee or his or her designee ("DESIGNEE"). An IPO would include, for example, an offering of securities registered under the Securities Act of 1933 when the issuer of the securities, immediately before the registration, was not subject to certain reporting requirements of the Exchange Act. This requirement applies to ALL IPOs regardless of market.

          In considering such a request for prior transaction clearance, the Chairperson or his or her Designee will determine whether the proposed transaction presents a conflict of interest with any of the firm's clients or otherwise violates the Code. The Chairperson or his or her Designee will also consider whether:

          1. The purchase is made through the Non-Investment Personnel's regular broker;

          2. The number of shares to be purchased is commensurate with the normal size and activity of the Non-Investment Personnel's account; and

          3. The transaction otherwise meets the requirements of the FINRA restrictions, as applicable, regarding the sale of a new issue to an account in which a "restricted person," as defined in FINRA Rule 5130, has a beneficial interest.


                                      5-14

     Non-Investment Personnel will not be permitted to purchase shares in an IPO if any of the firm's clients are prohibited from doing so because of affiliated transaction restrictions. This prohibition will remain in effect until the firm's clients have had the opportunity to purchase in the secondary market once the underwriting is completed -- commonly referred to as the aftermarket. The 60-Day Rule applies to transactions in securities purchased in an IPO.

     INVESTMENT PERSONNEL. Investment Personnel may NOT purchase securities in an IPO.

     NON-ACCESS PERSONS. Although Non-Access Persons are not required to receive prior transaction clearance before purchasing shares in an IPO, any Non-Access Person who is a registered representative or associated person of Investment Services is reminded that FINRA Rule 5130 may restrict his or her ability to buy shares in a new issue in any market.

     PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR PRIVATE PLACEMENTS. Access Persons may not invest in a private placement of securities, including the purchase of limited partnership interests, unless prior transaction clearance in writing has been obtained from the Chairperson of the Ethics Committee or his or her Designee. This prior clearance provision includes situations involving investment transactions made in small businesses typically sourced through family or friends as well as any other referral source.

     A private placement is generally defined by the SEC as an offering that is exempt from registration under the Securities Act. Private placement investments generally require the investor to complete a written questionnaire or subscription agreement.

          CROWDFUNDING. Investments made through crowdfunding sites that serve to match entrepreneurs with investors, through which investors receive an equity stake in the business, are generally considered to be private placements and would require prior clearance. In contrast, providing funding through crowdfunding sites that serve to fund projects or philanthropic ventures are not considered private placements and therefore would not require prior clearance.

     If an Access Person has any questions about whether a transaction is, in fact, a private placement, he or she should contact the Chairperson of the Ethics Committee or his or her designee.

     In considering a request for prior transaction clearance for a private placement, the Chairperson will determine whether the investment opportunity (private placement) should be reserved for the firm's clients, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the firm. The Chairperson will also secure, if appropriate, the approval of the proposed transaction from the chairperson of the applicable investment steering committee. These investments may also have special reporting requirements, as discussed under "Procedures for Reporting Transactions," at page 5-19.

          CONTINUING OBLIGATION. An Access Person who has received prior transaction clearance to invest and does invest in a private placement of securities and who, at a later date, anticipates participating in the firm's investment decision process


                                      5-15
          regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client, must immediately disclose his or her prior investment in the private placement to the Chairperson of the Ethics Committee and to the chairperson of the appropriate investment steering committee.

     Registered representatives of Investment Services are reminded that FINRA rules may restrict investment in a private placement in certain circumstances.

     PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR ALL OTHER SECURITIES TRANSACTIONS. Requests for prior transaction clearance by Access Persons for all other securities transactions requiring prior transaction clearance should generally be made via myTRPcompliance on the firm's intranet. The myTRPcompliance system automatically sends any request for prior transaction approval that requires manual intervention to the Code Compliance team. If you cannot access myTRPcompliance, requests may be made by email to the Legal Compliance Employee Trading mailbox. All requests must include the name of the security, a definitive security identifier (E.G., CUSIP, ticker, or Sedol), the number of shares or amount of bond involved, and the nature of the transaction, I.E., whether the transaction is a purchase, sale, short sale, or buy to cover. Responses to all requests will be made by myTRPcompliance or the Code Compliance Team, documenting the request and whether or not prior transaction clearance has been granted. The myTRPcompliance system maintains the record of all approval and denials, whether automatic or manual.

     Requests will normally be processed on the same day; however, additional time may be required for prior transaction clearance for certain securities, including non-U.S. securities.

     EFFECTIVENESS OF PRIOR TRANSACTION CLEARANCE. Prior transaction clearance of a securities transaction is effective for three United States business days FROM AND INCLUDING the date the clearance is granted, regardless of the time of day when clearance is granted. If the proposed securities transaction is not executed within this time, a new clearance must be obtained. FOR EXAMPLE, IF PRIOR TRANSACTION CLEARANCE IS GRANTED AT 2:00 PM MONDAY, THE TRADE MUST BE EXECUTED BY WEDNESDAY. In situations where it appears that the trade will not be executed within three business days even if the order is entered in that time period (E.G., certain transactions through transfer agents or spousal employee-sponsored payroll deduction plans), please notify the Code Compliance Team AFTER prior clearance has been granted, but BEFORE entering the order with the executing agent.

     REMINDER. If you are an Access Person and become the beneficial owner of another's securities (E.G., by marriage to the owner of the securities) or begin to direct trading of another's securities, then transactions in those securities also become subject to the prior transaction clearance requirements. You must also report acquisition of beneficial ownership or control of these securities within ten business days of your knowledge of their existence.

REASONS FOR DISALLOWING ANY REQUESTED TRANSACTION. Prior transaction clearance will usually not be granted if:


                                      5-16

     PENDING CLIENT ORDERS. Orders have been placed by any of the Price Advisers to purchase or sell the security unless certain size or volume parameters as described (on page 5-25) under "Large Issuer/Volume Transactions" are met.

     PURCHASES AND SALES WITHIN SEVEN CALENDAR DAYS. The security has been purchased or sold by any client of a Price Adviser within seven calendar days immediately prior to the date of the proposed transaction, unless certain size or volume parameters as described (on page 5-25) under "Large Issuer/Volume Transactions" are met.

     For example, if a client transaction occurs on Monday, prior transaction clearance is not generally granted to An Access Person to purchase or sell that security until Tuesday of the following week. Transactions in securities in pure as opposed to enhanced index funds are not considered for this purpose.

     If all clients have eliminated their holdings in a particular security, the seven calendar day restriction is not applicable to an Access Person's transactions in that security.

     APPROVED COMPANY RATING CHANGES. A change in the rating of an approved company has occurred within seven calendar days immediately prior to the date of the proposed transaction. Accordingly, trading would not be permitted until the eighth calendar day.

     SECURITIES SUBJECT TO INTERNAL TRADING RESTRICTIONS. The security is limited or restricted by any of the Price Advisers as to purchase or sale by Access Persons.

     EXCHANGE-TRADED FUND (ETF) RESTRICTIONS. Transaction requests in narrow, inverse (also known as short or inverse-leveraged) ETFs will be denied. Narrow, inverse ETFs include, but are not limited to, those focused on the commodities, currencies and specific market sectors. Short sale transaction requests of narrow, long ETFs will also be denied. A list of eligible, "to be approved for trading" broad, inverse ETFs will be maintained on the Exchange.

REQUESTS FOR RECONSIDERATION OF PRIOR TRANSACTION CLEARANCE DENIALS. If an Access Person has not been granted a requested prior transaction clearance, he or she may apply to the Chairperson of the Ethics Committee or his or her designee for reconsideration. Such a request must be in writing and must fully describe the basis upon which the reconsideration is being requested. As part of the reconsideration process, the Chairperson or his or her designee will determine if any client of any of the Price Advisers may be disadvantaged by the proposed transaction by the Access Person. The factors the Chairperson or his or her designee may consider in making this determination include:

     o    the size of the proposed transaction;

     o the nature of the proposed transaction (I.E., buy or sell) and of any recent, current or pending client transactions;

     o the trading volume of the security that is the subject of the proposed Access Person transaction;


                                      5-17

     o the existence of any current or pending order in the security for any client of a Price Adviser;

     o the reason the Access Person wants to trade (E.G., to provide funds for the purchase of a home); and

     o the number of times the Access Person has requested prior transaction clearance for the proposed trade and the amount of time elapsed between each prior transaction clearance request.

TRANSACTION CONFIRMATIONS AND PERIODIC ACCOUNT STATEMENTS. All Access Persons (except the independent directors of the Price Funds) and Non-Access Persons must request broker-dealers, investment advisers, banks, or other financial institutions executing their transactions to send a duplicate confirmation or contract note with respect to each and every reportable transaction, including Price Group stock, and a copy of all periodic statements for all securities accounts in which the Access Person or Non-Access Person is considered to have beneficial ownership and/or control (see discussion of beneficial ownership and control concepts on page 5-4) to Code Compliance, Legal Department, T. Rowe Price, P.O. Box 17218, Baltimore, Maryland 21297-1218. T. Rowe Price has established relationships and processes with many broker-dealers for purposes of obtaining duplicate confirmations and contract notes as well as periodic statements. Certain broker-dealers require employee consent before sending such confirmations, contract notes, and statements to T. Rowe Price. In those cases, Code Compliance will contact the employee and obtain the required authorization.

The independent directors of Price Group and the Price Funds are subject to modified reporting requirements described at pages 5-21 to 5-23.

If transaction or statement information is provided in a language other than English, the employee should provide a translation into English of the documents.

NOTIFICATION OF SECURITIES ACCOUNTS. All persons (except the independent directors of the Price Funds) and all entities subject to this Statement must report their securities accounts upon joining the firm as well as report any new securities accounts opened while employed by the firm. myTRPcompliance (located on the Exchange) is the tool that must be used to report and maintain (open or close) accounts holding securities subject to this Statement of Policy.

THE INDEPENDENT DIRECTORS OF PRICE GROUP AND THE PRICE FUNDS ARE NOT SUBJECT TO THIS REQUIREMENT.

     NEW PERSONNEL SUBJECT TO THE CODE. A person subject to the Code must give written notice as directed above of any existing securities accounts maintained with any broker, dealer, investment adviser, bank or other financial institution within ten business days of association with the firm.

     You do not have to report accounts at transfer agents or similar entities if the only securities in those accounts are variable insurance products or open-end mutual funds IF these are the only types of securities that can be held or traded in the accounts. If other securities can be held or traded, the accounts must be reported. For example, if you have


                                      5-18
     an account at a transfer agent that can only hold shares of a mutual fund; that account does not have to be reported. If, however, you have a brokerage account it must be reported even if the only securities currently held or traded in it are mutual funds.

     OFFICERS, DIRECTORS AND REGISTERED REPRESENTATIVES OF INVESTMENT SERVICES. FINRA requires each associated person of T. Rowe Price Investment Services, Inc. to:

     o Obtain approval for a securities account from Investment Services (whether the registered person is based in the United States or internationally); the request for approval should be in writing, directed to the Code Compliance Section, and submitted before opening or placing the initial trade in the securities account; and

     o If the securities account is with a broker/dealer, provide the broker/dealer with written notice of his or her association with Investment Services.

     ANNUAL STATEMENT BY ACCESS PERSONS. Each Access Person, except an Access person who is an independent director of the Price Funds, must also file with the firm a statement of his or her accounts as of year-end in January of the following year.

     REMINDER. If you become the beneficial owner of another's securities (E.G., by marriage to the owner of the securities) or begin to direct trading of another's securities, then the associated securities accounts become subject to the account reporting requirements.

PROCEDURES FOR REPORTING TRANSACTIONS. The following requirements apply both to Access Persons and Non-Access Persons except the independent directors of Price Group and the Price Funds, who are subject to modified reporting requirements:

     REPORT FORM. If the executing firm provides a confirmation, contract note or similar document directly to the firm, you do not need to make a further report. The date this document is received by the Code Compliance Team will be deemed the date the report is submitted for purposes of SEC compliance. The Code Compliance Team MUST receive the confirmation or similar document no later than 10 days after the end of the calendar quarter in which the transaction occurred. You must report all other transactions using the "Securities Transaction Report" form which is available in the myTRPcompliance system.

     WHAT INFORMATION IS REQUIRED. Each transaction report must contain, at a minimum, the following information about each transaction involving a reportable security in which you had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:

          o    the date of the transaction

          o    the title of the security

          o    the ticker symbol or CUSIP number, as applicable

          o    the interest rate and maturity date, as applicable

          o    the number of shares, as applicable

          o the principal amount of each reportable security involved, as applicable

          o the nature of the transaction (I.E. purchase, sale or any other type of acquisition or disposition)


                                      5-19

          o    the price of the security at which the transaction was effected

          o the name of the broker, dealer or bank with or through which the transaction was effected; and

          o    the date you submit the report

     WHEN REPORTS ARE DUE. You must report a securities transaction (other than a transaction in a Reportable Fund or Section 529 College Savings Plan [Access Persons only] or a spousal payroll deduction plan or a stock split or similar acquisition or disposition) within ten business days after the trade date or within ten business days after the date on which you first gain knowledge of the transaction (for example, a bequest) if this is later. A transaction in a Reportable Fund, a Section 529 College Savings Plan, a spousal payroll deduction plan or a stock split or similar acquisition or disposition must be reported within 30 days of the end of the quarter in which it occurred.

     ACCESS PERSON REPORTING OF REPORTABLE FUNDS AND SECTION 529 COLLEGE SAVINGS PLAN INTERESTS HELD ON THE T. ROWE PRICE PLATFORM OR HELD BY THE TRP UK RETIREMENT PLAN. You are required to inform the Code Compliance Section about Reportable Funds and/or Section 529 College Savings Plan interests (I.E., the Maryland College Investment Plan, the T. Rowe Price College Savings Plan and the University of Alaska College Savings Plan) held on the
     T. Rowe Price Platform or held by the TRP UK Retirement Plan. Once you have done this, you do not have to report any transactions in those securities. Your transactions and holdings will be updated and reported automatically to Code Compliance on a periodic basis. You should report your new account via myTRPcompliance (located on the Exchange) when you first establish an account in a Reportable Fund or invest in Section 529 College Savings Plan Interests held on a T. Rowe Price Platform or held by the TRP UK Retirement Plan.

     ACCESS PERSON REPORTING OF REPORTABLE FUNDS AND SECTION 529 TRP-ADVISED COLLEGE SAVINGS PLAN INTERESTS NOT HELD ON THE T. ROWE PRICE PLATFORM. You must notify the Code Compliance Team of any Reportable Fund or Section 529 TRP-advised College Savings Plan interests that you beneficially own or control that are held at any intermediary. This would include, for example, a Price Fund held in your spouse's retirement plan, even if T. Rowe Price Retirement Plan Services, Inc. acts as the administrator or record-keeper of that plan. Any transaction in a Reportable Fund or in interests in a
     Section 529 TRP-advised College Savings Plan must be reported by duplicate transaction confirmations and statements sent directly by the intermediary to the Code Compliance Team or by the Access Person directly using the "Securities Transactions" form (located in myTRPcompliance) within 10 days of the end of the quarter in which the transaction occurred.

     REPORTING CERTAIN PRIVATE PLACEMENT TRANSACTIONS. If your investment requires periodic capital calls (E.G., in a limited partnership) you must report each capital call. This is required even if you are an Access Person and you received prior transaction clearance for a total cumulative investment. In addition, you must report any distributions you receive in the form of securities.

     REMINDER. If you become the beneficial owner of another's securities (E.G., by marriage to the owner of the securities) or begin to direct trading of another's securities, the transactions in these securities become subject to the transaction reporting requirements.


                                      5-20

REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF THE
PRICE FUNDS.

     TRANSACTIONS IN PUBLICLY TRADED SECURITIES. An independent director of the Price Funds must report transactions in publicly-traded securities where the independent director controls or directs such transactions. These reporting requirements apply to transactions the independent director effects for his or her own beneficial ownership as well as the beneficial ownership of others, such as a spouse or other family member. An independent director does not have to report securities transactions in accounts over which the independent director has no direct or indirect influence such as an account over which the independent director has granted full investment discretion to a financial adviser. The independent director should contact the Legal Department to request approval to exempt any such accounts from this reporting requirement.

     TRANSACTIONS IN NON-PUBLICLY TRADED SECURITIES. An independent director does not have to report transactions in securities which are not traded on an exchange (I.E., non-publicly traded securities), unless the independent director knew, or in the ordinary course of fulfilling his or her official duties as a Price Funds independent director, should have known that during the 15-day period immediately before or after the independent director's transaction in such non-publicly traded security, a Price Adviser purchased, sold or considered purchasing or selling such security for a Price Fund or Price advisory client.

          METHODS OF REPORTING. An independent director has the option to satisfy his or her obligation to report transactions in securities via a Quarterly Report or by arranging for the executing brokers of such transactions to provide duplicate transaction confirmations directly to the Code Compliance Team.

               QUARTERLY REPORTS. If a Price Fund independent director elects to report his or her transactions quarterly: (1) a report for each securities transaction must be filed with the Code Compliance Team no later than thirty days after the end of the calendar quarter in which the transaction was effected; and (2) a report must be filed for each quarter, regardless of whether there have been any reportable transactions. The Code compliance Team will send to each independent director of the Price Funds who chooses to report transactions on a quarterly basis a reminder letter and reporting form approximately ten days before the end of each calendar quarter.

               DUPLICATE CONFIRMATION REPORTING. An independent director of the Price Funds may also instruct his or her broker to send duplicate transaction confirmations directly to the Code Compliance Section. An independent director who chooses to have his or her broker send duplicate account information to the Code Compliance Team in lieu of directly reporting broker-executed transactions must nevertheless provide Quarterly Reports for any securities transactions for which a broker confirmation is not generated.


                                      5-21

               Among the types of transactions that are commonly not reported through a broker confirmation and may therefore have to be reported directly to T. Rowe Price are:

               o    Exercise of Stock Options of a Corporate Employer;

               o    Inheritance of a Security

               o    Gift of a Security; and

               o Transactions in Certain Commodities Futures Contracts (E.G., financial indices).

               An independent director of the Price Funds must include any transactions listed above, as applicable, in his or her Quarterly Reports if not otherwise contained in a duplicate broker confirmation. The Code Compliance Team will send to each independent director of the Price Funds who chooses to report transactions through broker confirmations a reminder letter and reporting form approximately ten days before the end of each calendar quarter so that transactions not reported by broker confirmations can be reported on the reporting form.

REPORTING OF OFFICERSHIP, DIRECTORSHIP, GENERAL PARTNERSHIP OR OTHER MANAGERIAL POSITIONS APART FROM THE PRICE FUNDS. An independent director of the Price Funds shall report to the Code Compliance Team any officership, directorship, general partnership, or other managerial position which he or she holds with any public, private, or governmental issuer other than the Price Funds.

REPORTING OF SIGNIFICANT OWNERSHIP.

     ISSUERS (OTHER THAN NON-PUBLIC INVESTMENT PARTNERSHIPS, POOLS OR FUNDS). If an independent director of the Price Funds owns more than o of 1% of the total outstanding shares of a public or private issuer (other than a non-public investment partnership, pool or fund), he or she must immediately report this ownership in writing to the Code Compliance Team, providing the name of the issuer and the total number of the issuer's shares beneficially owned.

     NON-PUBLIC INVESTMENT PARTNERSHIPS, POOLS OR FUNDS. If an independent director of the Price Funds owns more than o of 1% of the total outstanding shares or units of a non-public investment partnership, pool or fund over which the independent director exercises control or influence, the independent director must report such ownership in writing to the Code Compliance Section. For non-public investment partnerships, pools or funds where the independent director does NOT exercise control or influence, the independent director need not report such ownership to the Code Compliance Section unless and until such ownership exceeds 4% of the total outstanding shares or units of the entity.

INVESTMENTS IN PRICE GROUP. An independent director of the Price Funds is prohibited from owning the common stock or other securities of Price Group.


                                      5-22

     INVESTMENTS IN NON-LISTED SECURITIES FIRMS. An independent director of the Price Funds may not purchase or sell the shares of a broker/dealer, underwriter or federally registered investment adviser unless that entity is traded on an exchange or the purchase or sale has otherwise been approved by the Price Fund Boards.

     DEALING WITH CLIENTS. Aside from market transactions effected through securities exchanges, an independent director of the Price Funds may not, directly or indirectly, sell to or purchase any security from a client. This prohibition does not preclude the purchase or redemption of shares of any open-end mutual fund that is a client of any of the Price Advisers.

REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF PRICE
GROUP.

     REPORTING OF PERSONAL SECURITIES TRANSACTIONS. An independent director of Price Group is not required to report his or her personal securities transactions (other than transactions in Price Group stock) as long as the independent director does not obtain information about the Price Advisers' investment research, recommendations, or transactions. However, each independent director of Price Group is reminded that changes to certain information reported by the respective independent director in the Annual Questionnaire for Independent Directors are required to be reported to Corporate Records (E.G., changes in holdings of stock of financial institutions or financial institution holding companies).

     REPORTING OF OFFICERSHIP, DIRECTORSHIP, GENERAL PARTNERSHIP OR OTHER MANAGERIAL POSITIONS APART FROM PRICE GROUP. An independent director of Price Group shall report to the Code Compliance Team any officership, directorship, general partnership or other managerial position which he or she holds with any public, private, or governmental issuer other than Price Group.

REPORTING OF SIGNIFICANT OWNERSHIP.

     ISSUERS (OTHER THAN NON-PUBLIC INVESTMENT PARTNERSHIPS, POOLS OR FUNDS). If an independent director of Price Group owns more than o of 1% of the total outstanding shares of a public or private issuer (other than a non-public investment partnership, pool or fund), he or she must report this ownership in writing to the Code Compliance Team, providing the name of the issuer and the total number of the issuer's shares beneficially owned.

     NON-PUBLIC INVESTMENT PARTNERSHIPS, POOLS OR FUNDS. If an independent director of Price Group owns more than o of 1% of the total outstanding shares or units of a non-public investment partnership, pool or fund over which the independent director exercises control or influence, the independent director must report such ownership in writing to the Code Compliance Team. For non-public investment partnerships, pools or funds where the independent director does NOT exercise control or influence, the independent director need not report such ownership to the Code Compliance Team unless and until such ownership exceeds 4% of the total outstanding shares or units of the entity.


                                      5-23

INVESTMENTS IN NON-LISTED SECURITIES FIRMS. An independent director of Price Group should be mindful of potential conflicts of interest associated with transactions and/or ownership of a broker/dealer, underwriter or federally registered investment adviser that is not publicly traded. Directors should consult with the T. Rowe Price Chief Legal Counsel regarding such matters.

MISCELLANEOUS RULES REGARDING PERSONAL SECURITIES TRANSACTIONS. These rules vary in their applicability depending upon whether you are an Access Person.

The following rules apply to ALL Access Persons, except the independent directors of the Price Funds, and to ALL Non-Access Persons:

     DEALING WITH CLIENTS. Access Persons and Non-Access Persons may not, directly or indirectly, sell to or purchase from a client any security. Market transactions are not subject to this restriction. This prohibition does not preclude the purchase or redemption of shares of any open-end mutual fund that is a client of any of the Price Advisers and does not apply to transactions in a spousal employer-sponsored payroll deduction plan or spousal employer-sponsored stock option plan.

     INVESTMENT CLUBS. These restrictions vary depending upon the person's status, as follows:

          NON-ACCESS PERSONS. A Non-Access Person may form or participate in a stock or investment club without prior clearance from the Chairperson of the Ethics Committee (U.S.-based personnel) or the TRP International Compliance Team (international personnel). ONLY TRANSACTIONS IN PRICE GROUP STOCK ARE SUBJECT TO PRIOR TRANSACTION CLEARANCE. Club transactions must be reported just as the Non-Access Person's individual trades are reported.

          ACCESS PERSONS. An Access Person may not form or participate in a stock or investment club unless prior written clearance has been obtained from the Chairperson of the Ethics Committee (U.S.-based personnel) or the TRP International Compliance Team (international personnel). Generally, transactions by such a stock or investment club in which an Access Person has beneficial ownership or control are subject to the same prior transaction clearance and reporting requirements applicable to an individual Access Person's trades. If, however, the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions, the Chairperson of the Ethics Committee or the TRP International Compliance Team may, as appropriate as part of the prior clearance process, require the prior transaction clearance of Price Group stock transactions only.

     MARGIN ACCOUNTS. While margin accounts are discouraged, you may open and maintain margin accounts for the purchase of securities provided such accounts are with firms with which you maintain a regular securities account relationship.

     LIMIT ORDERS. While limit orders are permitted, Access Persons must be careful using "good until cancelled" orders keeping in mind that prior clearance is valid for three business days. Use of "day" limit orders is encouraged.


                                      5-24

     TRADING ACTIVITY. You are discouraged from engaging in a pattern of securities transactions that either:

          o is so excessively frequent as to potentially impact your ability to carry out your assigned responsibilities, or

          o involves securities positions that are disproportionate to your net assets.

     At the discretion of the Chairperson of the Ethics Committee, written notification of excessive trading may be sent to you and/or the appropriate supervisor if ten or more reportable trades occur in your account or accounts in a month, or if circumstances otherwise warrant this action.

The following rules apply ONLY to ACCESS PERSONS other than the independent directors of the Price Funds:

     LARGE ISSUER/VOLUME TRANSACTIONS. Although subject to prior transaction clearance, transactions involving securities of certain large issuers or of issuers with high trading volumes, within the parameters set by the Ethics Committee (the "LARGE ISSUER/VOLUME LIST"), will be permitted under normal circumstances, as follows:

     Transactions involving no more than U.S $50,000 (all amounts are in U.S. dollars) or the nearest round lot (even if the amount of the transaction MARGINALLY exceeds $50,000) per security per seven (7) calendar-day period in securities of:

          o    issuers with market capitalizations of $7.5 billion or more, or

          o U.S. issuers with an average daily trading volume in excess of 750,000 shares over the preceding 90 trading days in the U.S.

     are usually permitted, unless the rating on the security has been changed within the seven calendar days immediately prior to the date of the proposed transaction.

     These parameters are subject to change by the Ethics Committee. An Access Person should be aware that if prior transaction clearance is granted for a specific number of shares lower than the number requested, he or she may not be able to receive permission to buy or sell additional shares of the issuer for the next seven calendar days.

     SMALL CAP ISSUER TRANSACTIONS. Although subject to prior transaction clearance, transactions involving securities of certain small cap issuers may not be approved if there was a ratings change or ratings initiation in the previous 14 calendar days. Small cap issuers are defined as issuers with a market capitalization of $2.0 billion or less.

     TRANSACTIONS INVOLVING OPTIONS ON LARGE ISSUER/VOLUME LIST SECURITIES. Access Persons may not purchase uncovered put options or sell uncovered call options unless otherwise permitted under the "Options and Futures" discussion that follows. Otherwise, in the case of options on an individual security on the Large Issuer/Volume List (if it has not had a rating change), an Access Person may trade the GREATER of five contracts or


                                      5-25
     sufficient option contracts to control $50,000 in the underlying security; thus an Access Person may trade five contracts even if this permits the Access Person to control more than $50,000 in the underlying security. Similarly, the Access Person may trade more than five contracts as long as the number of contracts does not permit him or her to control more than $50,000 in the underlying security.

     TRANSACTIONS INVOLVING EXCHANGE-TRADED INDEX OPTIONS. Generally, an Access Person may trade the GREATER of five contracts or sufficient contracts to control $50,000 in the underlying securities; thus an Access Person may trade five contracts even if this permits the Access Person to control more than $50,000 in the underlying securities. Similarly, the Access person may trade more than five contracts as long as the number of contracts does not permit him or her to control more than $50,000 in the underlying securities. Options on any of the Exchange-Traded Funds identified on page 5-11 do not require prior clearance but must be reported. These parameters are subject to change by the Ethics Committee.

     Please note that an option on a Unit Investment Trust is not an exchange-traded index option and does not fall under this provision. See the discussion under General Information on Options and Futures below.

     CLIENT LIMIT ORDERS. Although subject to prior transaction clearance, an Access Person's proposed trade in a security is usually permitted even if a limit order has been entered for a client for the same security, if:

          o    The Access Person's trade will be entered as a market order; and

          o The client's limit order is 10% or more away from the market price at the time the Access Person requests prior transaction clearance.

     JAPANESE NEW ISSUES. All Access Persons are prohibited from purchasing a security which is the subject of an IPO in Japan.

GENERAL INFORMATION ON OPTIONS AND FUTURES (OTHER THAN EXCHANGE-TRADED INDEX OPTIONS). If a transaction in the underlying instrument does not require prior transaction clearance (E.G., National Government Obligations, Unit Investment Trusts), then an options or futures transaction on the underlying instrument does not require prior transaction clearance. However, all options and futures transactions, except the commodity futures transactions described on page 5-10, must be reported even if a transaction in the underlying instrument would not have to be reported (E.G., U.S. Government Obligations). Transactions in publicly traded options on Price Group stock are not permitted (sEE page 5-7). Please note that Contracts for Difference are treated under this Statement in the same manner as call options, and, as a result, are subject to the 60-Day Rule.

--------------------------------------------------------------------------------
BEFORE ENGAGING IN OPTIONS AND FUTURES TRANSACTIONS, ACCESS PERSONS SHOULD UNDERSTAND THE IMPACT THAT THE 60-DAY RULE AND INTERVENING CLIENT TRANSACTIONS MAY HAVE UPON THEIR ABILITY TO CLOSE OUT A POSITION WITH A PROFIT (SEE "CLOSING OR EXERCISING OPTIONS POSITIONS" BELOW).
--------------------------------------------------------------------------------


                                      5-26

     OPTIONS AND FUTURES ON SECURITIES AND INDICES NOT HELD BY CLIENTS OF THE PRICE ADVISERS. There are no specific restrictions with respect to the purchase, sale or writing of put or call options or any other option or futures activity, such as multiple writings, spreads and straddles, on a security (and options or futures on such security) or index that is not held by any of the Price Advisers' clients.

     OPTIONS ON SECURITIES HELD BY CLIENTS OF THE PRICE ADVISERS. With respect to options on securities of companies which are held by any of Price Advisers' clients, it is the firm's policy that an Access Person should not profit from a price decline of a security owned by a client (other than a "pure" Index account). Therefore, an Access Person may: (i) purchase call options and sell covered call options and (ii) purchase covered put options and sell put options. An Access Person may not purchase uncovered put options or sell uncovered call options, even if the issuer of the underlying securities is included on the Large Issuer/Volume List, unless purchased in connection with other options on the same security as part of a straddle, combination or spread strategy which is designed to result in a profit to the Access Person if the underlying security rises in or does not change in value. The purchase, sale and exercise of options are subject to the same restrictions as those set forth with respect to securities, I.E., the option should be treated as if it were the common stock itself.

     OTHER OPTIONS AND FUTURES HELD BY CLIENTS OF THE PRICE ADVISERS. Any other option or futures transaction with respect to domestic or foreign securities held by any of the Price Advisers' clients will receive prior transaction clearance if appropriate after due consideration is given, based on the particular facts presented, as to whether the proposed transaction or series of transactions might appear to or actually create a conflict with the interests of any of the Price Advisers' clients. Such transactions include transactions in futures and options on futures involving financial instruments regulated solely by the CFTC.

     CLOSING OR EXERCISING OPTION POSITIONS. If you are the holder of an option and you intend to close (sell) the option or exercise the option, prior transaction clearance is required. However if you have written (sold) an option and the option is exercised against you, without any action on your part, no prior transaction clearance is required. A client transaction in the underlying security or any restriction associated with the underlying security may prevent any option transaction from being closed or exercised therefore Access Persons should be cautious when transacting in options.

     SHORT SALES. Short sales by Access Persons are subject to prior clearance unless the security itself does not otherwise require prior clearance. In addition, Access Persons may not sell any security short which is owned by any client of one of the Price Advisers unless a transaction that security would not require prior clearance. Short sales of Price Group stock are not permitted. All short sales are subject to the 60-Day Rule described below.

     THE 60-DAY RULE. Access Persons are prohibited from profiting from the purchase and sale or sale and purchase (E.G., short sales and certain option transactions) of the same (or equivalent) securities within 60 calendar days. An "equivalent" security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security, or similar securities with a value derived from the value of the subject security. Thus, for example,


                                      5-27
     the rule prohibits options transactions on or short sales of a security that may result in a gain within 60 days of the purchase of the underlying security. Any series of transactions made which violate (or are counter to) the spirit of the 60-Day Rule, such as the establishment of a long position and subsequent establishment of a short position (or vice versa), in the same (or equivalent) security, may be deemed a violation by the Ethics Committee. This prohibition is not intended to include legitimate hedging transactions. If you have questions about whether a contemplated transaction would violate the 60-Day Rule or the spirit of the Rule, you should seek an interpretation from the Code Compliance Section prior to initiating the transaction. Violations of the 60-Day Rule will be subject to a disgorgement of profit and any other applicable sanctions. The disgorgement of profit does not take into consideration any tax lot accounting associated with the security. It is simply the calculated gain as a result of the buy and sale (or sale and purchase) within the 60-day period.

     In addition, the rule applies regardless of the Access Person's other holdings of the same security or whether the Access person has split his or her holdings into tax lots. For example, if an Access Person buys 100 shares of XYZ stock on March 1 and another 100 shares of XYZ stock on November 27, he or she may not sell ANY shares of XYZ stock at a profit for 60 days following November 27.

     Similarly, an Access Person must own the underlying security for more than 60 days before entering into any options transaction on that security.

     The 60-Day Rule "clock" restarts EACH time the Access person trades in that security.

     The closing of a position in an option or Contract for Difference on any security other than an index will result in a 60-Day Rule violation if the position was opened within the 60-day window and the closing transaction results in a gain. Multiple positions will not be netted to determine an overall gain or loss in options on the same underlying security expiring on the same day unless the offsetting option positions were clearly part of an options strategy. Contact the Legal Compliance Employee Trading mailbox regarding the applicability of the contemplated strategy with the 60-Day Rule.

          The 60-Day Rule does NOT apply to:

               o any transaction by a Non-Access Person other than transactions in Price Group stock not excluded below;

               o any transaction which because of its nature or the nature of the security involved does not require prior transaction clearance (E.G., if an Access Person inherits a security, a transaction that did not require prior transaction clearance, then he or she may sell the security inherited at a profit within 60 calendar days of its acquisition; other examples include the purchase or sale of a unit investment trust, the purchase or sale of the specific ETF securities that are exempted from prior clearance, the exercise of a corporate stock option by an Access Person's spouse, or pro-rata distributions (SEE pages 5-9 through 5-12);

               o the purchase and sale or sale and purchase of exchange-traded index options;


                                      5-28

               o any transaction in Price Group stock effected THROUGH the ESPP (note that the 60-Day rule DOES apply to shares transferred out of the ESPP to a securities account; generally, however, an employee remaining in the ESPP may not transfer shares held less than 60 days out of the ESPP);

               o the exercise of "company- granted" Price Group stock options or receipt of Price Group shares through Company-based awards and the subsequent sale of the derivative shares; and

               o any purchase of Price Group stock through an established dividend reinvestment plan.

     Prior transaction clearance procedures do NOT check compliance with the 60-Day Rule when considering a trading request. Access Persons are responsible for checking their compliance with this rule before entering a trade. If you have any questions about whether this rule will be triggered by a proposed transaction, you should contact the Code Compliance Team or the TRP International Compliance Team BEFORE requesting prior transaction clearance for the proposed trade.

     Access Persons may request in writing an interpretation from the Chairperson of the Ethics Committee that the 60-Day Rule should not apply to a specific transaction or transactions.

     EXPANDED HOLDING PERIOD REQUIREMENT FOR EMPLOYEES IN JAPAN. Securities owned by staff employed by the Tokyo branch of T. Rowe Price International Ltd. may be subject to a longer holding period than 60 days. If you have any questions about this restriction, you should contact the TRP International Compliance Team.

     INVESTMENTS IN NON-LISTED SECURITIES FIRMS. Access Persons may not purchase or sell the shares of a broker/dealer, underwriter or federally registered investment adviser unless that entity it traded on an exchange or listed as a NASDAQ stock or prior transaction clearance is given under the private placement procedures (SEE page 5-15).

REPORTING OF ONE -- HALF OF ONE PERCENT OWNERSHIP. If an employee owns more than 1/2 of 1% of the total outstanding shares of a public or private company, he or she must immediately report this in writing to the Code Compliance Team (via the Code of Ethics mailbox), providing the name of the company and the total number of such company's shares beneficially owned.

GAMBLING RELATED TO THE SECURITIES MARKETS. All persons subject to the Code are prohibited from wagering, betting or gambling related to individual securities, securities indices, currency spreads, or other similar financial indices or instruments. This prohibition applies to wagers placed through casinos, betting parlors or internet gambling sites and is applicable regardless of where the activity is initiated (E.G., home or firm computer or telephone). This specific prohibition does not restrict the purchase or sale of securities through a securities account reporting to the Code Compliance Section even if these transactions are effected with a speculative investment objective.


                                      5-29

INITIAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS. Upon commencement of employment, appointment or promotion (NO LATER THAN 10 CALENDAR DAYS AFTER THE STARTING DATE), each Access Person, except an independent director of the Price Funds, is required by United States securities laws to disclose all current securities holdings in which he or she is considered to have beneficial ownership or control ("INITIAL HOLDINGS REPORT") (SEE PAGE 5-5 FOR DEFINITION OF THE TERM BENEFICIAL OWNER) and provide or reconfirm the information regarding all of his or her securities accounts. Access Persons should use myTRPcompliance, located on the Exchange, to disclose and certify their Initial Holdings Report. SEC Rules require that each Securities Holding Report contain, at a minimum, the following information:

     o    securities title;

     o    securities type;

     o    exchange ticker number or CUSIP number, as applicable;

     o number of shares or principal amount of each reportable securities in which the Access Person has any direct or indirect beneficial ownership;

     o the name of any broker, dealer or both with which the Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit; and

     o    the date the Access Person submits the Securities Holding Report.

The information provided must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

ANNUAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS. Each Access Person, except an independent director of the Price Funds, is also required to file an ANNUAL COMPLIANCE CERTIFICATION as of December 31 of each year. This report can be completed by using myTRPcompliance located on the Exchange. This report is due by no later than January 31. The Chief Compliance Officer or his or her designee reviews all ANNUAL COMPLIANCE CERTIFICATIONS.

ADDITIONAL DISCLOSURE OF OPEN END INVESTMENT COMPANY HOLDINGS Should circumstances arise whereby the firm requires any person subject to the Code to provide information regarding ownership of, or transactions in, any open end investment company (mutual fund), Code Compliance may request that such person provide transaction confirmations and/or account statements in a timely manner.

CONFIDENTIALITY OF RECORDS. Price Group makes every effort to protect the privacy of all persons and entities in connection with their Securities Holdings Reports, Reports of Securities Transactions, Reports of Securities Accounts, and Personal Securities Reports.

SANCTIONS. Strict compliance with the provisions of this Statement is considered a basic provision of employment or other association with Price Group and the Price Funds. The Ethics


                                      5-30

Committee, the Code Compliance Team, and the TRP International Compliance Team are primarily responsible for administering this Statement. In fulfilling this function, the Ethics Committee will institute such procedures as it deems reasonably necessary to monitor each person's and entity's compliance with this Statement and to otherwise prevent and detect violations.

     VIOLATIONS BY ACCESS PERSONS, NON-ACCESS PERSONS AND INDEPENDENT DIRECTORS OF PRICE GROUP. Upon discovering a material violation of this Statement by any person or entity other than an independent director of a Price Fund, the Ethics Committee will impose such sanctions as it deems appropriate and as are approved by the Management Committee or the Board of Directors including, INTER ALIA, a letter of censure or suspension, a fine, a suspension of trading privileges or termination of employment and/or officership of the violator. In addition, the violator may be required to forfeit to Price Group, or to the party or parties it may designate, any profit realized from any transaction that is in violation of this Statement. All material violations of this Statement shall be reported to the Board of Directors of Price Group and to the Board of Directors of any Price Fund with respect to whose securities such violations may have been involved.

     Following are sanctions guidelines associated with multiple violations of this Statement. These guidelines are supplemental to the forfeiture of profit associated with certain violations where an associate economically benefited. Code Compliance will utilize a rolling two-year, look-back period in the administration of the sanctions guidelines. Violations incurred prior to the effective date (May 31, 2012) of these new guidelines will not be considered.

          1(ST) VIOLATION: Notification of violation. Manager provided with summary of violation.

          2(ND) VIOLATION: Notification of fine: VP* and above and all Investment Personnel -$250. Below VP level - $75. Manager provided with summary of violation.

          3(RD) VIOLATION: Notification of fine: VP* and above and all Investment Personnel -$500. Below VP level - $150. 3-Month trading prohibition (sales only permissible). Manager, Business Unit Leader and CEO notified.

          4(TH) VIOLATION: Notification of fine: VP* and above and all Investment Personnel - $1,000. Below VP level - $300. Minimum 6-Month trading prohibition (sales only permissible). Manager, Business Unit Leader and CEO notified.

          5TH VIOLATION: Chief Compliance Officer/Ethics Committee-imposed sanction. Manager, Business Unit Leader and CEO notified.

          * Vice President of T. Rowe Price Group or any subsidiary

VIOLATIONS BY INDEPENDENT DIRECTORS OF PRICE FUNDS. Upon discovering a material violation of this Statement by an independent director of a Price Fund, the Ethics Committee shall report such violation to the Board on which the director serves. The Price Fund Board will impose such sanctions as it deems appropriate.


                                      5-31

                           T. ROWE PRICE GROUP, INC.
                      STATEMENT OF POLICY WITH RESPECT TO
                      COMPUTER SECURITY AND RELATED ISSUES

PURPOSE OF STATEMENT OF POLICY ("STATEMENT"). The central and critical role of computer systems in our firm's operations underscores the importance of ensuring their confidentiality, availability, and integrity. Our data is an extremely valuable asset and should be protected by all system users. Data within the Price Group network should be considered proprietary and confidential and should be protected as such.

Systems activities and information will be referred to collectively in this Statement as the "SYSTEMS". The Systems include all hardware, software, operating systems, and wired and wireless network resources involved in the business of T. Rowe Price; all information transmitted, received, logged or stored through the Systems including email, voice mail, messaging, and online facsimiles; and all back-ups and records retained for regulatory or other purposes including all portable and fixed storage media and locations for storage.

The Systems also include the use of computer access, data, services and equipment provided by T. Rowe Price including any access to the Internet or via Internet resources including, but not limited to, email, instant messaging, remote FTP, Telnet, World Wide Web, remote administration, secure shell, and voice messaging; access to and use of commercial and specialized software programs and systems licensed or developed for the firm's use; access to and use of customer and T. Rowe Price business data; use of and data on T. Rowe Price desktop and portable computers, and other mobile devices such as smart phones and tablets, . Use, access, or storage of data on non-T. Rowe Price equipment (including but not limited to personally owned or "home" equipment, hotel or business center-supplied devices, and conference supplied or internet cafo terminals) used for T. Rowe Price business purposes is included in the definition of systems, as appropriate.

Any new device, application or methodology offered by T. Rowe Price subsequent to the date of this version of this Statement, or that comes into common use for business purposes, is also covered under this definition of T. Rowe Price Systems and Information.

This Statement establishes an acceptable use policy for all Price Group Associates and all other individuals, including vendors and contractors, with Price Group systems access. Enterprise Security should be contacted regarding additional or new policy determinations that may be relevant for specific situations and for current policy concerning systems and network security, system development, and new technologies.

The Statement has been designed to give associates guidelines to:

o    prevent the unauthorized use of or access to our firm's computer Systems;

o    prevent breaches in computer security;

o maintain and protect the integrity of customer, corporate, and employee confidential information; and

o    prevent the introduction of malicious software into our Systems.


                                      6-1

Any material violation of this Statement may lead to disciplinary sanctions, up to and including dismissal of individuals involved. Additionally, actions in violation of this Statement may constitute a crime under applicable laws.

By using the firm's Systems, you agree to be bound by this Statement and consent to the access to and disclosure of all information by the firm. Users do not have any expectation of privacy in connection with the use of the Systems.

SECURITY ADMINISTRATION. Enterprise Security is responsible for identifying security needs and overseeing the maintenance of computer security, including Internet-related security.

The Enterprise Security department has the authority, at its own discretion, to disable any ID that appears to be dormant or abandoned on any platform or as needed to respond to a security issue. Efforts will be made to contact presumed owners of these IDs, but, in the absence of an identifiable owner, IDs may be disabled as part of system or vulnerability management processes.

AUTHORIZED SYSTEM USERS. In general, access to any system is restricted to authorized users who need access in order to support their business activities. Access Approvers are responsible for ensuring that only required access is approved and that access is reduced or removed when no longer needed. Managers and supervisors have an obligation to prevent the misuse of "User-IDs" for terminated Associates and non-employees by updating their status in a timely manner for terminations and extended leave of absence.

AUTHORIZED APPLICATION OWNERS. Secondary approval may be required from the "Owner" of some applications or data. The Owner is the employee who is responsible for making judgments and decisions on behalf of the firm with regard to the application or data, including the authority to decide who may have access. Secondary approval, when required, is part of the Access Approval process and access cannot be processed until secondary approval is received.

Where applications or data are especially sensitive, confidential, or involve Nonpublic Customer Information (as defined in the Code's Statement of Policies and Procedures on Privacy), authorized application owners are also responsible for making judgments as to whether the applications or data should have additional security or approval processes.

USER-IDS, PASSWORDS, AND OTHER SECURITY ISSUES. Every user is assigned a unique User-ID. Each user-ID has a password that must be kept confidential by the user. For most systems, passwords must be changed on a regular schedule and Enterprise Security has the authority to determine the password policy. Passwords should be of reasonable complexity and uniqueness to prevent easy guessing; employee IDs and easily deducible personal or family information should not be used for passwords. Passwords should expire on a schedule approved by Enterprise Security unless specific variance has been permitted.

User-IDs and passwords may not be shared with anyone else except under special circumstances. Users will be held accountable for work performed with their User-IDs. Personal computers must be locked when unattended.

EXTERNAL COMPUTER SYSTEMS. The Price Group data processing environment includes access to data stored not only on our firm's computers, but also on external systems. Although the security practices governing external systems are established by the providers of these external


                                      6-2
systems, requests for access to such systems should follow the standard vendor management and access request processes. User-IDs and passwords to these systems must be kept confidential by the user.

REMOTE ACCESS. The ability to access our firm's Systems and Information from a remote location is limited to authorized users and authorized methods. Vendors who need remote access to the Price Group network or specific servers for application support, system troubleshooting, maintenance or other purposes should work with the management team within the appropriate T. Rowe Price department, who will in turn contact the Help Desk or Enterprise Security for the preferred method for vendor access.

MOBILE DEVICES. Price Group privacy and confidentiality requirements apply regardless of how information is accessed, stored or transmitted. All portable computer equipment (E.G., laptops, smart phones, flash drives) containing information that is sensitive must be encrypted and password protected where possible.

     o Certain types of information (E.G., name and Social Security number) may not be stored on unencrypted portable computer devices. See the Code's Statement of Policies and Procedures on Privacy for further information.

     o Passwords and physical/external remote access cards/tokens should not be stored with the device. Information about accounts or passwords should not be maintained as an unencrypted list on the device.

     o Mobile devices with cameras or video capabilities may be prohibited in certain work areas because they can be used to capture and store confidential or proprietary information.

     o Devices (E.G., flash drives and USBs) that connect to the Price Group network, but are not provided or supported by the Price Group, are prohibited. Damage to the Price Group network, systems, data, or reputation by use of any of these can result in disciplinary action to the individual or individuals involved.

     o Connection of personal cell phones or other devices to T. Rowe Price Systems or data must be in accordance with approved enterprise tools and security controls. Contact the Help Desk for assistance.

IN THE EVENT OF LOSS OR THEFT, CONTACT THE ENTERPRISE HELP DESK IMMEDIATELY.

     ACCESS TO THE INTERNET AND OTHER ONLINE SERVICES. Access to the Internet presents special security considerations due to the world-wide nature of the connection and the security weaknesses present in Internet protocols and services. In accessing the Internet or other on-line services, the following policies apply:

          o The use of Firm Systems is intended for legitimate business purposes and individuals should limit personal use.

          o Do not use firm's Systems to create or forward communications that could be offensive to others or embarrassing to you or T. Rowe Price. If you receive an email or other communication with inappropriate content, delete it immediately and do not forward it to others. In the case of harassing or threatening communications, provide a copy to Human Resources.


                                      6-3

          o Enterprise Security may block internet sites without prior notice based on potential risk to the firm or for other business reasons.

          o You are prohibited from using firm Systems to access or send inappropriate content, including, but not limited to adult or gambling internet sites or programs.

          o You may not download ANYTHING for installation or storage onto the firm's computers for personal use including, but not limited to, music, games, or messaging and mail applications.

          o You may not use the firm's Systems or hardware in any way that might pose a business risk or customer/employee data privacy risk or that violates laws.

          o You may not engage in activities that bypass security controls or compromise the integrity of network security features like firewalls or virus scanners.

          o You may not use T. Rowe Price Systems to remotely control unauthorized computers or systems.

          o No person or entity may contract for domain names for use by Price Group or for the benefit of Price Group without express authority from both the Legal Department and Enterprise Security. Internet domain names are assets of the firm and are purchased and maintained by Enterprise Security. This also includes free account registrations such as those on social networking sites and web email.

          o Do not publicize the location of the firm's Technology Center. It is the responsibility of all Associates and all other individuals to protect information about the location of the Technology Center whenever possible. Although there will be situations where using the address is unavoidable, use of the physical address is generally not necessary. It should not be used on the Internet for any reason, business or personal.

The following activities cause security issues and are prohibited:

     PEER-TO-PEER NETWORKS. Use of any peer-to-peer file-sharing software, which allows users to search the hard drives of other users for files or access personal computers remotely, is prohibited.

     WEB STORAGE. Use of web storage for business purposes is restricted to authorized personnel only, using firm-approved software.

     INSTANT MESSAGING. Use of instant messaging capabilities for business purposes is restricted to authorized personnel only, using firm-approved software. Instant Message communications are archived, as appropriate, to comply with regulatory requirements.

     SENDING CONFIDENTIAL INFORMATION. Email and Instant Messages that are sent through the Internet may not be secure and could be intercepted by a third party. Confidential and firm proprietary information should not be included in such communications unless


                                      6-4
     specifically permitted by accepted business procedures. When remote access to the firm's email system, or external access to firm email, is required, the method provided by T. Rowe Price for secure access should be used.

     DOWNLOADING OR COPYING. Downloading or copying software, which includes documents, graphics, programs and other computer-based materials, from any outside source is not permitted unless it is authorized. Downloads and copies may introduce viruses and malicious code into Systems. Downloading or uploading copyrighted materials to removable media may violate the rights of the authors of the materials, may create a liability, privacy or security breach, or cause embarrassment to the firm.

     INTERNET ACCESS POINT. Establishing an unauthorized internet access point within a T. Rowe Price location through the use of "hotspot", Wi-Fi, modems, or other technologies that circumvents the Internet firewall, proxy server, or authentication mechanisms are not permitted, except by authorized personnel in the business of Price Group.

     Activities other than those mentioned above may be prohibited because they pose a risk to the firm or its Systems and Information. Check the current Enterprise Security intranet site and policy for further information or contact Enterprise Security.

PROTECTION FROM MALICOUS CODE. "Malicious code" is computer code that is designed to damage or access software or data on a computer system. Enterprise Security manages a comprehensive malicious code prevention and control program to protect Systems and data. Users must comply with the following security practices:

     o CONTACT THE HELP DESK. Immediately contact the Help Desk for anything that appears suspicious or is identified as malicious. Do not forward any virus warning email that you receive to other staff until you have contacted the Help Desk, since many of these warnings are viruses themselves. The Help Desk will work with Enterprise Security to determine whether the device is infected, the severity of the infection, and the appropriate remedial actions.

     o BE CAREFUL WHEN OPENING EMAILS. Carefully reviewing emails, attachments, or links prior to opening or accessing them, as they may contain malicious code or viruses. Report suspicious emails through the Report Phishing function in Outlook or by forwarding the email to the T. Rowe Price Spam Mailbox (Spam_Mailbox@troweprice.com).

     o DESKTOP USB PORTS. Only connect devices issued by T. Rowe Price into a desktop USB port. This includes, but is not limited to, thumb drives, mobile devices such as smart phones or tablets, and gadgets/novelties powered by USB ports.

     o MAINTAIN SECURITY SETTINGS. Maintain virus scanning or similar protective technology on all T. Rowe Price assets. Users should not disable virus scanning features, password settings, or other security features for any reason. Failure to maintain updated scanning files is also prohibited.


                                      6-5

     o KEEP T. ROWE PRICE MOBILE ASSETS UPDATED. Users who receive a Price Group technology asset must install updates as instructed by the Help Desk and/or connect the asset to the Price Group network on a regular basis to receive software, application, and operating system security updates.

     o KEEP PERSONAL COMPUTER ASSETS UPDATED. Users must maintain anti-virus software, application, and operating system security updates on all NON-T. ROWE PRICE or personally owned assets that are used to access the T. Rowe Price network, including web-based T. Rowe Price email. Remote devices that do not meet these requirements may be prevented from connecting to the T. Rowe Price network.

     o REPORT UNAUTHORIZED NETWORK CONNECTIONS. Report any attempts to create an unauthorized or foreign connection to the network in any matter.

     o LIMIT DOWNLOADING OR COPYING. You may not download or copy software, which includes documents, graphics, programs and other computer-based materials, from any outside source unless it is approved for a necessary and legitimate business purpose. Contact the Help Desk to request approval.

     o NO USE OF PEER-TO-PEER SOFTWARE. You may not store information, access personal computers remotely, or search the hard drives of other users on any web storage or interface or any peer-to-peer file-sharing software using Price Group network or equipment.

     Introducing a virus or similar malicious code into the Price Group Systems by engaging in prohibited actions or by failing to implement recommended precautions may lead to disciplinary actions. Pranks, jokes, or other actions that simulate or trigger a system security event such as, but not limited to, a computer virus are prohibited.

APPROPRIATE USE. Associates must adhere to standards of Appropriate Use to ensure compliance with security, legal, and regulatory requirements. The below information provides guidance on common Appropriate Use situations, but is not intended to provide guidance for each individual situation. Contact Enterprise Security or Legal for specific guidance.

     USE OF PERSONAL ACCOUNTS AND INTERNET ACCESS. Access to Web-based email is blocked on T. Rowe Price desktops due to a high risk of cyber threats. Extreme care should be taken when accessing other personal accounts via T. Rowe Price systems or hardware because the methods of accessing them are more susceptible to viruses, malicious code, and identity theft attempts. No personal email accounts may ever be used to send or receive business or client related communications.

     USE OF PERSONAL MOBILE DEVICES. Associates are prohibited from using personal mobile devices to conduct Price Group business activities except as defined in the Mobile Device Policy or as authorized by management. Nonpublic customer information may not be stored on personal mobile devices. Personal mobile devices should not be used to access or view nonpublic customer information on the T. Rowe Price network, the internet, or a cloud service. If personal devices are used to conduct business activities, personal


                                      6-6
     devices and/or content could be requested as part of an investigation or subpoena. See Section 8-1: Statement of Policies and Procedures on Privacy for additional guidance.

     PRIVILEGED ACCESS. System and application administrators are prohibited from altering security settings to their advantage, for the advantage of someone else, or for any other reason, without appropriate, documented instruction to do so in order to conduct T. Rowe Price business.

SECURITY AWARENESS. All associates subject to the Code are required to complete an annual Security Awareness training course.

CONFIDENTIALITY OF SYSTEM ACTIVITIES AND INFORMATION. System activities and access on Price Group computers is subject to monitoring by firm personnel or others. All such information are records of the firm and the sole property of the firm. The firm reserves the right to monitor, access, and disclose for any purpose all information, including all messages sent, received, transmitted, or stored through the Systems.

Users should be aware that certain departments at T. Rowe Price record telephone conversations placed to and from the department (this includes but is not limited to the Call Centers, Investor Centers and Corporate Actions department). These recordings are made for quality purposes and to maintain records of certain instructions as well as for other business reasons. Any telephone conversations placed to and from these departments (including internal calls) will be recorded and subject to monitoring. In addition, all information forwarded or received via the T. Rowe Price email system is subject to monitoring.

Information, including electronic communications, entered into our firm's computers but later deleted from the Systems may continue to be maintained permanently on our firm's back-up tapes or in records retained for regulatory or other purposes. Users should not create documents or communications that might later be embarrassing to the user or the firm. This policy applies to all communications on the Systems.

APPLICATION OF U.S. COPYRIGHT LAW TO SOFTWARE PROGRAMS. Software products and on-line information services purchased for use on Price Group personal computers are generally copyrighted material and may not be reproduced without proper authorization from the software vendor. This includes the software on CDs, any program manuals or documentation, and data or software retrievable from on-line information systems. Unauthorized reproduction of such material or information, or downloading or printing such material, violates United states law, and the software vendor can sue to protect the developer's rights and can lead to both civil and criminal penalties. In addition, many other nations have laws in this area. See the T. Rowe Price Copyright and Trademark Policy, located in the Associate Handbook, for more information about this subject.

PARTICIPATION ON INTERNET DISCUSSION AND SOCIAL NETWORKING SITES. Associates are directed to the Social Media Policy located on the T. Rowe Price Exchange to understand their responsibilities with respect to social media.

GUIDELINES FOR INSTALLING SOFTWARE. Only approved software is authorized to be installed on Price Group systems. Any software program that is used by Price Group personnel in connection


                                      6-7
with the business of the firm must be ordered through the Help Desk. Enterprise Security has the authority, at its own discretion; to remove any installed software, downloaded software, or any other application or executable that is not authorized for use by Price Group or may pose a security risk.

LICENSING. Software residing on firm servers will be either: (1) maintained at an appropriate license level for the number of users, or (2) made accessible only for those for whom it is licensed.

QUESTIONS REGARDING THIS STATEMENT. Email Enterprise Security
(Security_Awareness@troweprice.com) if you have any questions regarding this Statement.























                                      6-8

                           T. ROWE PRICE GROUP, INC.
                              STATEMENT OF POLICY
                                       ON
                         COMPLIANCE WITH ANTITRUST LAWS

PURPOSE OF STATEMENT OF POLICY. To protect the interests of Price Group and its personnel, Price Group has adopted this Statement of Policy on Compliance with Antitrust Laws ("STATEMENT") to:

     o Describe the legal principles governing prohibited anticompetitive activity in the conduct of Price Group's business; and

     o Establish guidelines for contacts with other members of the investment management industry to avoid violations of the antitrust laws.

THE BASIC UNITED STATES ANTICOMPETITIVE ACTIVITY PROHIBITION. Section 1 of the United States Sherman Antitrust Act (the "ACT") prohibits agreements, understandings, or joint actions between companies that constitute a "RESTRAINT OF TRADE", I.E., that reduce or eliminate competition.

This prohibition is triggered only by an AGREEMENT OR ACTION among two or more companies; unilateral action never violates the Act. To constitute an illegal agreement, however, an understanding does not need to be formal or written. Comments made in conversations, casual comments at meetings, or even as little as "a knowing wink," as one case says, may be sufficient to establish an illegal agreement under the Act.

The agreed-upon action must be ANTICOMPETITIVE. Some actions are "PER SE" anticompetitive, while others are judged according to a "RULE OF REASON."

     o Some activities have been found to be so inherently anticompetitive that a court will not even permit the argument that they have a pro-competitive component. Examples of such PER SE illegal activities are bid-rigging; agreements between competitors to fix prices or terms of doing business; to divide up markets in any way, such as exclusive territories; or to jointly boycott a competitor or service provider.

     o Other joint agreements or activities will be examined by a court using the RULE OF REASON approach to see if the pro-competitive results of the arrangement outweigh the anticompetitive effects. Under certain circumstances, permissible agreements among competitors may include a buyers' cooperative, or a syndicate of buyers for an initial public offering of securities. The rule of reason analysis requires a detailed inquiry into market power and market conditions.

There is also an exception for joint activity designed to influence government action. Such activity is protected by the First Amendment to the U.S. Constitution. For example, members of an industry may agree to lobby Congress jointly to enact legislation that may be manifestly anticompetitive.


                                      7-1

PENALTIES FOR VIOLATING THE SHERMAN ACT. A charge that the Act has been violated can be brought as a civil or a criminal action. Civil damages can include treble damages, plus attorney's fees. Criminal penalties for individuals can include fines of up to $1,000,000 and ten years in jail, and $100 million or more for corporations.

SITUATIONS IN WHICH ANTITRUST ISSUES MAY ARISE. To avoid violating the Act, any discussion with other members of the investment management industry regarding which securities to buy or sell and under what circumstances we buy or sell them, or about the manner in which we market our mutual funds and investment and retirement services, must be made with the prohibitions of the Act in mind.
 In addition, any discussion with our competitors about the use of particular vendors or service providers may implicate the Sherman Act.

     TRADE ASSOCIATION MEETINGS AND ACTIVITIES. A trade association is a group of competitors who join together to share common interests and seek common solutions to common problems. Such associations are at a high risk for anticompetitive activity and are closely scrutinized by regulators. Attorneys for trade associations, such as the Investment Company Institute, are typically present at meetings of members to assist in avoiding violations.

     Permissible Activities:

          o    Discussion of how to make the industry more competitive.

          o An exchange of information or ideas that have pro-competitive or competitively neutral effects, such as: methods of protecting the health or safety of workers; methods of educating customers and preventing abuses; and information regarding how to design and operate training programs.

          o    Collective action to petition government entities.

     Activities to Avoid:

          o Any discussion or direct exchange of current information about prices, salaries, fees, or terms and conditions of sales. Even if such information is publicly available, problems can arise if the information available to the public is difficult to compile or not as current as that being exchanged.

          o    Discussion of specific customers, markets, or territories.

          o Negative discussions of service providers that could give rise to an inference of a joint refusal to deal with the provider (a "BOYCOTT ").

     INVESTMENT-RELATED DISCUSSIONS

          PERMISSIBLE ACTIVITIES. Buyers or sellers with a common economic interest may join together to facilitate securities transactions that might otherwise not occur, such as the formation of a syndicate to buy in a private placement or initial public offering of an issuer's stock, or negotiations among creditors of an insolvent or bankrupt company.


                                      7-2

          Competing investment managers are permitted to serve on creditors' committees together and engage in other similar activities in connection with bankruptcies and other judicial proceedings.

          ACTIVITIES TO AVOID. It is important to avoid anything that suggests involvement with any other firm in any threats to "boycott" or "blackball" new offerings, including making any ambiguous statement that, taken out of context, might be misunderstood to imply such joint action. Avoid careless or unguarded comments that a hostile or suspicious listener might interpret as suggesting prohibited coordinated behavior between Price Group and any other potential buyer.

               EXAMPLE: After an Illinois municipal bond default where the state legislature retroactively abrogated some of the bondholders' rights, several investment management complexes organized to protest the state's action. In doing so, there was arguably an implied threat that members of the group would boycott future Illinois municipal bond offerings. Such a boycott would be a violation of the Act. The investment management firms' action led to an 18-month United States Department of Justice investigation. Although the investigation did not lead to any legal action, it was extremely expensive and time consuming for the firms and individual managers involved.

          If you are present when anyone outside of Price Group suggests that two or more investors with a grievance against an issuer coordinate future purchasing decisions, you should immediately reject any such suggestion. As soon as possible thereafter, you should notify the Legal Department, which will take whatever further steps are necessary.

          BENCHMARKING. Benchmarking is the process of measuring and comparing an organization's processes, products and services to those of industry leaders for the purpose of adopting innovative practices for improvement.

               o Because benchmarking usually involves the direct exchange of information with competitors, it is particularly subject to the risk of violating the antitrust laws.

               o The list of issues that may and should not be discussed in the context of a trade association also applies in the benchmarking process.

               o All proposed benchmarking agreements must be reviewed by the Legal Department before the firm agrees to participate in such a survey.

          INTERNATIONAL REQUIREMENTS. The United Kingdom and the European Union ("E.U.") have requirements based on principles similar to those of United States law. In many cases, the laws of the E.U. are stricter than the laws of the United States. If you have specific questions about United Kingdom or E.U. requirements, you should contact the Legal Department.


                                      7-3

                           T. ROWE PRICE GROUP, INC.
                         STATEMENT OF POLICY ON PRIVACY

PURPOSE OF STATEMENT OF POLICY. This Statement of Policy on Privacy ("PRIVACY STATEMENT") applies to T. Rowe Price Group, Inc. and its subsidiaries and affiliates (collectively "T. ROWE PRICE" or "TRP"), including its international operations. It is T. Rowe Price's policy to:

     o Treat our customers' personal and financial information ("NONPUBLIC CUSTOMER INFORMATION") as confidential;

     o    Protect Nonpublic Customer Information;

     o Not share this information with third parties unless in connection with processing customer transactions, servicing accounts, or as otherwise permitted by law; and

     o Comply with applicable federal, state, and international privacy laws and regulations.

In the United States, the primary federal law governing customer privacy is Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 ET SEQ. ("PRIVACY ACT"). The Securities and Exchange Commission ("SEC"), federal banking regulators, and others have issued regulations under the Privacy Act (E.G., the SEC's Regulation S-P). For purposes of this Privacy Statement and unless otherwise specified, the term "CUSTOMER" generally refers to individuals or entities who are current or former customers of TRP, both directly and indirectly such as those who have accounts or services established through the retail, retirement plan, separate account/institutional, broker/dealer, or Investment Counsel Group areas.

While the Privacy Act and related regulations in the privacy area apply generally only to direct customer relationships with individuals (I.E., natural person customers) as opposed to direct customer relationships with entities or indirect relationships such as with retirement plan participants, TRP also protects and safeguards such relationships in a substantially similar manner. In the institutional arena, the contracts TRP has entered into with customers frequently contain provisions relating to the duty to keep customer information confidential and/or limiting the use of customer information. Also, the personal and financial information of employees retained on a full-time or part-time basis, and of independent contractors and temporary workers are protected and safeguarded in a substantially similar manner. Accordingly, references to "customer(s)" in the Privacy Statement should be understood to include such relationships, institutional customers, and other persons unless otherwise specified.

Nonpublic Customer Information comprises virtually all the information that a customer supplies to TRP and the information that TRP otherwise obtains or generates in connection with providing financial products or services to that customer. Accordingly, Nonpublic Customer Information would include personally-identifiable account balance, holdings and transactional history, as well as the existence of the customer relationship itself (E.G., customer lists)


                                      8-1
and the contents of an account application (E.G., a person's name in combination with taxpayer identification number or beneficiary information).(1)

The privacy policy for the firm's international business is posted on the TRP Institutional website. Internationally based subsidiaries and affiliates must comply with the U.K. Data Protection Act as it applies to their activities.
The U.K. Data Protection Act and other international privacy regulation are beyond the scope of this Privacy Statement and for business conducted internationally, Associates should be aware of the applicable privacy regulations in the foreign jurisdiction where the business is conducted. If you have any questions in this area, please contact the TRP International Compliance Team.

INITIAL AND ANNUAL PRIVACY NOTICES

Certain regulated T. Rowe Price companies offer financial products and services directly to individuals and, consequently, are required to develop and deliver a privacy notice under the Privacy Act and related regulations.

As a means of complying with these requirements, the firm has adopted a written "PRIVACY POLICY," which is provided to such customers as required. The Privacy Policy is included with or accompanies applicable account application or other material delivered to prospective customers. The Privacy Policy is sent annually to such customers (E.G., typically with first quarter statements for retail mutual fund customers). A copy of the Privacy Policy is located on TRP's Internet site under the link to "Privacy Policy." The contents of the Privacy Policy are contained under the sub-heading of "General Privacy Policy," and it is followed by information concerning additional online privacy practices. Questions from customers concerning the Privacy Policy should be referred to the Legal Department.

The Legal Department is responsible for identifying any amendments that are required to be made to the Privacy Policy and must approve any proposed amendments. Generally, Retail Operations is responsible for the distribution of the Privacy Policy to prospective customers and the annual distribution of the Privacy Policy to Price Fund shareholders, Brokerage customers, annuity customers, and other retail customers. Other business units (E.G., Investment Counsel Group) not covered by Retail Operations will be notified by the Legal Department of any obligations to deliver the Privacy Policy to their respective customers.

EDUCATION ABOUT PRIVACY AND ASSOCIATE RESPONSIBILITY

Every associate should be aware of this Privacy Statement and any privacy policies and procedures applicable to their business unit (collectively "PRIVACY POLICIES"), and every associate bears responsibility to protect Nonpublic Customer Information.

Managers and supervisors shall ensure that the Privacy Policies are reviewed with all new associates at T. Rowe Price. Particular attention should be given to any temporary or part-time workers and consultants to ensure that they are educated to the critical importance of protecting


----------
(1) Nonpublic customer Information refers generally to information that can be linked to a specific customer or individual as opposed to data that is not specifically linked. For example, a listing of trades done for a particular customer or group of customers, without any indication of the customer(s) at issue, is generally not considered to be "Nonpublic Customer Information" in and of itself because it is not linked to an identified customer. Nevertheless, even for aggregate data, there may be corporate business reasons for safeguarding such information.


                                      8-2
confidential information. Additionally, if such temporary worker is being retained independent of the on-site temporary agencies utilized by Human Resources, the supervisor must contact the Legal Department to verify that there are adequate contractual safeguards relative to privacy and confidentiality. Managers and supervisors also shall ensure that revisions to Privacy Policies are communicated to applicable associates as an integral part of the continuing education of such associates.

Violations of Privacy Policies may constitute grounds for disciplinary action, including fines and dismissal from employment.

METHODS BY WHICH T. ROWE PRICE PRESERVES CONFIDENTIALITY

Each Business Unit Head has responsibility with respect to his or her business unit to establish procedures whereby the confidentiality of Nonpublic Customer Information is preserved. Such procedures should address access to and safeguards for Nonpublic Customer Information based upon the business unit's operations, access to, and handling of such information as it exists in both hardcopy and electronic formats. The procedures should address safeguards relating to administrative, technical, and physical access to and distribution of Nonpublic Customer Information.

     ACCESS TO INFORMATION

     Managers and supervisors are responsible for limiting access to Nonpublic Customer Information to those Associates who require access to such information to support their respective job functions. Situations where excessive or inappropriate access to or exposure of Nonpublic Customer Information are identified require prompt remediation.

     COMPUTER ACCESS

     Business unit managers and supervisors are responsible for making judgments and decisions with regard to the use of Nonpublic Customer Information, including decisions as to who shall have computer access to such information.

     In general, managers and supervisors are responsible for determining those associates that require access to systems that contain Nonpublic Customer Information in support of job functions. System access, or changes to such access, shall be submitted in the format directed by Enterprise Security and authorized by the appropriate business unit manager or supervisor. Managers and supervisors also are responsible for timely notification to Enterprise Security when an employee or consultant has left the firm or changed roles so that access may be terminated or modified. This is especially important for temporary employees who are contracted independent of Human Resources and/or one of the on-site temporary agencies.

     NEW BUSINESS AND SYSTEMS DEVELOPMENT

     All new business and systems application development that relates to or affects Nonpublic Customer Information is to be developed and reviewed with consideration to the firm's Privacy Statement. Individuals at T. Rowe Price working on systems and processes dealing with Nonpublic Customer Information are responsible for evaluating


                                      8-3
     the potential risks to the confidentiality of Nonpublic Customer Information and implementing safeguards that are designed to provide reasonable protection of the privacy of such information consistent with the risks identified.

     SAFEGUARDING NONPUBLIC CUSTOMER INFORMATION

     To safeguard the interests of our customers and to respect the confidentiality of Nonpublic Customer Information, all individuals at T. Rowe Price are responsible for taking the following precautions:

     o Do not discuss Nonpublic Customer Information in public places such as elevators, hallways, lunchrooms, or social gatherings;

     o To the extent practical, access to particularly sensitive areas of the firm where Nonpublic Customer Information could be observed or overheard readily shall be provided only to Associates with a business need for being in the area;

     o Avoid using speaker phones in areas where or at times when unauthorized persons may overhear conversations;

     o Where appropriate, maintain the confidentiality of client identities by using code names or numbers for confidential projects, or use aggregate data that is not personally identifiable to any customer;

     o Exercise care to avoid placing documents with Nonpublic Customer Information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use (particular attention should be directed to securing the information outside of normal business hours to prevent possible misappropriation of the information);

     o Destroy copies of confidential documents no longer needed by using the secure recycling bins;

     o    Lock the computer at your work-station when not in use; and

     o Sample calls or screens must be edited in advance to delete any confidential information when a prospect or consultant wishes to listen in on calls to gauge our level of service. Sample data cannot be linked to a specifically identified customer.

     From time to time, associates at T. Rowe Price may bring Nonpublic Customer Information outside of firm facilities as needed during business trips, meetings, or for work at home (whether in hard-copy or electronically). Associates are responsible for taking care to safeguard such materials and may not leave them unattended or otherwise in an unsecured situation. Encryption is required for storage of certain types of information on portable devices, such as laptops and "thumb" drives. See the "Encryption" section below for further details.

     ENCRYPTION

     TRP has implemented encryption of sensitive data at points which carry the highest risk. This includes various transmission methods as well as full disk encryption for laptops


                                      8-4
     issued by TRP. TRP periodically evaluates additional encryption technologies for storage solutions which will meet its security, availability, and performance needs.

     While it remains critical to safeguard all types of personal and financial information, over the past several years many states have passed laws and regulations that focus particularly on data that can easily be stolen and exploited to engage in identity theft against an individual (I.E., a natural person as opposed to an entity). As relevant to the firm's business, such data that consists of an individual's first name or initial and last name in combination with one or more of the following: (i) Social Security or taxpayer identification number; (ii) driver's license or other state-issued identification number; or (iii) financial account number, such as an individual's T. Rowe Price account number or a checking account or credit card number (collectively, "IDENTITY INFORMATION"). As a financial services firm and employer, TRP has Identity Information concerning a variety of individuals, including retail customers and retirement plan participants, employees, independent contractors, and temporary workers.

     In order to align our policies with state laws, we restrict certain electronic transmissions and storage of Identity Information, unless it is encrypted.

     o Associates may not send an email or attachment outside of T. Rowe Price that contains Identity Information of another person unless the email/attachment is encrypted. Emails that travel through the Internet (which is the case with emails sent outside TRP) are not encrypted. Also, password protection alone of attachments is not sufficient. However, there are several types of email channels that are secure and can be used:

          o    Internal emails (these go through TRP's internal network);

          o Messages that are sent and received as part of a secure online account access session (E.G., email sent to a customer's Message Center viewable during on- line access); and

          o Emails sent to a party that has enabled a domain encrypted email service with T. Rowe Price.

     o Associates may not store Identity Information of another person on an unencrypted laptop, CD, "thumb" drive, or other portable device. Password protection alone is not sufficient. Laptops and Blackberries issued by T. Rowe Price are encrypted. (2)

Associates should contact the Help Desk if assistance is needed with coordinating an email encryption process with a business partner, to arrange for a CD to be encrypted, to obtain encrypted thumb drives, or with other questions about these encryption requirements. Exceptions may be made only after consultation with the Legal Department.

RECORD RETENTION

TRP is required to produce, maintain and retain various records, documents, and other written (including electronic) communications pursuant to various federal and state laws and regulations,

----------
(2) For Blackberries, contacts/address books are not encrypted at this time due to significant interference with performance. Therefore, Associates may not store Identity Information of another person in contacts/address books.


                                      8-5
and all associates at T. Rowe Price are responsible for adhering to the firm's record maintenance and retention policies.

DESTRUCTION OF RECORDS

All associates at T. Rowe Price must use care in disposing of any Nonpublic Customer Information. Confidential paper records should be discarded using secure recycling bins. General Services should be contacted for instructions regarding proper disposal when a significant quantity of material is involved.

T. Rowe Price has set up procedures so that electronic data stored on physical equipment issued by the firm, such as computer hard drives, mobile devices, are destroyed based upon internal protocols. For example, computer hard drives are erased according to federally suggested guidelines prior to redeployment or conveyance to a third party. Non-functional hard drives are physically destroyed, rendering them useless. Tapes failing media validation routines are physically destroyed by a specialist third party organization that provides certification of destruction back to T. Rowe Price. Tapes that will be re-used are wiped of all data prior to reuse.

Data files stored on file servers are subject to standardized back-up and recovery cycles. Retention of individual files is determined by the owner of the data and also can vary depending upon the nature of the data and its regulatory requirements. For example, certain categories of emails are subject to specific regulation regarding retention and destruction and protocols designed to adhere to these standards have been implemented firm-wide.

DEALINGS WITH THIRD PARTIES

Generally, T. Rowe Price will not disclose Nonpublic Customer Information to unaffiliated third parties unless in connection with processing a transaction, servicing an account, or as otherwise permitted by law. TRP also is permitted to provide information to others as the customer has specifically directed, such as to the customer's accountants or consultants. Associates will consult with managers or supervisors for any proposed disclosure which does not fall into one of the above categories. Questions will be elevated to the Legal Department as needed. Associates will not divulge any Nonpublic Customer Information or the existence of customer relationships to anyone outside of the firm, including disclosing to families or friends, except as noted above to process a transaction, service an account, or as otherwise permitted by law. For example, associates shall not supply a third party with anything showing actual customer information for the purpose of providing a "sample" (E.G., for software testing or problem resolution) without explicit approval from the Legal Department.

At times, in an effort to obtain confidential information, third parties will assert that they are entitled to certain information pursuant to a subpoena or some other legal process or authority. Because there can be various issues that may affect the validity of such demands, no records or information concerning customers shall be disclosed unless specifically directed by the Legal Department. Any such demands for information should be promptly referred to the Legal Department.


                                      8-6

RETENTION OF THIRD PARTY ORGANIZATIONS BY TRP

T. Rowe Price may on occasion use third party organizations ("THIRD PARTIES") to provide support services to the firm (E.G., consultants, systems vendors). Whenever T. Rowe Price hires Third Parties to provide support services, Nonpublic Customer Information may be provided to the third parties only for the purposes for which they are retained. Therefore, it is important that in retaining such third parties, T. Rowe Price has contractual representations from each Third Party that preserves the confidentiality of Nonpublic Customer Information and, where deemed appropriate, enables T. Rowe Price to verify compliance with contractual representations. Accordingly, no Third Parties shall be retained to deal with or have access to Nonpublic Customer Information unless the Legal Department has determined that there are adequate contractual provisions in place. All non-standard contracts relating to supplying or using Nonpublic Customer Information should be submitted to the Legal Department for review; a standard Nondisclosure Agreement is available from the Legal Department.

T. Rowe Price also utilizes a risk based process with many of its Third Parties to understand a Third party's practices to help ensure that appropriate safeguards are in place (E.G., review of Third Party with access to significant volumes of Nonpublic Customer Information). The review of a Third Party is spearheaded by the appropriate vendor relationship manager and includes obtaining an understanding of the Third Party's control environment in protecting confidential information, following up with the Third Party to address noted concerns (if any), and ensuring that appropriate contractual standards are in place.

POTENTIAL RELEASE OF NONPUBLIC CUSTOMER INFORMATION

When there has or may have been a release of Nonpublic Customer Information to anyone not authorized to receive such information or when Nonpublic Customer Information is missing, it is important that the incidents be reported and investigated promptly. T. Rowe Price has implemented a centralized reporting and escalation process (E.G., reporting to supervisor and specified Help Desk area). This process is designed to investigate reported incidents efficiently, recommend improvements to reduce future errors, and to communicate with customers where appropriate under the firm's business practices or where required by law. In addition to utilizing the centralized reporting process, to the extent that an associate's business unit has adopted additional procedures, such as reporting to specified persons in the business unit, the associate shall follow the business unit's procedures as well.







                                      8-7

                           CODE OF ETHICS AND CONDUCT
                                       OF
                           T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                                     INDEX

Access Persons ...........................................................   5-3
Activities, Political ....................................................  2-13
Adviser Act Requirements for Supervised Persons ..........................   1-3
Advisory Board Membership for Profitmaking Enterprise ....................   2-5
Allocation Policy ........................................................   2-1
Annual Compliance Certification ..........................................   2-1
Annual Disclosure by Access Persons ......................................  5-30
Anti-Bribery Laws and Prohibitions Against Illegal Payments ..............   2-1
Anti-Money Laundering ....................................................   2-2
Antitrust .............................................................. 2-2,2-1
Appropriate Conduct ......................................................   2-2
Assets, Protection of Corporate ..........................................  2-15
Beneficial Ownership, Definition of ......................................   5-5
Charitable Contributions .................................................   2-2
Chief Compliance Officer ...........................................  Appendix A
Circulation of Rumors ....................................................  2-17
Client Limit Orders ......................................................  5-26
Client/Vendor Company Stock, Investment in ...............................   2-6
Clients, Shareholders and Brokerage Customers ............................   2-7
Clients' Accounts and Company Records ....................................   2-9
Code Compliance Section ..................................................   1-1
Code of Ethics and Conduct, Compliance with ..............................   1-4
Code of Ethics and Conduct, Persons and Entities Subject to ..............   1-2
Code of Ethics and Conduct, Purpose of ...................................   1-1
Code of Ethics and Conduct, Questions Regarding ..........................   1-5
Commodity Futures Contracts ..............................................  5-10
Compliance Procedures, Funds and Federal Advisers ........................   1-4
Computer Security .....................................................  2-4,6-1
Conduct, Standards of, Price Group and its Personnel .....................   2-1
Confidentiality/Privacy ...............................................  2-7,8-1
Conflicts of Interest ....................................................   2-4
Contracts for Difference .................................................  5-26
Contributions, Political .................................................  2-13
Corporate Assets, Protection of ..........................................  2-15
Crowdfunding .............................................................  5-15
Currency Trading .........................................................  5-10
Destruction of Records ...................................................  2-15
Donor-Advised Funds, Transactions in .....................................  5-10
Drug Policy ..............................................................  2-10
Employee Likenesses, and Information, Use of .............................  2-11
Employment of Former Government Employees ................................  2-11
Encryption ...............................................................   8-4
Equal Opportunity ........................................................  2-10
Excessive Trading, Mutual Funds Shares ...................................   5-2

Exchange-Traded Funds ("ETFs") ...........................................  5-11
Exchange-Traded Index Options ............................................  5-26
Executor, Service as .....................................................  2-18
Expense Payments and Reimbursements ......................................   2-9
Fees, Referral ...........................................................  2-16
Fiduciary, Price Advisers' Status as a ................................  1-2,5-1
Financial Reporting ......................................................  2-10
Financial Service Firms, Relationships with ..............................   2-6
Front Running ............................................................   5-1
Gambling Related to Securities Markets ...................................  5-29
General Policy Statement .................................................   1-1
Gifts and Entertainment ............................................... 2-10,3-1
Global Investment Performance Standards ("GIPS") .........................  2-12
Government Employees, Employment of Former ...............................  2-11
Harassment and Discrimination, Policy Against ............................  2-11
Health Insurance Portability and Accountability Act of 1996 ("HIPAA") ....   2-9
Illegal Payments .........................................................   2-1
Independent Directors of Price Funds, Reporting ..........................  5-21
Independent Directors of Price Group, Reporting ..........................  5-23
Information Barrier ......................................................   4-9
Information, Release to the Press ........................................  2-16
Initial Public Offerings .................................................  5-14
Inside Information .................................................... 2-12,4-1
Insider Trading and Securities Fraud Enforcement Act ..................  4-1,5-1
Interest, Conflicts of ...................................................   2-4
Internal Operating Procedures and Planning ...............................   2-7
Internet, Access to ......................................................   6-6
Investment Advice ........................................................   2-8
Investment Clubs ..................................................... 2-12,5-24
Investment Personnel .....................................................   5-4
Investment Research ......................................................   2-8
Large Issuer/Volume Transactions .........................................  5-25
Litigation, Past and Current .............................................  2-12
Lobbying .................................................................  2-15
Margin Accounts ..........................................................  5-24
Market Timing, Mutual Fund Shares ........................................   5-2
Marketing and Sales Activities ...........................................  2-12
Mutual Fund Shares, Excessive Trading of .................................   5-2
myTRPcompliance ..........................................................  5-16
NASDAQ Requirements ......................................................   1-4
Non-Access Persons .......................................................   5-4
Nonprofitmaking Organizations, Service with ..............................   2-5
Options and Futures ......................................................  5-26
Outside Business Activities ..............................................  2-12
Payments, Illegal ........................................................   2-1
Personal Representative, Service as ......................................  2-18
Personal Securities Holdings, Disclosure of by Access Persons ............  5-30
Political Action Committee ("PAC") .......................................  2-13
Political Activities and Contributions ...................................  2-13
Press, Release of Information to the .....................................  2-16
Price Funds Held on Price Platforms or Through TRP Brokerage .............  5-13
Price Group Stock, Transactions in .......................................   5-6
Price Group, Standards of Conduct ........................................   2-1

Prior Transaction Clearance Denials, Requests for Reconsideration ........  5-17
Prior Transaction Clearance of Securities Transactions
   (other than Price Group stock) ........................................  5-13
Privacy Policies and Procedures ..........................................   8-1
Private Placement, Investment In .........................................  5-15
Professional Designations ................................................  2-15
Profitmaking Enterprises, Relationships with .............................   2-4
Program for Charitable Giving, Transactions in ...........................  5-10
Protection of Corporate Assets ...........................................  2-15
Publications .............................................................  2-18
Quality of Services ......................................................  2-15
Questions Regarding the Code .............................................   1-5
Rating Changes on Security ........................................... 5-17,5-25
Record Destruction .......................................................  2-15
Record Retention .........................................................  2-15
Referral Fees ............................................................  2-16
Regulation FD ............................................................   4-7
Release of Information to the Press ......................................  2-16
Reportable Funds .........................................................  5-12
Reporting by Independent Directors of Price Group ........................  5-23
Reporting by Independent Directors of the Price Funds ....................  5-21
Reporting Violations .....................................................  2-17
Reporting, Financial .....................................................  2-10
Reporting, Price Group Stock Transactions ................................   5-8
Reporting, Securities Transactions (other than Price Group stock)
   (not Independent Directors) ...........................................  5-18
Restricted List ..........................................................   4-9
Retention of Code ........................................................   1-1
Retention, Record ........................................................  2-15
Rule 10b5-1 ..............................................................   4-6
Rule 10b5-2 ..............................................................   4-3
Sales and Marketing Activities ...........................................  2-12
Sanctions ........................................................  1-1,1-2,5-31
Sarbanes-Oxley Attorney Reporting Requirements ...........................  2-17
Sarbanes-Oxley Codes .....................................................   1-4
Sarbanes-Oxley Whistleblower Procedures ..................................  2-17
Section 529 College Savings Plans, Reporting ......................... 5-13,5-20
Securities Accounts, Notifications of ....................................  5-18
Securities Transactions, Reporting of (other than Price Group stock)
   (not Independent Directors) ...........................................  5-18
Services, Quality of .....................................................  2-15
Short Sales ..............................................................  5-27
Sixty (60) Day Rule ......................................................  5-28
Social Media .............................................................  2-18
Software Programs, Application of Copyright Law ..........................   6-7
Speaking Engagements .....................................................  2-18
Standards of Conduct of Price Group and its Personnel ....................   2-1
Statement, General Policy ................................................   1-1
Supervised Persons, Adviser Act Requirements for .........................   1-3
Supervised Persons, Definition of ........................................   1-2
Supervision of Requests Regarding Charitable Contributions ...............   2-2
Temporary Workers, Application of Code to .............................. 1-2,5-3
Termination of Association, Understanding as to Accounts and Records .....   2-9
Trading Activity, Generally ..............................................  5-25
Trading Activity, Mutual Fund Shares .....................................   5-2
Trading Price Funds on Price Platforms/Brokerage .........................  5-13

Trustee, Service as ......................................................  2-18
Use of Employees' Likenesses and Information .............................  2-11
Vendors, Relationships with Potential ....................................   2-6
Violations, Responsibility to Report .....................................  2-17
Waiver for Executive Officer, Reporting of ...............................   1-4
Watch List ...............................................................   4-9
Whistleblower Procedures, Sarbanes-Oxley .................................  2-17